11,971,942 SHARES OF COMMON STOCK

                                       OF

                                 EUROTECH, LTD.

      This prospectus relates to the resale of shares of our common stock. The shares may be sold by certain of our existing shareholders. We will not receive any proceeds from the sale of the common stock.

      Our common stock is traded on the Bulletin Board under the symbol "EURO." The last sale price for our common stock, as reported on the Bulletin Board on September 3, 1999, was $1.18.

      We will bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the common stock being offered by this prospectus.

                              --------------------

             INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK
      FACTORS" STARTING ON PAGE 6. Some of the Risks you face in investing in our common stock are:

            We have a limited operating history and have not generated revenues to date.

            We have a high level of debt and a significant accumulated Stockholders' deficit.

            Our marketing and sales program is highly dependent on Negotiating and entering into agreements with third parties. To date, we have not entered into any definitive agreements with third parties.

            Because we have a limited operating history, there can be no assurance that our technologies and products will be accepted in the marketplace.

            The proceeds from the sale of these shares will not be available to us.

                              ---------------------

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR
        DISAPPROVED OUR SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
                              TRUTHFUL OR COMPLETE.
                 IT'S ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                              --------------------

                               September 30, 1999

The information in this prospectus might change. This prospectus isn't an offer to sell our common stock - and doesn't solicit offers to buy - in any state where the offer or sale isn't permitted.

                               PROSPECTUS SUMMARY

      The following summary contains basic information about Eurotech and this prospectus. It likely does not contain all the information that is important to you. For a more complete understanding, we encourage you to read the entire document and the documents referred to in this prospectus, including the financial statements and related notes.

      In this prospectus, the words "Eurotech," "Company," "we," "our," and "us" refer to Eurotech, Ltd.

The Company

      Eurotech is a development stage, technology transfer, holding and management company formed to commercialize new, existing but previously unrecognized or classified technologies. Our current emphasis is on technologies developed by prominent research institutes and individual researchers in the former Soviet Union and Israel.

      Since our formation, we have acquired selected technologies through equity investments, assignments and licensing arrangements. While we intend to continue identifying, monitoring, reviewing and assessing new technologies, our primary focus will be on commercializing four of our present technologies. The four present or Principal Technologies we intend to commercialize are:

      o Silicon Compound Technology, EKOR, which is a silicon-based Material for the conservation and containment of ecologically hazardous radioactive materials;

      o Hybrid Non-isocyanate Polyurethane, HNIPU, which is a Modified polyurethane that does not contain the toxic isocyanates used in the production process of conventional polyurethane;

      o     Liquid Ebonite Material, LEM, which is a synthetic rubber; and

      o     Rubber concrete, RubCon, which is a rubber-based concrete.

      Currently, we intend to devote our business focus and resources primarily to the marketing of the Principal Technologies. We have initiated a marketing program for the Principal Technologies, and have initiated discussions with a number of prominent potential users of the technologies. Our objective is to enter into negotiation and execution of licensing and/or joint venture, marketing and other agreements with potential users. To date, we have not generated any revenues from our operations, or entered into any definitive agreements related to the Principal Technologies.

      Our executive office is located at 1216 16th Street, N.W., Washington, D.C.,20036.

The Offering

Capital Stock Offered by  the
  Selling Shareholders..........    11,971,942 shares of common stock.

Capital Stock Outstanding
  Before Offering(1)............    30,770,692 shares of common stock.

Capital Stock Outstanding
  After Offering (2)............    33,846,193 shares of common stock.

Use of Proceeds.................    We will not receive any proceeds from the
                                    sale of any of the common stock.

Risk Factors....................    The common stock offered under this
                                    Prospectus is speculative and very risky.
                                    You should carefully consider the risk
                                    factors contained in this prospectus before investing. See the Risk Factors Section for a more complete discussion of the risks associated with investment in the common stock.

(1)  Common shares as of June 30, 1999,                              23,149,454

     Add: Common shares sold privately after June 30,1999.            3,000,000

     Add: Common shares issued to directors, officers and
          consultants                                                    91,288

     Add: Common Shares issued in exchange for certain                4,530,000
          shares of Kurchatov Research Holdings Ltd

              Total Shares Outstanding Before Offering               30,770,692

(2)  Total common shares as of September 29, 1999                    30,770,692

     Add:  Common shares registered for exercise of                   1,276,250
           Warrants.

     Add:  Common shares registered for holders of                   10,827,692
           convertible debentures

     Less: Common shares registered for warrants                       (320,000)
           held by holders of convertible debentures

     Less: Common shares registered for existing                     (1,087,203)
           restricted common shares held by debentures holders.

              Total Shares Outstanding After Offering                41,467,431

                             SELECTED FINANCIAL DATA

      The selected financial data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 are derived from and should be read in conjunction with our audited financial statements and notes thereto included elsewhere in the prospectus. The selected financial data for the six months ended June 30, 1999 are derived from and should be read in conjunctions with our unaudited financial statements included elsewhere in the prospectus. In the opinion of management, the unaudited financial statements include all material adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the financial position and results of operations for the period. The data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes appearing elsewhere in the prospectus.

Statement of Operations Data

                                                                                                                        For the Six
                                                                                                                             Months
                                                                      For the Years Ended December 31,                        Ended
                                                              1996                 1997                1998           June 30, 1999
                                                                                                                        (unaudited)
                                                           ------------        ------------        ------------        ------------
REVENUES                                                   $                   $                   $                   $

                                                           ------------        ------------        ------------        ------------
OPERATING EXPENSES:
  Research and development                                    1,170,782           1,007,671           1,039,591             493,149
  Consulting fees                                               277,363             553,295             293,323             317,486
  Compensatory element of stock
  issuance pursuant to
  consulting agreements                                       1,209,477             839,550             422,200             660,088
  Other general and administrative
  expenses                                                      547,447           1,262,067           1,263,174             397,552

                                                           ------------        ------------        ------------        ------------
TOTAL OPERATING EXPENSES                                      3,205,059           3,662,583           3,018,288           1,868,275

                                                           ------------        ------------        ------------        ------------
OPERATING LOSS                                               (3,205,059)         (3,662,583)       $ (3,018,288)         (1,868,275)
                                                           ------------        ------------        ------------        ------------
OTHER EXPENSES:
  Interest expense                                         $     43,422        $    270,740        $    552,971        $    341,107
  Amortization of deferred
  and unearned
  financing costs                                               228,502           8,507,919           4,242,884             292,413
                                                           ------------        ------------        ------------        ------------
TOTAL OTHER EXPENSES:                                           271,924           8,778,659        $  4,795,855             633,520
                                                           ------------        ------------        ------------        ------------
NET LOSS                                                   $ (3,476,983)       $(12,441,242)       $ (7,814,143)       $ (2,501,795)
                                                           ============        ============        ============        ============
BASIC AND DILUTED LOSS PER SHARE                           $      (0.23)       $      (0.71)       $      (0.40)       $      (0.12)
                                                           ============        ============        ============        ============
WEIGHTED AVERAGE COMMON SHARES
USED IN BASIC AND DILUTED
LOSS PER SHARE                                               14,808,000          17,580,711          19,323,098           20,622,70
                                                           ============        ============        ============        ============

                                                     For the
                                                     Period from
                                                     Inception
                                                     May 6, 1995 to June 30,1999
                                                     (unaudited)

REVENUES                                             $
                                                     ------------
OPERATING EXPENSES:
  Research and development                              3,923,254
  Consulting fees                                       1,708,357
  Compensatory element of stock issuance pursuant
  to consulting agreements                              3,131,315
  Other general and administrative expenses             3,504,505
                                                     ------------
TOTAL OPERATING EXPENSES                               12,267,431
                                                     ------------
OPERATING LOSS                                        (12,267,431)
                                                     ------------
OTHER EXPENSES:
  Interest expense                                      1,208,240
  Amortization of deferred and unearned financing
  costs                                                13,271,718
                                                     ------------
TOTAL OTHER EXPENSES:                                  14,479,958
                                                     ------------
NET LOSS                                             $ 26,747,389
                                                     ============

Balance Sheet Data

                                                                  1996               1997              1998                1999
                                                              ------------       ------------       ------------       ------------
Working Capital                                               $ (1,809,237)      $ (2,156,537)      $ (1,933,751)      $ (2,973,839)
Total assets                                                  $    617,492       $    952,243       $     76,403       $    232,340
Total liabilities                                             $  2,292,316       $  5,801,966       $  8,911,809       $  9,338,445
Deficit accumulated during the development stage              $ (3,990,209)      $(16,431,451)      $(24,245,594)      $(26,747,389)
Total stockholders' (deficiency)                              $ (1,674,724)      $ (4,849,723)      $ (8,835,406)      $ (9,570,785)

                                  RISK FACTORS

Please carefully consider the risk factors before deciding to invest in the common stock:

We have a limited operating history and anticipate incurring significant losses through 1999.

      Our limited operations to date have consisted primarily of identifying, monitoring, reviewing and assessing technologies for their commercial applicability. We are subject to all of the business risks associated with a new enterprise, including,

      o     risks of unforeseen capital requirements,

      o     failure of market acceptance of our products and technologies,

      o     failure to establish business relationships with third parties,

      o competitive disadvantages as against larger and more established companies. We anticipate incurring significant operating losses through 1999. We may incur additional losses thereafter, depending upon:

      o     our ability to consummate any or a sufficient number of

      o working arrangements or licenses with third parties and the operation and financial success of any projects which are and our potential working partners may be awarded.

      We have had no meaningful revenues to date. While our management believes that we will recognize revenues during 1999, based on expressions of interest from third parties to acquire licenses and enter into agreements to use the Principal Technologies, there can be no assurance as to when or whether we will be able to commercialize our products and technologies and realize any revenues. Our products and technologies have never been utilized on a large-scale commercial basis. Our ability to operate the business successfully will depend on a variety of factors, many of which are outside our control, including:

      o     competition,

      o     cost and availability of raw material supplies,

      o changes in governmental (including foreign governmental) initiatives and requirements,

      o     changes in domestic and foreign regulatory requirements, and

      o     costs associated with equipment development, repair and maintenance.

Our independent public accountants and the notes to our financialstatements included in this prospectus state that the continuation of our business as a going concern depends on, among other things:

      o obtaining of additional funds to complete the commercialization of our present technologies,

      o     the generation of significant future revenues and income, and

      o     market acceptance of our technologies.

We will need additional monies to continue our business. The raising ofadditional monies may significantly dilute your ownership percentage interest in us.

      Our future capital requirements could vary significantly and will depend on certain factors. Many of these factors are not within our control. These include the:

      o existence and terms of any collaborative arrangements with third parties;

      o     ongoing development and testing of our products;

      o     existence and terms of any licensing and/or joint venture

      o     agreements for the marketing and sales of our Principal
            Technologies; and

      o     the availability of financing.

      In addition, the continuation of our business will require significant capital resources for the commercialization of our present technologies. To the extent we raise additional capital by issuing equity securities, holders of our equity securities will be diluted.

      No assurance can be given that we will successfully obtain any further working capital or complete any further offerings of our securities. Also, we don't know if the monies we raise will be sufficient or that it will not cause substantial dilution to you. Further, we can't assure that we will be successful in the marketing of our technologies.

We have a high level of debt which we may have difficulty paying.

      As of June 30, 1999 we had $6,660,000 of long term debt outstanding, consisting of the unpaid principal amounts of our $3,000,000, $3,000,000 and $1,000,000 8% Convertible Debentures due March 20, 2000, February 23, 2001 and July 20, 2001, respectively.

You face substantial dilution of your equity ownership percentage if our convertible debentures are converted.

      As part of the convertible debenture financing, we issued warrants to purchase shares of our common stock. Also, as part of our July 1998 Convertible Debentures financing, we modified certain of our prior financing agreements eliminating the conversion price "floor" attendant to the debentures. Without the conversion price "floor", we are not able to determine the number of shares the debentures may be converted into. Accordingly, there exists a possibility of substantial dilution of your equity ownership upon conversion of all or any portion of the debentures. For an illustration of the potential dilution, please see note 11 to the financial statements included in this prospectus.

We face substantial risk in attempting to do business in Russia and the Ukraine.

Political and Social Risks

      In recent years, Russia and Ukraine each have been undergoing a substantial political and social transformation from centralized communism to the early stages of pluralist democracy. As part of this process, the former centrally controlled, command economies of Russia and Ukraine have been subject to various reforms intended to lead to generally apitalist, market-oriented economies. There can be no assurance that the political and economic reforms necessary to complete these transformations will continue, or if they continue, will be successful. In their present stages, the Russian and Ukrainian political and economic systems are characterized by a proliferation of political parties. The Russian and Ukrainian political and economic systems are also vulnerable to their respective populations' dissatisfaction with reform, economic dislocations, social and ethnic unrest, and changes in governmental policies and decisions. Any of these factors could have a material adverse effect on the private or governmental availability of hard currency, currency exchange rates, the private ownership of businesses and other enterprises, the social distribution of wealth, the private ownership and alienality of tangible and intellectual property, and the availability of construction materials and equipment. Any of these events could have a materially adverse effect on us.

      As part of the reforms being instituted in Russia and Ukraine, both countries have enacted legislation to protect private property against expropriation and nationalization. However, because of lack of experience in enforcing these provisions, and because of the potential political changes that could occur in the future, we can't assure you that these protections will be enforced in the event of an attempted expropriation or nationalization of the EKOR intellectual property rights would have a material adverse effect on us. In particular, the EKOR compound technology was developed by the I.V. Kurchatov Institute ("Kurchatov"), a Russian, state-controlled scientific research and development institute, and the Euro-Asian Physical Society ("EAPS"), a professional society in Russia, which through a series of assignments have, ultimately, assigned the EKOR compound intellectual property rights to us. No assurance can be given that any of these governmental, governmentally controlled, or governmentally affiliated entities would legally resist an attempted expropriation or nationalization, either of which, if successful, would have a materially adverse impact on us.

      Also, the relative political instability of Russia and the Ukraine could result in major changes in their respective governments, present reform policies or rejection of the same, any of which may have a material adverse effect on us. We can't assure you that such developments will not occur either in Russia or Ukraine.

      The political and economic changes that have occurred in Russia and Ukraine in recent years have resulted in significant dislocations of political and governmental authority caused by the collapse of their, respective, previous governmental structures and political systems. New political and governmental systems are only beginning to take form in Ukraine and Russia. Furthermore, significant unemployment in Russia and Ukraine, the influx of unemployed persons into major Russian cities, significant wage arrearages in Ukraine and Russia, and the existence of poorly paid police forces in both countries have led to significant increases in crime in Russia and Ukraine. Significant levels of organized criminal activity exist in large metropolitan areas of both countries. While President Yeltsin of Russia and President Kuchma of Ukraine have instituted anti-crime and anti-corruption programs, such measures are of recent origin and have achieved minimal and uncertain results. We can't assure you that the levels of crime and corruption in Russia and Ukraine will be curbed or otherwise brought under control, and no assurance can be given that the social and economic dislocations caused by high rates of organized and other crime and of official corruption will not in the future have a material adverse impact on us.

      In both Ukraine and Russia state-controlled and, more recently, privately-owned enterprises have often failed to pay full salaries to their employees, and in some instances have not paid salaries at all for extended periods of time. This, in conjunction with historically high rates of inflation and escalating costs of living in both countries, could lead in the future to labor and social unrest. Unrest could have political, social and economic consequences including increased support for a return to centralized governments, a climate hostile to foreign investment and increasing levels of violence, any of which could have a material adverse impact on us.

Economic Risks

      Along with the institution of political reforms, the Ukrainian and Russian governments have been attempting to create and implement policies of economic reform and economic stabilization, and to create legal structures intended to promote private, market-based activities, foreign trade and foreign investment. Although these policies have met with some success in both countries, we can't assure you that they, or similar policies will continue to be supported and pursued, or that if supported and pursued, will be successful.

      Despite the implementation of economic reform policies, the Russian economy and the Ukrainian economy are characterized by declining gross domestic production, significant inflation, increasing rates of unemployment and underemployment, unstable currencies, and high levels of governmental debt as compared to gross domestic production. The prospect of wide-spread insolvencies and the collapse of various economic sectors exists in both countries. Additionally, in both Russia and Ukraine there is a general lack of consensus as to the rate, extent and substantive content of economic reform. We can't assure you that either Russia or Ukraine in the future will remain receptive to foreign investment or market-oriented economies. We can't assure you that the economy of either country will improve.

      Ukrainian and Russian businesses have limited experience operating in free market conditions, and compared with Western businesses have limited experience with entering into contracts and performing contractual obligations. Additionally, Ukrainian and Russian governmental agencies, as well as Ukrainian and Russian business enterprises, have limited experience with the substantive content and detail typical of Anglo-American and other Western contracts. Accordingly, the detailed agreement to perform specified contractual obligations in many instances may be contained in a series of written approvals, consents and the like from various governmental and quasi-governmental bodies, as well as from business companies, that accompany a formal contract. Legal reforms have only been recently instituted in Russia and Ukraine to interpret and enforce contractual obligations on principles similar to those of the legal systems of Western countries. Our expected near-term revenues substantially depend upon technology transfer and consulting fees memorialized in written contracts with Ukrainian and Russian entities. We can't assure you that such fees will be paid in the manner called for in such contracts or that enforcement of such payment obligations, if not performed fully or at all, will be successful in Russian or Ukrainian courts.

We can't assure you that we will enter into joint venture agreements, licenses, collaborative agreements or contracts.

      Presently, our primary business strategy is entering into joint ventures and licenses for the marketing and sale of our Principal Technologies. Also, we anticipate entering into collaborative agreements that allow us to bid on nuclear waste and contamination remediation projects. There can be no assurance that we will enter into any definitive project agreements, licenses or joint ventures for the marketing and sale of our Principal Technologies.

We are uncertain as to whether we would be able to enforce our agreements with Israeli companies.

      Hybrid non-isocyanate polyurethane, one of our Principal Technologies, and three of our other technologies, (i) Electromagnetic Separation Technology, (ii) Powdered Metallurgy Technology and (iii) Continuous Combustion Synthesis Technology, were acquired by us in accordance with informal agreements in principle with three Israeli technology companies. Generally the agreements provide for our investment in and receipt of equity in technology research and development projects sponsored by the respective company and selected by us.

      Those agreements in principle are not in writing, are informal arrangements between us and the companies, and are not enforceable as against any of the entities. As a result, although we have entered into written investment and other agreements in the case of each of the foregoing technologies, none of the entities is obligated to permit us to invest in and/or acquire any further entity-sponsored research and development projects. Accordingly, our opportunity to acquire and commercialize entity-sponsored technologies may be limited to the foregoing technologies only.

Because we have a limited operating history, we don't know if the market will accept our products and technologies.

      Many potential users of the EKOR compound have already committed substantial resources to other forms of radioactive contaminant remediation and environmentally clean energy production. Our growth and future financial performance in large measure will depend on demonstrating to prospective licensees, joint venturers, collaborative partners and users the advantages of the EKOR compound, and our other Principal Technologies over alternative products and technologies. There can be no assurance that we will be successful in any of these efforts.

We face unknown environmental liability risks, and we don't carry environmental liability insurance.

      Our radioactive contaminant technology is subject to numerous national and local laws and regulations relating to the storage, handling, emission, transportation and discharge of such materials, and the use of specialized technical equipment in the processing of such materials. There is always the risk that such materials might be mishandled, or that there might be equipment or technology failures; the failures could result in significant claims for personal injury, property damage, and clean-up or remediation. Any claims against us could have a material adverse effect on us. We do not presently carry any environmental liability insurance, and may be required to obtain such insurance in the future in amounts that we can't presently determine. We can't assure you that such insurance will provide coverage against all claims. Also, we can't assure you that claims made against us will not be greater than our insurance coverage. These type of events could have a material adverse effect on us.

We are subject to significant competition and the existence or development of preferred technologies.

      The near-term, primary markets for our products and technologies are principally chemical manufacturing and radioactive contamination containment, remediation and transportation. Mid-term markets are expected to continue in these industries. We have limited experience in marketing our products and technologies and, other than in connection with the remediation of Reactor 4 at the Chernobyl Nuclear Power Plant, intend to rely on licenses and joint ventures with major international chemical and other companies for the marketing and sale of our Principal Technologies. In contrast, other private and public sector companies and organizations have substantially greater financial and other resources and experience than we do. Competition in our business segments is typically based on product recognition and acceptance, price, and marketing and sales expertise and resources. Any one or more of our competitors or other enterprises not presently known to us may develop technologies and/or products which are superior to ours, significantly underprice our products and technologies, and/or more successfully market existing or new competing products and technologies. To the extent that our competitors are able to accomplish any of the foregoing, our ability to compete could be materially and adversely affected.

We don't know if monies will be made available to fund remediation of Reactor 4.

      Coordination and management of the formal selection of contractors and technologies for studies relating to the ChNPP Reactor 4 remediation project has been delegated to the European Bank of Reconstruction and Development ("EBRD"). Contractors, as well as the technology to be used in connection with the remediation project will be determined on the basis of submitted bids, to be passed on by EBRD and management of the ChNPP. EBRD has appointed a consortium of Bechtel, Electricite de France and Batelle, a not for profit U.S. company which operates Pacific Northwest National Laboratories, a research entity located in the State of Washington and funded, in part, by the U.S. Department of Energy, to review the technical aspects and feasibility of the various proposals and bids received. It is presently expected that EBRD, through G-7 funds, will provide the financing for the actual remediation project. We can't assure you that these funds will actually be available.

We can't predict whether our proprietary technology and patents will be protected.

      Of our present technologies, U.S. patent protection has been sought for the EKOR compound material, HNIPU, modified polyurethene, LEM, a synthetic rubber, and a powdered metallurgy technology. Foreign patent protection has been sought for a coatings and a continuous combustion synthesis technology. On March 23, 1999, EAPS received a patent on the process for the manufacture of the EKOR compound from the US Patent and Trademark Office, Patent No. 5,936,000. The Company also owns Patent No. 5,880,203 issued on May 28, 1998 for adhesive composition. We can't assure you that:

      o     any of our pending or future patent applications will be approved;

      o we will develop additional proprietary technology that is patentable;

      o any patents issued to us will provide us with competitive advantages;

      o     or will not be challenged by third parties;

      o the patents of others will not have an adverse effect on our ability to conduct our business; or

      o one or more of our technologies will not infringe on the patents of others.

      We can't assure you that others will not independently develop similar or superior technologies, duplicate any of our processes, or design around any technology that is patented by us.

      It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to its products. There can be no assurance that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. We could incur substantial costs in defending ourselves in suits brought against us on our patents or in bringing patent suits against other parties.

      We also rely on trade secrets, proprietary know-how and technology which we seek to protect, in part, by confidentiality agreements with our prospective working partners and collaborators, employees and consultants. We can't assure you that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

The price of our common stock is influenced by many factors.

      Prices for our common stock will be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and our products, and general economic and market conditions. The market price of our common stock may also be significantly influenced by factors such as the announcement of new projects by us or our competitors and quarter-to-quarter variations in our results of operations.

Because our common stock price is below $5.00, we are subject to additional rules and regulations.

      The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. Our common stock presently is a "penny stock". Because our stock is a "penny stock", it is subject to rules that impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors. There can be no assurance that the common stock will trade for $5.00 or more per share, or if so, when. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our common stock and may affect the ability of the selling shareholders in this prospectus to sell the common stock in a secondary market.

      Although we desire to list the common stock on the Nasdaq SmallCap Market, there can be no assurance that we will ever qualify.

      In order to qualify for initial listing on the Nasdaq SmallCap Market a company must, among other things, have:

      o     at least $4,000,000 in net tangible assets;

      o     a $5,000,000 "public float"; and

      o     a minimum bid price for its securities of $4.00 per share.

For continued listing on the Nasdaq SmallCap Market, a company must:

      o     maintain $2,000,000 in net tanagible assets, and

      o     a $1,000,000 market value of a public float.

      In addition, continued inclusion requires two market makers and a minimum bid of $1.00 per share. Failure to meet these maintenance criteria may result in the discontinuance of Nasdaq SmallCap Market listing.

      Absent Nasdaq SmallCap Market or other Nasdaq or stock exchange listing, trading, if any, in common stock will, as it presently is, continue in the "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. As a result, you may find it difficult to dispose of or to obtain accurate quotations as to the market value of the common stock.

We will not receive any monies from the sale of these shares

      We will not receive any proceeds from the sale of shares offered in this prospectus.

We may be subject to substantial regulations

      We are not aware of any U.S. or foreign laws or regulations that govern the marketing, sale or use of any of our present technologies, other than U.S., Russian and various Western European environmental safety laws and regulations pertaining to the containment and remediation of radioactive contamination and the toxicity of materials used. Based on the results of tests conducted at Kurchatov, we believe that the EKOR compound meets applicable U.S. and German regulatory standards. However, we can't assure you that more stringent standards may not in the future be adopted, which may materially increase our cost of licensing and using the EKOR compound, or prevent its use altogether. Moreover, we can't assure you that any or all jurisdictions in which we presently or in the future conduct our business will not enact laws or adopt regulations which increase the cost of or prevent us from licensing our other technologies or otherwise doing business.

We are dependent on key personnel and consultants

We are substantially dependent upon the services of our three full-time employees and our consultants. The loss of the services of ant employee or consultant without adequate replacement could have a material adverse effect upon our business. We do not have "key man".

                                 USE OF PROCEEDS

      The shares are being offered by the selling shareholders for their own accounts. We will not receive any proceeds from the sale.

                                    DIVIDENDS

      To date we have not declared or paid any dividends on our common stock and do not anticipate doing so in the foreseeable future.

                                 CAPITALIZATION

      The following table sets forth our capitalization (capital deficiency) as of June 30, 1999. Please read this with the financial statements and notes to the financial statements appearing elsewhere in this prospectus.

                                                                   As of
                                                                   June 30, 1999
                                                                   (unaudited)
                                                                   ------------

CONVERTIBLE DEBENTURES                                             $  6,660,000
                                                                   ------------
STOCKHOLDERS' DEFICIENCY:
  Preferred stock - $0.01 par value; 1,000,000
     shares authorized; -0- shares
     issued and outstanding                                        $         --
  Common stock - $.00025 par value;
    50,000,000 shares authorized;
     23,349,454 shares issued and outstanding
     at June 30, 1999, respectively                                       5,837
  Additional paid-in capital                                         17,175,640
  Unearned financing costs                                               (4,873)
  Deficit accumulated during the development stage                  (26,747,389)
                                                                   ------------
    TOTAL STOCKHOLDERS' DEFICIENCY                                   (9,570,785)

      TOTAL CAPITALIZATION                                           (2,910,785)
                                                                   ============

                 OUR MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      The following is a discussion of our financial condition, results of our operations and liquidity. Please read the following with our financial statements and notes contained in this prospectus.

      The following discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here.

Our Plan of Operation

      We are a development stage, technology transfer, holding and management company formed to commercialize new, existing but previously unrecognized or classified technologies. Our current emphasis is on technologies developed by prominent research institutes and individual researchers in the former Soviet Union and Israel.

      Since our formation, we have acquired selected technologies through equity investments, assignments and licensing arrangements. While we intend to continue identifying, monitoring, reviewing and assessing new technologies, our primary focus will be on commercializing four of our present technologies. The four present or Principal Technologies we intend to commercialize are:

      o Silicon Compound Technology, EKOR, which is a silicon-based material for the conservation and containment of ecologically hazardous radioactive materials;

      o Hybrid Non-isocyanate Polyurethane, HNIPU, which is a modified polyurethane that does not contain the toxic isocyanates used in the production process of conventional polyurethane;

      o     Liquid Ebonite Material, LEM, which is a synthetic rubber; and

      o     Rubber concrete, RubCon, which is a rubber-based concrete.

Until recently, we had been principally engaged in identifying, monitoring, reviewing and assessing technologies for their commercial applicability and potential, and in acquiring selected technologies by equity investment, purchase, assignment and licensing arrangements. Although we intend to continue identifying, monitoring, reviewing and assessing new technologies, our primary emphasis will be focused on commercializing four of our present technologies ("Principal Technologies").

We believe that the Principal Technologies are presently ready for commercialization and marketing. To that end, we have decided to devote our business activities and resources principally to the marketing and sale of the Principal Technologies. We recently have initiated a marketing and sales program for the Principal Technologies, and also has initiated discussions with a number of prominent, potential users of the technologies, with a view towards the future negotiation and execution of licensing and/or joint venture marketing and sales agreements.

We intend to operate our business by licensing our technologies to end-users and through development and operating joint-ventures and strategic alliances. To date, we have not generated any revenues from these operations.

We have not been profitable since inception and expects to incur substantial operating losses over the next twelve months. For the period from inception to June 30, 1999, we incurred a cumulative net loss of approximately $26,747,000, We expect that we will generate losses until at least such time as we can commercialize our technologies, if ever. No assurance can be given that any of our technologies can be manufactured on a large scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. Being a start-up stage entity, we are subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond our control.

Our Results of Operations

Comparison of the Six Months Ended June 30, 1999 and the Six Months Ended June 30, 1998

      We have had no revenues since inception. Consulting expenses increased from $505,000 for the six months ended June 30, 1998 to $978,000 for the six months ended June 30, 1999. The increase in consulting expense is principally the result of our increase in non-cash compensation issued to consultants and its Board of Directors and Advisory Board. Other general and administrative expenses decreased from $882,000 for the six months ended June 30, 1998, to $398,000 for the six months ended June 30, 1999, primarily due to a decrease in professional fees and other costs related to the completion of a registration statement.

      Research and development expenses decreased for the six months ended June 30,1999 to $493,000, from $560,000, for the six months ended June 30, 1998.
During 1998, we paid $187,500 to Professor Oleg L. Figovsky, Ph.D. in connection with four technology purchase agreements. These payments were charged to research and development expenses during the first quarter of 1998. Research and development expenditures for the six months ended June 30, 1999 included $221,000 related to our continuing investment in our seven Israeli technology companies and 272,000 for our German and Russian technologies.

      For the six months ended June 30, 1999 and 1998, we incurred operating losses of $1,868,000 and $1,948,000, respectively. The losses are principally due to expenses incurred in the acquisition and development of our technologies, consulting costs, general and administrative expenses and the lack of revenues.

      Other expenses, consisting of interest expense and amortization of deferred and unearned finance costs, decreased from $3,479,000 for the six months ended June 30, 1998 to $634,000 for the six months ended June 30, 1999. Amortization of deferred and unearned financing costs decreased from $3,050,000 for the six months ended June 30, 1998 to $292,000 for the six months ended June 30, 1999. The decrease in the amortization of deferred and unearned financing costs is principally attributable to portions of unearned financing costs having been fully amortized during 1998.

      We expect to incur significant losses during 1999. We anticipate that any revenue recognized in 1999 will be substantially offset by expenses incurred by us in our efforts to commercialize, sell and market our Principal Technologies.

Comparison of the Three Months Ended June 30, 1999 and the Three Months Ended June 30,1998

      Consulting expenses increased from $284,000 for the three months ended June 30,1998 to $774,000 for the three months ended June 30, 1999. The increase in consulting expense is principally the result of the increase in non-cash compensation issued to consultants and our Board of Directors and Advisory Board. Other general and administrative expenses decreased from $322,000 for the three months ended June 30, 1998, to $243,000 for the three months ended June 30, 1999, primarily due to a decrease in professional fees and other costs related to the completion of a registration statement.

      Research and development expenses decreased for the three months ended June 30,1999 to $199,000, from $253,000, for the three months ended June 30, 1998. Research and development expenditures for the three months ended June 30, 1999 included $105,000 related to our continuing investment in its seven Israeli technology companies and $94,000 for our German and Russian technologies.

      For the three months ended June 30, 1999 and 1998, we incurred operating losses of $1,216,000 and $859,000, respectively. The losses are principally due to expenses incurred in the acquisition and development of our technologies, consulting costs, general and administrative expenses and the lack of revenues.

      Other expenses, consisting of interest expense and amortization of deferred and unearned finance costs, decreased from $2,103,000 for the three months ended June 30, 1998 to $334,000 for the three months ended June 30, 1999. Amortization of deferred and unearned financing costs decreased from $1,803,000 for the three months ended June 30, 1998 to $161,000 for the three months ended June 30, 1999. The decrease in the amortization of deferred and unearned financing costs is principally attributable to portions of unearned financing costs having been fully amortized during 1998.

      We expect to incur significant losses during 1999. We anticipate that any revenue recognized in 1999 will be substantially offset by expenses incurred by us in our efforts to commercialize, sell and market our Principal Technologies.

Comparison of 1998 and 1997

      We have had no revenues since our inception. Consulting expenses decreased from $1,393,000 for the year ended December 31, 1997 to $716,000 for the year ended December 31, 1998. The decrease in consulting expense is principally the result of our reduction in the number of consultants engaged during the period and the reduction in consulting fees paid by issuances of shares of our common stock. Other general and administrative expenses for 1997 compared to 1998 remained constant.

      Research and development expenses increased during 1998 to $1,040,000, from $1,008,000, during 1997. The increase was principally attributable to (i) $187,500 paid by us to Professor Oleg L. Figovsky, Ph.D. in connection with the four technology purchase agreements, dated January 1, 1998 and April 1, 1998,and
(ii) the purchase of technology from Israeli scientists in April of 1998 for $40,000. Each of these items was charged to research and development expenses during 1998. Further, we increased our funding for development of our Principal Technologies. During 1998, development expenditures for the Israeli and Russian technologies aggregated $408,000 and $510,000, respectively, exclusive of consulting fees reported under operating expenses.

      For 1998 and 1997, we have incurred operating losses of $3,018,000 and $3,663,000, respectively. The losses are principally due to the lack of revenues and to the following expenses incurred:

      o     the acquisition and development of our technologies,

      o     consulting costs, and

      o     general and administrative expenses.

      Other expenses, consisting of interest expense and amortization of deferred and unearned financing costs, decreased from $8,779,000 during 1997 to $4,796,000 during 1998. However, interest expense increased during this period. The increase in interest expense was attributable to an increase in the amount of debt outstanding. Amortization of deferred and unearned financing costs decreased from $8,508,000 during 1997 to $4,243,000 during 1998. The decrease in the amortization of deferred and unearned financing costs is principally attributable to the issuance of shares of our common stock in 1997 valued at $4,725,000 to the unit holders of the bridge financing in connection with our failure to have our S-1 Registration Statement declared effective by the SEC by April 1, 1998. The S-1 Registration Statement was declared effective by the SEC in July 1998.

      We expect to incur significant losses during 1999. We anticipate that any revenue recognized in 1999 will be substantially offset by expenses incurred by us in our efforts to commercialize, sell and market the Principal Technologies.

Comparison of 1997 and 1996

      During 1997, consulting expenses decreased to $1,392,845 compared to $1,486,830 during 1996. Other general and administrative expenses during 1997 increased to $1,262,067 from $547,447 during 1996. The increase is principally the result of an increase of $469,000 in legal fees, recording a charge against operations of $75,000 in connection with our abandoned initial public offering, and a $90,000 increase in salaries from additions to our staff in the 1997 period, as compared to the 1996 period.

      Research and development expenses during 1997 decreased to $1,007,671 from $1,170,782 during 1996. The decrease is attributable to our having completed the initial stages of research and development related to the EKOR compound technology.

      For 1997 and 1996, we incurred operating losses of $3,662,583 and $3,205,059, respectively. These losses are principally the result of expenses incurred by us in developing the EKOR technology and our lack of revenues.

      Interest expense and amortization of deferred and unearned finance costs increased from $271,924 for 1996 to an aggregate of $8,778,659 for 1997 (of which $270,740 represents interest expense). This increase was attributable principally to $7,218,219 of financing costs, exclusive of interest expense, related to the issuance of 2,000,000 additional shares of common stock to holders of promissory notes issued in connection with a bridge financing completed in December 1996 as penalties in connection with such holders' registration rights, $367,128 of financing costs related to the issuance on November 27, 1997 of $3,000,000 principal amount of 8% Convertible Debentures, and $862,680 of financing costs related to the issuance of warrants to purchase 364,000 shares of common stock in repayment of certain shareholder loans.

Liquidity and Capital Resources

      Since our inception, our primary sources of working capital have been the net proceeds of:

      o     $842,000 from a limited offering of our common stock;

      o $2,000,000 from a bridge financing completed in 1996 and subsequently repaid;

      o     $3,000,000, $3,000,000 and $1,000,000 from private placements of our
            8% Convertible Debentures due November, 2000, February, 2001 and July, 2001, respectively;

      o     $750,000 from a private offerings of our common stock.

      The Debentures may be converted into shares of our common stock at beneficial conversion rates (please see note 11 to our financial statements included with this prospectus). During the three months ended March 31, 1999, a debenture holder exercised the conversion right under the November 27, 1997 Convertible Debenture agreement and converted principal of $310,000 and accrued interest of $31,276 into 987,201 shares of the Company's Common Stock. During the year ended December 31, 1998, a debenture holder exercised the conversion right under the November 27, 1997 Convertible Debenture agreement and converted principal of $30,000 and accrued interest of $2,194 into 100,002 shares of our common stock. Based on the bid price of our common stock at June 30, 1999, the debentures' principal currently outstanding could be converted into approximately 16 million shares of common stock.

      During the six months ended June 30, 1999, our principal source of cash was the January 1999 secured promissory notes from which we derived net proceeds of approximately $450,000, a $150,000 deposit received in connection with a proposed sale of certain sublicensing rights and proceeds of $475,000 from the sale of restricted common stock.

      On January 6, 1999, our chairman and the majority convertible debt holder provided $450,000 of short-term financing to us, evidenced by two secured promissory notes. Each secured promissory note bears interest at 13% per annum and is due January 6, 2000. The promissory notes are collateralized by our intangible assets and can be exchanged for 8% convertible debentures under terms similar to the current outstanding debentures.

      During the six months ended June 30, 1999, we received a deposit of $150,000 in connection with the proposed sale of our sublicensing rights to Resealable Container Systems and TetraPak Containers. The proposed transaction is presently in the discussion stage and to-date no agreements have been signed.

      During 1998, our principal sources of cash were the February 1998 and July 1998 Debenture Offerings from which we derived net proceeds of approximately $3,740,000. Of this amount, $2,000,000 was used to repay the bridge financing $227,500 was applied to the acquisition of technologies and the remaining funds were used for working capital.

      We have agreed in principle to fund the commercialization of certain technologies developed in the former Soviet Union by scientists and researchers at Kurchatov, and members of EAPS. Kurchatov will provide the materials, facilities and personnel to complete the necessary work to commercialize the technologies. We also have agreed in principle to provide funding in connection with the marketing and sale of three of our Principal Technologies. Total expenditures under these programs approximated $1,200,000 during 1998. Our principal source of funding for these expenditures during the year 1998 was the proceeds from the debenture offerings.

      During 1998, we paid $187,500 to Professor Oleg L. Figovsky, Ph.D. in connection with four technology purchase agreements, dated January 1, 1998 and April 1, 1998. In addition, during 1998, we purchased for $40,000 the rights to certain anticorrosive additive technology from Israeli scientists.

      On January 20, 1999, we entered into an agreement to invest $300,000 in exchange for an additional 16% interest in Chemonol, an Israeli research and development company. The agreement obligates us to make four equal payments of $75,000, commencing March 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000. The first three payment have been made. At the completion of the transaction, we will own 36% of Chemonol's common stock.

      We will require additional financing to continue to fund research and development efforts and operating costs and to complete necessary work to commercialize our technologies. As the development of each technology is completed and the technology's commercial applications are identified, we will seek joint venture partners to fund any further capital expenditures, including project financing. We are exploring additional sources of working capital, including further private sales of securities, joint ventures and licensing of our technologies. During the first six months of 1999, we relied on shareholder loans of $450,000 as our principal source of working capital. The report of our independent certified public accountants contains an explanatory paragraph which expresses substantial doubt as to our ability to continue as a going concern.

      We can't assure you that we can successfully obtain any additional financing or, if obtained, that such funding will not cause dilution to your equity interest in us. Further, no assurance can be given as to the completion of our research and development and successful marketing of our technologies.

      We have a working capital deficiency and stockholders' deficiency of $2,973,839 and $9,570,785, respectively, as of June 30, 1999.

                                  OUR BUSINESS
General

      We are a development stage, technology transfer, holding and management company formed to commercialize new, existing but previously unrecognized or classified technologies. Our current emphasis is on technologies developed by prominent research institutes and individual researchers in the former Soviet Union and Israel.

      Since our formation, we have acquired selected technologies through equity investments, assignments and licensing arrangements. While we intend to continue identifying, monitoring, reviewing and assessing new technologies, our primary focus will be on commercializing four of our present technologies. The four present or Principal Technologies we intend to commercialize are:

      o Silicon Compound Technology, EKOR, which is a silicon-based material for the conservation and containment of ecologically hazardous radioactive materials;

      o Hybrid Non-isocyanate Polyurethane, HNIPU, which is a modified polyurethane that does not contain the toxic isocyanates used in the production process of conventional polyurethane;

      o     Liquid Ebonite Material, LEM, which is a synthetic rubber; and

      o     Rubber concrete, RubCon, which is a rubber-based concrete.

      Currently, we intend to devote our business focus and resources primarily to the marketing of the Principal Technologies. We have initiated a marketing program for the Principal Technologies, and have initiated discussions with a number of prominent potential users of the technologies. Our objective is to enter into negotiation and execution of licensing and/or joint venture, marketing and other agreements with potential users. To date, we have not generated any revenues from our operations, or entered into any definitive agreements related to the Principal Technologies.

      Our executive office is located at 1216 16th Street, N.W., Washington, DC 20036.

Principal Technologies

I. Silicon (EKOR) Compound

      Pursuant to agreements among us, the Ukrainian State Construction Company ("Ukrstroj") I.V. Kurchatov Institute ("Kurchatov") and the Euro-Asian Physical Society ("EAPS"), we have provided financing for and have successfully completed demonstration testing of EKOR for the purpose of remediating the severe radioactive contamination problems that persist from the 1986 explosion of Chernobyl Nuclear Power Plant Reactor 4 in Chernobyl, Ukraine. We believe the EKOR compound is the most effective existing technology and material for containing and facilitating the disposal of radioactive dust and waste materials.

      EKOR was jointly developed by scientists at Kurchatov Institute in Moscow and members of EAPS for the conservation and containment of ecologically hazardous radioactive materials. EKOR is based on radiation-resistant compounds produced from silicon elastomers. Kurchatov is a pre-eminent physics and scientific research institute, which in the former Soviet Union enjoyed a position of prestige, sophistication and importance roughly equivalent to that of the Lawrence-Livermore National Laboratory in the United States. EAPS is a professional society of over 5,000 scientists, physicists, and engineers in the former Soviet Union. Until August 1, 2014, we are the exclusive licensee of all right, title and interest (inclusive of all patent and other intellectual property rights) in and to the EKOR technology in Canada, China, Japan, the Republic of Korea, the United States of America, Ukraine, and all member countries of the European Patent Agreement. On March 23, 1999, EAPS was issued a patent on the process for manufacturing the EKOR compound from the U.S. Patent and Trademark Office, Patent No. 5,886,060.

      In testing conducted at Kurchatov, EKOR has been shown to be highly resistant to radiation and structural degradation from exposure to radiation. It has also proven to be highly fire-resistant, water-proof, and capable of being formulated in densities that display considerable structural strength and weight-bearing properties of 100 lbs. per square inch. In high-dosage radiation tests EKOR has met or exceeded all specifications for containment materials developed by theChernobyl authorities. We believe that EKOR is the most technologically advanced material for comprehensively containing both solid and liquid radioactive materials, suppressing radioactive dust and preventing such materials and dust from escaping into the atmosphere and from leaching into and contaminating ground-water supplies. On November 28, 1997, the Ministry of Health of the Russian Federation certified EKOR and its components as non-toxic, thereby allowing for EKOR's production, delivery, sale and use in the Russian Federation.

      As a silicon-based elastomer, EKOR has adhesive properties that allow it to stick to a wide variety of surfaces and materials. When applied, EKOR surrounds and "glues down" nuclear debris ranging from fine dust to broken fuel rods, and in combination with its fire-resistant and water-proof properties, prevents such debris from migrating by water or as air-borne particles. EKOR can be applied by a number of methods, but most generally will be sprayed onto contaminated areas using a hose and nozzle arrangement. The foaming rate and curing time for the EKOR compound can be varied, thereby allowing it to penetrate cracks and crevices before curing, and providing a seal against the transport of radioactive particles and water-soluble radionuclides. The application of the EKOR compound to nuclear accident sites would constitute an interim containment measure, pending the removal and permanent storage or other disposal of the radioactive contaminants.

      We expect that one of the first commercial uses of EKOR will be to contain and stabilize the extensive radioactive debris and dust that continues to accumulate and contaminate the environment at ChNPP Reactor 4 in the Ukraine, and to help structurally support the concrete and steel "sarcophagus" that was built over Reactor 4 as an interim containment measure. The rapid deterioration of the "sarcophagus," caused by the intense radiation persisting at Reactor 4, has occasioned international concern that without the implementation of effective site containment measures, a second nuclear disaster and possible melt-down may occur. To this end, the G-7 group of industrialized nations (the United States, United Kingdom, Italy, France, Canada, Japan, Germany and Russia) has pledged up to U.S. $3.1 billion to assist in a multi-step project of remediating and closing the plant, with approximately U.S. $300 million budgeted for the project's first containment and site stabilization phase. Pursuant to an agreement between us and Kurchatov Research Holdings, Ltd. ("KRH"), 50% of the net profits (after deducting development costs and related expenses attributable to EKOR) derived from the sale or licensing of the EKOR compound will be retained by us and 50% will be remitted to KRH. See "Certain Transactions--Common Directors, Officers and Shareholders."

      Based on the properties demonstrated by the EKOR compound, Ukrstroj, Kurchatov, the Ukrainian State Construction Company and the Company entered into a Memorandum of Intent that acknowledged the successful completion of the laboratory development of EKOR compound for the purpose of its application to the radioactive contamination remediation of ChNPP Reactor 4, and pursuant to which Ukrstroj and EAPS entered into a co-operation Agreement whereby we have provided financing for demonstrating the technical and mechanical feasibility of applying the EKOR compound for ChNPP Reactor 4 remediation. In furtherance of the foregoing, Ukrstroj and ChNPP (an industrial almalgamation of the State Committee of Ukraine on Atomic Energy) entered into an agreement, the Ukrstroj-ChNPP Agreement, to conduct such demonstration testing of the EKOR compound as is necessary to ascertain the specification requirements for its application to the containment of ChNPP Reactor 4. The Ukrstroj-ChNPP Agreement also provides for our participation in and financing of the EKOR demonstration test.

      On April 24, 1997, demonstration of equipment for synthesizing and applying the EKOR compound was successfully conducted for officials of ChNPP and Ukrstroj at the Sverdlosk Chimmash manufacturing facility in Ekaterinburg, Russia. Following this demonstration, the Company, the management of the ChNPP Reactor 4 Shelter Project, Ukrstroj and EAPS entered into a Joint Working Group Agreement for the purpose of preparing the industrial-scale equipment, machinery and other items that would be required to apply the EKOR compound at ChNPP Reactor 4, if, as and when the EKOR compound is applied in connection with the remediation project. Such activities are presently expected to commence during the fourth quarter of 1999. We will construct industrial scale machinery for application of the EKOR compound at ChNPP Reactor 4, based on the application machinery successfully demonstrated on April

24, 1997. No assurance can be given that implementation of the EKOR application machinery at ChNPP Reactor 4 will not experience delays, or, regardless of when implementation commences, that the EKOR application machinery will be ready. The occurrence of substantial delays will adversely affect our generation of near-term revenues. On June 30, 1998, the design specifications for the application machinery were finalized by Eurotech and EAPS. The use of such equipment has been approved by the management of the ChNPP Reactor 4's Shelter Project. Eurotech is prepared to commence application of its EKOR compound in connection with the ChNPP Reactor 4 remediation project. The commencement remains subject to the selection of a general contractor for the project, the negotiation of satisfactory arrangements for the release of funds from the European Bank of Reconstruction and Development ("EBRD") to the general contractor and, in the case of the Company, its selection on a prime subcontractor by the general contractor.

      Coordination and management of the formal selection of contractors and technologies for studies relating to the ChNPP Reactor 4 remediation project has been delegated to EBRD. Contractors, as well as the technology to be used in connection with the remediation project, will be determined on the basis of submitted bids, to be passed on by EBRD and management of the ChNPP Reactor 4. EBRD has appointed a consortium of Bechtel, Electricite de France and Batelle, a not for profit U.S. company which operates Pacific Northwest National Laboratories, a research entity located in the State of Washington and funded, in part, by the U.S. Department of Energy, to review the technical aspects and feasibility of the various proposals and bids received. It is presently expected that EBRD, with G-7 funds, will provide the financing for the actual remediation project. Additionally, ChNPP Reactor 4 management is authorized to initiate further, independent studies. Management of the ChNPP Shelter Project has designated EKOR as a preferred technology for the remediation project.

      In addition to remediation of Reactor 4, our near- and mid-term commercialization and marketing efforts relative to the EKOR compound principally are directed at nuclear waste remediation projects throughout the U.S., Europe and Japan. Separately from our contemplated ChNPP bid, we are bidding on U.S. nuclear waste transportation, containment, storage and burial projects utilizing the EKOR compound technology. We also have entered into an agreement with the Research Center Julich, a German governmental research institution, providing for its assistance with certifying the EKOR compound for use in Germany. We have submitted a first-round demonstration project on the U.S. Department of Energy's,("DoE"), reactor decommissioning technology program at DoE's Hanford, Washington, reactor facility, utilizing the EKOR compound. Additionally, bids are presently being prepared for other DoE demonstration projects.

      We are also in the process of identifying potential licensees of the EKOR technology, and have commenced initial licensing discussions with a Japanese corporation. No assurance can be given that the EKOR compound will be certified for use in Germany, that the Hanford, Washington DoE demonstration will be successful or that if successful it will result in a project contract being awarded to us, or that such licensing discussions will successfully result in the execution of an EKOR license.

      On December 16, 1998, at the request of EAPS, the EKOR compound was officially approved by the Russian authorities for use in voice recorders (known as "black boxes") which are contained in airplanes and record relevant in-flight voice and other in-flight data relative to the to aircraft and its performers. Approval was granted based on test reports compiled by the Russian authorities. EAPS is currently fabricating black boxes incorporating EKOR for delivery to the Russian governmental authorities.

II. Hybrid Non-isocyanate Polyurethane ("HNIPU")

      HNIPU is a modified polyurethane that does not contain the toxic isocyanates contained in the production of conventional polyurethane, and has lower permeability and greater chemical resistance qualities as compared to conventional polyurethane. We believe that these advanced characteristics make HNIPU superior to conventional polyurethane's in connection with their use in a number of industrial application contexts such as manufacturing automotive bumpers, paints, plastics and truck beds; airplane and rocket sealant, interior components and seating; construction adhesives, coatings, flooring, glues and rooftops; industrial equipment and machinery; and consumer goods such as appliances, footwear, furniture and plastic products. HNIPU was developed by Chemonol. We purchased an additional 16% of Chemonol common equity, for a total ownership interest of 36%, with a view toward establishing its own research and production base in Israel for potential joint ventures for HNIPU. Pursuant to a voting agreement with us, Chemonol's principal shareholder has agreed to vote his common equity as directed by us.

      In November 1998, we presented our HNIPU technology at the International Exhibition for Ideas, Inventions and New Products ("IENA"), a conference in Nuremberg, Germany. We were awarded the two highest awards for our HNIPU at the exhibition.

      We are marketing and selling HNIPU through one or more license and/or joint venture agreements with major chemical companies in the United States, Europe and Japan. Several major chemical companies have requested, and have been supplied with, sample HNIPU for evaluation and applications testing. We are currently in the final stages of discussions regarding HNIPU with several prospective business and joint venture partners; however no assurance can be given that all or any of them will result in an HNIPU license or joint venture agreement.

      A patent application for HNIPU was filed with the US Patent and Trademark Office on May 28, 1998 and is pending.

III. Liquid Ebonite Material ("LEM")

      LEM is a synthetic liquid rubber with enhanced mechanical, permeability and anti-corrosive qualities as compared to conventional sheet rubber coverings. In laboratory testing, coverings made with LEM, as compared to conventional sheet rubber coverings, have displayed greater resistance to harsh chemicals such as acids, alkalis and benzene, and have been successfully applied to intricate and complex surfaces such as sieve meshing. Based on the physical and chemical properties of LEM, and on such tests, we believe that LEM coverings are capable of providing superior protection to small-diameter piping, and to the intricate parts of pumps, fans and centrifuge rotors. LEM can be applied to form surface coverings using standard coating techniques, including spraying and dipping.

      LEM was independently developed by Prof. Figovsky and was acquired by us pursuant to a Technology Purchase Agreement dated January 1, 1998 for a purchase price of $15,000, plus royalties equal to 49% of our net revenues from sales or licenses of any products incorporating LEM, payable for a period of 15 years commencing on January 1, 1998. To date, we have not derived any such revenues and do not expect to derive any such revenues in 1999. Prof. Figovsky one of our consultants.

      A patent application for LEM was filed with the US Patent and Trademark Office on July 28, 1998 and is pending.

IV. RubCon

      RubCon is a technologically advanced, polymer-based, rubberized concrete that utilizes polybutadiene, a polymer derived from liquid rubber, as a binding material for the various aggregates that, together with binders, constitute concrete. In laboratory testing, RubCon has exhibited high degrees of compression, bending and tensile strength, a high degree of water-resistance and a high degree of resistance to aggressive, corrosive chemicals as compared to conventional "cement" concrete. We believe that RubCon has significant potential utility in the manufacture of industrial flooring, equipment operating in aggressive chemical media such as galvanic and electrolysis "baths, "foundations, concrete pipes and other underground structures, seismic reinforcement materials, and outdoor structures such as bridges that are routinely exposed to harsh weather, climatic and corrosive conditions.

      RubCon was independently developed by Prof. Figovsky, and was acquired by us pursuant to a Technology Purchase Agreement dated January 1, 1998 for a purchase price of $35,000, plus royalties equal to 49% of our net revenues from sales or licenses of any products incorporating Rubcon, payable for a period of 15 years commencing on January 1, 1998. To date, we have not derived any such revenues and does not expect to derive any such revenues in 1999.

      We currently anticipate that we will enter into discussions with one or more of four major chemical companies that presently are evaluating RubCon with a view towards negotiating product purchase and/or license agreements. No assurance can be given that any of those or any other companies will determine that RubCon is suitable or economically viable for its business purposes, that we will enter into discussions or negotiations with any of those companies, or that, if entered into, they will result in product purchases or license agreements.

Acquisition of Israeli Technologies

Incubator Technologies

      We have informally agreed in principle with three Israeli technology companies: (i) the Technion Entrepreneurial Incubator Co., Ltd. ("TEI"), (ii) Ofek Le-Oleh Foundation, and (iii) the Incubator for Technological Entrepreneurship-Kiryat Weizmann, Ltd., to participate in certain technology research and development projects sponsored by each company. Under such informal arrangements, we would provide 15%-20% of the financing required for, and would receive a 20% equity interest in, research and development projects selected by us and the corporations. To this end, we have opened an office at the premises of TEI in Haifa, Israel. We have not entered into a written agreement with any of the foregoing companies memorializing any such agreement in principle. The only written agreements between us and the companies are those disclosed in connection with Chemonol, Separator, Remptech, and Comsyntech, Ltd., each of which is an Israeli corporation. None of the companies are legally obligated to enter into any further such agreements with us. There is no assurance that we will be able to invest in or acquire any additional Israeli company-sponsored technologies.

      Under agreements with each of Chemonol, Ofek and Weizmann, we have invested in four Israeli technology companies:

      o Chemonol, which has developed materials and processes for manufacturing hybrid non-isocyanate polyurethane industrial coatings;

      o Separator, which is developing a process for the electromagnetic separation and production of high temperature superconductive metallic powders;

      o Remptech, which is developing processes for the production of extra-fine cobalt and nickel powders; and,

      o Comsyntech, which is developing a process for the continuous combustion synthesis of ceramic, composite and intermetallic powders.

      Under those agreements, we received 20% of each company's common equity, in exchange for our investment of U.S. $60,000. Also, we received:

      o options to purchase Ofek's 20% common equity interest in each of Remptech and Comsyntech, each of which is exercisable for a period of 90 days commencing on November 6, 1999 at an exercise price to be established by the parties;

      o options to acquire from the holders of a majority of the outstanding common equity of each of Chemonol, Separator, Remptech and Comsyntech an additional 31% of each corporation's common equity, which are exercisable for a period of 6 months commencing on May 4, 1998 in the case of Chemonol, 12 months commencing on September 4, 1998 in the case of Separator, and 12 months commencing on May 6, 1998 in the cases of Remptech and Comsyntech, each at an exercise price of U.S.$93,000; and

      o the perpetual right to direct the voting of the common equity of the principal shareholders of each company, giving us voting control in each case. There is no assurance that when such options become exercisable we will have sufficient funds to exercise any of them.

      As to Chemonol, on January 20, 1999, we entered into an agreement with it to invest US$300,000 in Chemonol in exchange for an additional 16% of Chemonol's common equity. The agreement provides for the Company to make four equal payments of $75,000 March 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000. The first three payment have been made. Upon completion, we will own 36% of Chemonol's common equity. As to Separator, Remptech and Compsyntech, additional equity investments are subject to further negotiation.

      For a period of two years commencing on the date of its registration as an Israeli corporation, the sale or other transfer of 25% or more of the outstanding common equity of each of Chemonol, Separator, Remptech and Comsyntech requires the consent of the Chief Scientist of the Israeli Ministry of Commerce and Technology. Our options to acquire additional common equity of the above companies are exercisable within such two year periods and any acquisition of the common equity will require the Chief Scientist's consent. Although we presently expect that if requested such consent would be given, there is no assurance that such consent will be obtained. Accordingly, we plan to seek to amend the terms of those options to extend their respective exercise periods beyond the applicable two-year periods during which the Chief Scientist's consent is required, prior to the times they each first commence.

Technologies Acquired from Prof. Oleg L. Figovsky

      Pursuant to three technology purchase agreements, each dated January 1, 1998, we have acquired from Oleg L. Figovsky, Ph.D., who is a consultant to the Company, all right, title and interest in and to the following three technologies developed by him, inclusive of future improvements thereto: a group of related technologies collectively known as Interpenetrated Network Polymers ("INP"); Liquid Ebonite Material ("LEM"); and RubCon for purchase prices of $75,000, $15,000 and $35,000, respectively. Under the agreements, during the 15-year period commencing on January 1, 1998, we are obligated to pay to Prof. Figovsky royalties equal to 49% of our net revenues from the sales or licensing of any products incorporating the applicable technology. We have prepared and filed patent applications for these technologies in the U.S., Canada, China, Korea, Russia, Ukraine, Germany, Japan and the countries of the European Patent Agreement.

      We believe that two of these technologies, RubCon and LEM, are ready for commercialization, and have included them in the Principal Technologies which we intend to be the focus of our marketing program.

      RubCon is a rubberized concrete which we believe is superior to presently available similar concrete and to conventional cement-based concretes for applications in, among other things, the manufacture of industrial floorings, equipment operating in aggressive chemical media, building foundations, concrete pipes and outdoor structures. LEM is a synthetic, liquid rubber having enhanced mechanical, permeability and anti-corrosive qualities, that we believe can be applied successfully as a protective covering for such objects as small-diameter piping and the intricate parts of pumps, fans and centrifuge rotors.

      The INP technology consists of a related group of technological processes to produce a variety of polymeric compounds, including polyurethanes, that is based on modifying the molecular structure of olygomeric cyclocarbonates. The INP constituent technologies presently are in their respective research and development phases. No assurance can be given that any INP constituents will be successfully developed or, if developed, will result in commercially saleable or profitable products or processes.

Other Technologies

      We also are engaged in the continuing research and development of other technologies we believe to be of potential, future commercial significance.

 Electromagnetic Separation ("EMS") Technology

      We are participating in the further research and development of a process to electromagnetically separate high temperature superconducting ("HTSC") metal powders, that has been developed by Separator. We are the holder of 20% of Separator's common equity.

      The electromagnetic separation of HTSC powdered metals is based on the interaction of HTSC particles with alternating magnetic fields at temperatures approaching the level required for "HTSC transition," i.e., the point at which a substance becomes superconducting. The research and testing data provided by Separator indicate that the EMS technology allows for the extraction of powdered metal particles having optimal electrophysical qualities, and in the production of HTSC metallic powders with a critical electrical current that exceeds those of HTSC powders produced using conventional technologies. Based on demonstration testing conducted by Separator, we believe that the EMS process for HTSC metallic powder can be used with a variety of powdered metals, and can be configured either as a small bench testing device for laboratory applications at universities and research and development companies or as an industrial-scale device with the capacity to produce up to 8 kilograms per hour of HTSC powdered metal. We believe that the EMS technology can be commercially applied in the production of underground electric transmission cables, transformers, electric power system control and protection systems, motors,generators, magnetic resonance imaging equipment and cellular telephone base stations.

Powdered Metallurgy Technology

      We are participating in the further research and development of a process, developed by Remptech, to produce extra fine cobalt and nickel powders by recycling materials containing cobalt and nickel. Powdered metallurgy is generally acknowledged as being capable of yielding a product with superior structural, physical and mechanical properties. We believe that the powdered metallurgy process developed by Remptech is technologically advanced and, based on Remptech's research and testing data, is capable of producing cobalt and nickel powders of 99.8% purity and a grain size of 1-2 micro-centimeters. We believe that such purities and grain sizes are significant factors in the manufacture of materials of high quality and internal physical integrity from powdered cobalt and nickel. Cobalt and nickel are among the three naturally occurring elements that display magnetic properties at room temperature and are widely used in metal alloys. Powdered cobalt and nickel are used in a wide variety of industrial applications, including magnetic, electrical and electronic materials and products.

      We are the holder of 20% of Remptech's common equity and have options to purchase the 20% common equity interest in Remptech held by OFEK, which is partially sponsoring Remptech's research and development activities, and an additional 31% of such common equity from Remptech's principal shareholders.

      A patent application for powdered metallurgy technology was filed with the US Patent and Trademark Office on July 30, 1998 and is pending.

Continuous Combustion Synthesis ("CCS") Technology

      We are also participating in the further research and development of a process for the CCS of ceramic, composite and intermetallic powders, including titanium carbide powder, developed by Comsyntech. CCS is a newly devised process utilizing the internal chemical energy of initial reactants in a continuous action reactor, a device being developed by Comsyntech. We believe this process offers competitive advantages (such as increased productivity and lower production costs) over conventional technology. Comsyntech research and testing data indicate that materials produced with the CCS technology have exhibited superior high-thermomechanical properties such as high strength, thermo and wear resistance and good corrosion stability. Based on these properties, we believe that the CCS technology is of potentially significant utility in producing ceramic, composite and intermetallic powders with potential commercial application in the production of metal-cutting tools and abrasives; metal alloys; aircraft and automotive combustor, nozzle and turbine parts; piezo- and ferro-electric materials; and surgical instruments.

      A patent application for continuous combustion synthesis technology was filed with the Israeli Patent Office on November 17, 1998 and is pending.

Re-sealing Packaging Technology

      In December 1997 we acquired an exclusive world wide and perpetual license to commercialize, use, exploit and market two mechanical systems for re-sealing soft-drink beverage cans and cardboard beverage containers. The Company recently received a $150,000 deposit on a proposed sale of its sublicensing rights to both systems. The proposed transaction is in the discussion stage and no agreements have been concluded.

      Other technologies, including the telephone technology known as "CORO", are presently being evaluated by us. As the results of those evaluations are received, we will develop appropriate plans to commercialize those technologies.

      We are not a subsidiary of another corporation, entity or other person. We do not have any subsidiaries.

Employees

      We have three full-time employees and fourteen consultants operating in the United States, Germany, Russia and Israel.

      None of our employees is covered by a collective bargaining agreement. We consider our employee relations to be satisfactory and have not experienced any labor problems.

Competition and Marketing

      The near-term, primary markets for our products and technologies are chemical manufacturing and radioactive contamination containment, remediation and transportation. We have limited experience in marketing our products and technologies and, other than in connection with the remediation of Reactor 4, intend to rely on licenses and joint ventures with major international chemical and other companies for the marketing and sale of our Principal Technologies. In the case of the EKOR compound, we have retained a consultant to market EKOR to the U.S. government and private companies. In contrast, other private and public sector companies and organizations have substantially greater financial and other resources and experience than we do. Competition in our business segments is typically based on product recognition and acceptance, price, and marketing and sales expertise and resources. Any one or more of our competitors or other enterprises not presently known to us may develop technologies and/or products which are superior to ours, significantly underpriced our products and technologies, and/or more successfully market existing or new competing products and technologies. To that extent our ability to compete could be materially and adversely affected.

Regulation

      We are not aware of any U.S. or foreign laws or regulations that govern the marketing, sale or use of any of our present technologies, other than U.S., Russian and Western European environmental safety laws and regulations pertaining to the containment and remediation of radioactive contamination and the toxicity of materials used in connection therewith (in the case of the EKOR compound). Based on the results of tests conducted at Kurchatov, we believe that the EKOR compound meets applicable U.S. and German regulatory standards. However, there can be no assurance that more stringent or different standards may not in the future be adopted or applied depending on EKOR's intended use, or that, if adopted or applied, will not materially increase the cost to us of licensing and using the EKOR compound or prevent its use altogether. Moreover, there can be no assurance that any or all jurisdictions in which we presently or in the future conduct our business will not enact laws or adopt regulations which increase the cost of or prevent us from licensing our other technologies or otherwise doing business therein. Particularly in Russia and Ukraine, the enactment of such laws or the adoption of such regulations may have a presently unquantifiable, substantial adverse impact on our financial condition, business and business prospects.

Intellectual Property

      Of our present technologies, US patent protection has been sought for the EKOR compound material; HNIPU, a modified polyurethene; LEM, a synthetic rubber; and a powdered metallurgy technology. Foreign patent protection has been sought for a coatings and a continuous combustion synthesis technology. On March 23, 1999, EAPS received a patent on the EKOR compound from the US Patent and Trademark Office, Patent No. 5,836,000. There can be no assurance that any of our pending or future patent applications will be approved, that we will develop additional proprietary technology that is patentable, that any patents issued to us will provide us with competitive advantages or will not be challenged by third parties, that the patents of others will not have an adverse effect on our ability to conduct our business or that one or more of our technologies will not infringe on the patents of others. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of our processes, or design around any technology that is patented by us. It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to our products. There can be no assurance that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending suits brought against us on our patents or in bringing patent suits against other parties.

      In addition to patent protection, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

Description of Property

      We recently relocated our headquarters to 1216 16th Street, NW, Washington, DC 20036 for which we pay monthly rent of $1,800. We believe that our current facilities are sufficient to meet our requirements.

      We also occupy office space at the premises of Technion Entrepreneurial Incubator, Ltd., in Haifa, Israel, on a month-to-month tenancy basis at the rate of $300 per month. Such office will be utilized by us for our contemplated Israeli technology development and marketing activities.

Legal Proceedings

      In December, 1997 Raymond Dirks, Jessy Dirks, Robert Brisotti and David Morris filed an action in the Supreme Court for the State of New York, County of New York, against us for breach of contract, seeking injunctive relief, specific performance and monetary damages of nearly $5 million. The Dirks litigation arises from an agreement between us and National Securities Corporation relating to financial advisory services to be performed by National Securities Corporation, a broker/dealer with which the plaintiffs were affiliated and of which Raymond Dirks Research was a division. We granted National a warrant certificate for 470,000 shares at $1.00 per share (as adjusted to reflect the June 1, 1996, four-to-one forward split of our common stock) as a retainer for general financial advisory services. In conjunction with the separation of the plaintiffs and Raymond Dirks Research from National Securities Corporation, National assigned a significant portion of the warrant certificate to the plaintiffs.

      The plaintiffs allege among other things that they are entitled to damages composed of both the value of the stock on the date of their purported exercise of an alleged assignment of the warrant certificate, and the decrease in value of the price of the stock since the date of their purported exercise. We believe that the plaintiffs have significantly overstated their monetary damage claim and that, having sought monetary damages, the plaintiffs are not entitled to any type of equitable relief.

      Process was served on us in late January 1998. We intend to defend vigorously and believe that the plaintiffs' claims will be resolved favorably to us. In response to the Dirks litigation, we have filed an appropriate response, including counterclaims relating thereto. If we were to be adjudged liable in the Dirks litigation, the resolution of the litigation could have a material adverse effect on us.

                             MARKET FOR COMMON STOCK

Trading Market

      Our common stock trades on the NASD Electronic Bulletin Board.

Principal Market-Makers

      The principal market-makers of our common stock are Cantor Fitzgerald Securities, Grady & Hatch, Olson & Company, Sherwood Securities, Fahnstock & Co., Paragon Capital Corporation, and Nash Weiss & Co.

Number of Shareholders of Record

      The following table sets forth the approximate number of holders of record of the common stock as of August 31, 1999 we have 177 shareholders of record.

Dividends.

      To date we have not declared or paid dividends on our common stock. We presently plan to retain earnings, if any, for use in our business.

Market Price.

      The following table sets forth the quarterly high and low closing bid and closing ask prices (in U.S. dollars) for the common stock for 1997 and the first half of 1999.

        1997                                                   Clonging Bid
        ----                                                   ------------
                                                              High        Low
                                                              ----        ---

JAN. 2 THRU MAR. 31                                          12.25       5.625
APR. 1 THRU JUNE 30                                           9.625      4.000
JULY 1 THRU SEPT. 30                                          6.875      5.000
OCT. 1 THRU DEC. 31                                           5.4375     1.875

        1998
        ----

JAN. 2 THRU MAR. 31                                           3.3125     2.000
Apr. 1 THRU June 30                                           2.18        .25
JULY 1 THRU SEPT. 20                                          1.291       .975
OCT. 1 THRU DEC. 31                                            .975       .21375

        1999
        ----

JAN. 1 THRU MAR. 31                                           1.125       .30
APR. 1 THRU JUNE 30                                           1.00        .62
JULY 1 THRU SEPT.29                                           1.56        .75

Source: National Quotation Bureau, LLC

      On June 1, 1996, our Board of Directors authorized a four-for-one split of the then outstanding shares of our common stock. All share and per-share information contained in this prospectus have been re-stated to reflect such stock split.

      The foregoing data represents prices between dealers and does not include retail mark-ups, mark-downs or commissions, nor does such data represent actual transactions or adjustments for stock-splits or dividends.

                                   MANAGEMENT

Executive Officers and Directors

         Name                 Age     Position with the Company
         ----                 ---     -------------------------

Dr. David Wilkes               76     Chairman and Director
Dr. Randolph A. Graves, Jr.    60     Director
Don V. Hahnfeldt               55     President and Chief Executive
Dr. Geraldine V. Cox           55     Vice President and Chief Operating Officer
Hans-Joachim Skrobanek         48     Vice President, European Operations
Chad Verdi                     32     Director
Michael L. Thomas              38     Secretary and Vice President,
                                      Finance and Administration

Dr. David Wilkes serves as a consultant to the international food industry. From 1950 to 1989, Dr. Wilkes founded and served as president and chief executive officer of Globe Extracts, a producer and creator of natural and synthetic flavorings for many of the top twenty-five national and international food companies.

Dr. Wilkes is a major stockholder and operator of the New York Network TV Station WB-29 in Burlington, Vermont, a Warner Brothers affiliate. He is a Trustee of the Brookdale University Hospital and Medical Center in Brooklyn, New York and a Director of Schulman and Schachne Institute for Nursing and Rehabilitation, Inc. Dr. Wilkes is also a Trustee of the University of Rhode Island Foundation, a member of the advisory council at the School of Environmental Sciences and Natural Resources, and one of only ten alumni elected to the Hall of Fame at the College of Natural Resources at the University of Rhode Island.

He also holds distinguished honorary and elected positions including Fellow of the Institute of Food Technologies, member of the New York Academy of Science, Fellow of the American Institute of Chemists, is listed in Who's Who - Global Business Leaders, and is a member of the Society of Flavor Chemists.

Dr. Randolph A. Graves, Jr., serves as a consultant to the Aerospace Computing and Small Business communities through Graves Technology, a company he founded in 1991. Prior to founding Graves Technology, Dr. Graves held various positions in small start-up companies. He currently serves on the Business Advisory Board of Bortder Logic, Inc., a start-up internet game development company.

Dr. Graves has over thirty years experience in managing scientific and engineering programs with a focus on technology development, validation and application. He was employed by NASA's Langley Research Center in a number of research and research management positions before moving to NASA Headquarters where he served as Director of Aerodynamics. He served on numerous managerial and technical panels/committees including the Aerodynamics Panel of the Workshop on Aeronautical Technology for the Year 2000 sponsored by the National Academy of Science's National Research Council, served as a member of the American Institute of Aeronautics and Astronautics Applied Aerodynamics Technical Committee, served as a member of the White House's Federal Coordinating Council on Science Engineering and Technology Subcommittee on High Performance Computing and was NASA's member of NATO's Advisory Group on Aerospace Research and Development Fluid Dynamics Panel where he also served as the Chairman of the Subcommittee on Computational Fluid Dynamics.

Dr. Graves is an Associate Fellow of the American Institute of Aeronautics and Astronautics, is a member of the American Society of Mechanical Engineers, was the recipient of a Sican Fellowship at Stanford University's Graduate School of Business and is listed in Oxford's Who's Who - The Elite Registry of Extraordinary Professionals. Dr. Graves has written or co-authored over sixty formal scientific and technical reports, articles and conference papers, written some three dozen technology identification reports for clients, written comprehensive in-depth reports on specialized topics for clients and developed, coordinated and prepared numerous business plans and investment overview documents for small business clients.

Mr. Don V. Hahnfeldt joined the Company on July 7, 1999 following a twenty-nine year career in public and government service, including a strong background in nuclear technology. His areas of expertise are strategic planning and financial management.

Mr. Hahnfeldt recently served as City Manager of Sunnyside, Washington. Prior to that he served in the U.S. Navy where he rose through the ranks to become Commodore of a Trident Submarine Squadron with eight nuclear powered ballistic missile subs, 4,000 personnel and an annual budget of $100 million. He was awarded numerous citations for effective leadership and his commands were repeatedly cited for outstanding efficiency and combat readiness. He was awarded the Navy's highest peacetime personnel award, the Legion of Merit, four times.

Mr. Hahnfeldt received a B.S. in Business Administration from Roosevelt University, an equivalent M.S. in Nuclear Engineering from the U.S. Navy Nuclear Power School, an M.S. in Operations Research from the Navy Post Graduate School, and an M.P.A. from Valdosta State University.

Dr. Geraldine V. Cox has 18 years experience in senior management in industry and trade associations representing basic industries. While Dr. Cox was trained as an environmental scientist, she has worked with the chemical and petrochemical, transportation electronics and allied industries. She is chairman and Chief Executive Officer of AMPOTECH Corporation, a technology transfer company focusing on power generation, and she was a Vice President of Fluor Daniel reporting directly to the President of Sales. She was Vice President and Technical Director of the Chemical Manufacturers Association for 12 and one-half years, where she reorganized and restructured the industry advocacy and research programs for the association. She also served as primary media spokesman for the industry on many issues, including the accident in Bophal, India. She was a White House Fellow, serving as the Special Assistant to the Secretary of Labor (1976-1977). She has received numerous national awards, including the highest civilian award from the United States Coast Guard for her work on maritime industrial hygiene, and the Society of Women Engineers top Award for engineering achievement in 1984.

Mr. Hans-Joachim Skrobanek is a former Director of ours and maintains an office in Berlin, Germany. Mr. Skrobanek holds a Bachelor of Commerce degree and has over twenty years experience in banking, trade financing, barter-trade, and project financing in Germany with emphasis on Eastern Europe and states of the former Soviet Union. Formerly, Mr. Skrobanek was a manager at Daimler-Benz, spent nine years as a Director with IVVKA AG (Affiliated with Quandt-Group/BMW), and six years as Managing Director of FBT-Finance by Trade GmbH (a wholly-owned subsidiary of Berliner Bank).

Mr. Chad A. Verdi is presently the President and CEO of Coastal Food Services & Provisions Inc. and Coastal Food Service Companies located in Cranston, Rhode Island. Under Mr. Verdi's direction, Coastal Food Service Company has grown since 1991 from sales of $2 million to a projected 1999 estimate of $30 million. Under the management of Mr. Verdi, the Coastal Companies have made two major diversified acquisitions and started an additional horizontal growth company with estimated sales in 1999 of four million dollars. In addition to Mr. Verdi's successful business operations and management experience he has been an advisor and shareholder for several public and private companies, including Wild Heart Ranch and Evergreen Communications.

Mr. Michael L. Thomas has more than ten years experience in marketing, sales, accounting and management including: product development; financial and budget planning; administrative management; fund-raising; grant writing and volunteer resources. He was president and publisher of Health and Wellness publishing where he edited Health Educator. Mr. Thomas was an account manager for RDP Development. He served as research analyst working on management planning -- primarily on housing issues. He was a partner and sales manager at a catering company, Love at First Bite Catering.

      We have a Board of Directors comprised of three persons. Under our By-Laws, directors are supposed to be elected at annual meetings of shareholders and hold offices until the next annual meeting of shareholders or until their successors have been elected. In practice, we have never held a shareholders meeting for the election of directors.

      On November 30, 1998, Adm. James D. Watkins resigned as a director. On December 10, 1998 Maxwell Rabb and Lawrence McQuade resigned as directors.

      On December 10, 1998, Dr. David Wilkes, Dr. Randolph Graves, and Joseph Gatti were elected to the Board of directors by the departing directors. On April 8, 1999, Joseph Gatti resigned as a director, and on that same date Chad Verdi was elected to serve as a director by the remaining directors.

      On April 1, 1999 the Company entered into an Employment Agreement with Frank X. Fawcett to serve as our President and Chief Executive Officer. On July 6, 1999 the Company and Mr. Fawcett entered into a Disengagement Agreement terminating the Employment Agreement for personal reasons, and on July 7, 1999 Mr. Hahnfeldt took office as our President and Chief Executive Officer.

Key Consultants

      Oleg L. Figovsky, Ph.D. has served as a technology and business development consultant to the Company since April, 1996. From 1993 Prof. Figovsky has served as the General Manager of Polyadd, Ltd., an Israeli corporation. From 1992 until 1993, Prof. Figovsky was the Manager of Research and Development at the Israeli Corrosion Research Institute. From 1990 until 1991 Prof. Figovsky served as the Director of Research Center of "Intercorr", an Austrian-Russian joint venture, and from 1986 until 1991 he was the Head of the Corrosion Protection Department of the All-Union Corrosion Protection Research Institute in Moscow, Russia. Prof. Figovsky received a Masters of Science degree in Materials Engineering from the All-Union Civil Engineering Institute, Moscow, Russia in 1964, a Ph.D in Materials Engineering from the Moscow Civil Engineering Institute in 1971, and a Doctor of Science in Materials Engineering from the Institute of Corrosion Protection, Moscow in 1989.

      Peter Gulko is a major shareholder and former director and provides liaison between us and our affiliates in Russia, Ukraine and Israel. Mr. Gulko has more than twenty years experience in business development, foreign (representative) office management, client relations, supervision, engineering project management and technology transfer.

Executive Compensation.

      The following Summary Compensation Table sets forth the compensation paid by us for services rendered in all capacities during the calendar years 1996, 1997 and 1998 to Randolph A. Graves, Jr., who was the Chief Executive Officer through January 23, 1998. The table also set forth the compensation paid by us for services rendered in all capacities during 1998 to Peter Gulko and John McNeil Wilkie, who also served as the Chief Executive Officers, during 1998. No other executive officer or key employee was compensated in excess of $100,000 during 1996, 1997 or 1998.

      On April 7, 1999 we entered into an employment agreement with our then President providing for an annual salary of $140,000. The contract was to commence once we secured additional funding. Until then, the President would continue to be paid under our original consulting agreement with him that provided for total compensation of $104,000. Also, we issued to him, 60,000 shares of common stock. Such shares of common stock will be restricted as to their resale until such time as they are registered unless an exemption applies.

                           SUMMARY COMPENSATION TABLE

                                                          Annual Compensation    Long term Compensation
                                                          -------------------    ----------------------
                                                           Salary      Bonus     Restricted Stock Awards
     Name and Principal Position              Year          ($)         ($)                ($)
Randolph A. Graves, Jr., President and        1996        $ 77,374    $20,000           $243,109 (1)
  Chief Executive Officer                     1997        $ 77,374          0                  0
                                              1998           5,000          0                  0

Peter Gulko                                   1998         $15,000          0                  0

John McNeil Wilkie                            1998         $70,000          0           $100,000 (2)

(1) Reflects the value of common stock issued as partial compensation for services rendered in 1996.

(2) Reflects the value of common stock issued as partial compensation for services rendered in 1998

Compensation of Directors and Secretary

      Each of the directors and the Corporate Secretary received 2,500 shares per month for January through May 1999 and 5,000 shares per month for June through August and, for the balance of their term as directors, each director received ten-year options to purchase 150,000 shares of common stock at $0.71 per share. The Secretary will receive 5,000 shares of common stock per month.

1995 Incentive Stock Option Plan

      In 1995 we adopted the 1995 Incentive Stock Option Plan (the "Plan"). The Board of directors believes that the Plan is desirable to attract and retain executives and other key employees of outstanding ability. Under the Plan, options to purchase an aggregate of not more than 500,000 shares of common stock may be granted from time to time to key employees, officers, directors, advisors and consultants.

      The Plan is currently administered by the Board which may empower a committee to administer the Plan. The Board is generally empowered to interpret the Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the individuals to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for options granted under the Plan is determined by the Board provided that the exercise price of incentive stock options will not be less than 100% of the fair market value of a share of the common stock on the date the option is granted (110% of fair market value on the date of grant of an incentive stock option if the optionee owns more than 10% of our common stock.) Upon exercise of an option, the optionee may pay the purchase price with previously acquired securities of the Company, or at the discretion of the Board, we may loan some or all of the purchase price to the optionee.

      Options will be exercisable for a term determined by the Board, which will not be greater than ten years from the date of grant and five years in the case of incentive stock options. Options may be exercised only while the original grantee has a relationship with us which confers eligibility to be granted options or within three months after termination of such relationship with the Company, or up to one year after death or total and permanent disability. In the event of the termination of such relationship between the original grantee and us for cause, as defined in the Plan, all options granted to that original optionee terminate immediately. In the event of certain basic changes in the Company, including a reorganization, merger or consolidation of the Company, or the purchase of shares pursuant to a tender offer for shares of our common stock, in the discretion of the Committee, each option may become fully and immediately exercisable. Incentive stock options are not transferable other than by will or the laws of descent and distribution. Non-qualified stock options may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. Options may be exercised during the holder's lifetime only by the holder, his or her guardian or legal representative.

      Options granted pursuant to the Plan may be designated as incentive stock options ("ISO"), with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986. Accordingly, the Plan provides that the aggregate fair market value determined at the time an ISO is granted of the Common Stock subject to incentive stock options exercisable for the first time by an employee during any calendar year under all our plans and our subsidiaries may not exceed $100,000. The Board may modify, suspend or terminate the Plan; provided, that certain material modifications affecting the Plan must be approved by the stockholders, and any change in the Plan that may adversely affect an optionee's rights under an option previously granted under the Plan requires the consent of the optionee.

      To date, options to purchase 50,000 shares have been granted to one employee of Eurotech pursuant to the Plan. In addition, options to purchase an aggregate of 450,000 shares have been granted to our directors.

Limitation on Officers' and Directors' Liability

      Our Articles of Incorporation provides that we shall, to the full extent permitted by Section 29-304 of the District of Columbia Business Corporation Act, as from time to time amended and in effect, indemnify any and all persons we have the power to indemnify under said section. Section 29-304 of the Business Corporation Act grants to us the power to indemnify any and all of our directors or officers or former directors or officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person is adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any By-Law, agreement, vote of stockholders or otherwise. The foregoing provisions of our Articles of Incorporation may reduce the likelihood of derivative litigation against our directors and officers for breaches of their fiduciary duties, even though such action, if successful, might otherwise benefit us and our stockholders.

      Additionally, our By-Laws provide for the indemnification of directors and officers. The specific provisions of the By-Laws related to such indemnification are as follows:

                                   ARTICLE VI

                                 INDEMNIFICATION

                        No director shall be liable to the corporation or any of
                  its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to

                  (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

      We have obtained an officers' and directors' liability insurance policy that will indemnify officers and directors for losses arising from any claim by reason of a wrongful act under certain circumstances where we do not indemnify such officer or director, and will reimburse us for any amounts where we may by law indemnify any of our officers or directors in connection with a claim by reason of a wrongful act.

                       PRINCIPAL AND SELLING SHAREHOLDERS

      The following table sets forth certain information known to us regarding beneficial ownership of our common stock at the date of this prospectus by (i) each person known by us to own beneficially more than 5% of our common stock,
(ii) each of our directors, (iii) each of our executive officers, (iv) all officers and directors as a group, and (v) each of the beneficial owners of the 11,971,942 shares of common stock registered in the Registration Statement covering shares being offered. The shares offered will be sold, if at all, solely by and at the discretion of the selling shareholders. We will not receive any proceeds from any sales. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

      With respect to the number of shares listed as beneficially owned by certain selling shareholders prior to the offering, we have relied on statements filed by the selling shareholders with the SEC pursuant to Sections 13(d)under the Securities Exchange Act. We have no reason to believe that such filings are inaccurate.

Shares Beneficially Owned Shares            Shares Beneficially
                                            Prior to Offering         Registered              Owned After Offering
                                            -----------------         ----------              --------------------
                                                       Percent                                             Percent
   Name and Address of                                 If Greater                                         If Greater
    Beneficial Owner                   Number          than 1(1)        Number              Number         than 1(2)
------------------------               ------          ----------       ------              ------        ----------
Peter Gulko
976 Rock Haven Drive
Rockville, MD 20852                    5,630,000       18.29                --             5,630,000         13.66

David Wilkes(3)
15 Sommerset Dr., South
Great Neck, NY 11020                     186,540          --             9,750               176,790            --

Jeffrey Markowitz
7 Kensington Road
Scarsdale, NY 10583                            0          --           150,000(4)                 --            --

Richard Friedman(5)
49 Fort Royal Isle
Fort Lauderdale, FL. 33308                     0          --           150,000(5)                 --            --

AIM Corporate Relations Inc.
5540 14B Avenue
Tsawwassen, British Columbia
V4M 2G6 Canada                             9,500          --             9,500                 9,500            --

JNC-Opportunity Fund Ltd.
c/o Olympia Capital
  (Bermuda) Ltd.
Williams House, 20 Reid St
Hamilton HM 11, Bermuda                1,087,203        3.53        10,017,695(6)          1,087,203            --

JNC Strategic Fund Ltd.
c/o Olympia Capital
  (Bermuda) Ltd.
Williams House, 20 Reid St
Hamilton HM 11, Bermuda                   50,000          --                  (7)             50,000            --

CDC Consulting, (12)
19476 Dorado Dr.
Trabuco Canyon, CA 92679                      --          --            67,500                    --            --

                                            Shares Beneficially
                                            Prior to Offering         Registered              Owned After Offering
                                            -----------------         ----------              --------------------
                                                       Percent                                             Percent
   Name and Address of                                 If Greater                                         If Greater
    Beneficial Owner                   Number          than 1(1)        Number              Number         than 1(2)
------------------------               ------          ----------       ------              ------        ----------
Diversified Strategies
  Fund, L.P.
c/o Encore Capital
  Management, L.L.C.
12007 Sunrise Valley Dr.
Suite 460
Reston, VA  20191                                         --           810,000(8)                 --            --

John McNeil Wilkie
P.O. Box 1723
126 W. Colorado Avenue
Telluride, CO 81435                       50,000          --            50,000                50,000            --

Randolph Graves, Jr.(3)
3299 Villanova Avenue
San Diego, CA  92122                     615,000        1.99                --               615,000            --
Lesley Simmons
10914 Ivy Hill Drive
#8
San Diego, CA  92131                       5,000          --             5,000                    --            --

Chad A. Verdi(3)(9)
100 Pheasant Drive
East Greenwich, RI 02818                 110,605          --           145,605(9)            110,605            --

Michael L. Thomas(10)
1326 Girard Street, NW
Unit 2 Washington, DC 20009               62,895                        62,895(10)            62,895            --

D.K Rogers(11)
20 W. 86th Street
*5A
New York, NY 10024                       230,000         --            230,000(11)           230,000            --

Richard Wall(12)

95 Hartford Way
Beverley Hills, CA 90210                      --          --           364,000(12)                --            --

Don V. Hahnfeldt(13)
1130 Riva Ridge DR
Great Falls VA 22066                     50,000           --            50,000(13)            50,000            --

Directors and Officers
As a Group
(5 Persons)                            1,025,040         3.3           990,040             1,025,040          2.48

(1) Based upon (i) 23,149,454 shares of common stock outstanding as on June 30, 1999; (ii) 3,000,000 shares sold in private placements after June 30, 1999;
(iii) 91,234 shares issued to directors; officers; and consultants after June 30, 1999; and (iv) 4,530,000 issued to Mr. Gulko in exchange for shares of KRH.

(2) Gives effect to: (i) 1,276,250 shares of common stock issuable upon the exercise of warrants, (ii) up to 9,420,489 shares of common stock issuable upon the conversion of convertible debentures outstanding at the date of this prospectus (which shares have been registered under the registration statement of which this prospectus is a part, and (iii) the sale by the selling shareholders of all of the shares registered under the registration statement of which this prospectus is a part. Does not give effect to 500,000 shares of common stock reserved for issuance under our1995 stock option plan.

(3) Director

(4) Shares issuable upon exercise of warrants.

(5) Shares issuable upon exercise of warrants.

(6) Includes 310,000 shares issuable upon exercise of warrants; 9,707,692 shares issuable upon conversion of convertible debentures of which 1,087,203 have been previously issued for debt conversions in 1998 and 1999. With respect to the number of shares listed as beneficially owned by JNC Opportunity Fund, we have relied on a Schedule 13D filed by JNC Opportunity Fund. The number of shares of Common Stock issuable upon conversion of the convertible debentures cannot be determined presently, because such number is dependent upon a conversion price that is subject to the market price of the common stock at the time of conversion, and a discount factor that is dependent on when such conversion occurs. In light of this, we have agreed to register 200% of the number of shares issuable upon conversion of the full principal amount of and accrued interest on the convertible debentures, assuming a conversion price that, as far as presently can be determined, is most favorable to the debenture holder and conversion immediately prior to the expiration of the conversion period. Encore Capital Management L.L.C. ("Encore"), a registered investment manager under the Investment Advisers Act of 1940, acts as investment adviser to JNC Opportunity Fund, JNC Strategic Fund, and Diversified Strategies Fund.

(7) Shares included in Footnote (6).

(8) Includes 10,000 shares issuable upon exercise of warrants; 800,000 shares issuable upon conversion of convertible debentures. With respect to the number of shares listed as beneficially owned by Diversified, we have relied on a
Schedule 13(d) filed by Diversified. The number of shares of common stock issuable upon conversion of the convertible debentures cannot be determined presently, because such number is dependent upon a conversion price that is subject to the market price of the common stock at the time of conversion, and a discount factor that is dependent on when such conversion occurs. In light of this, we have agreed to register 200% of the number of shares issuable upon conversion of the full principal amount of and accrued interest on the convertible debentures, assuming a conversion price that, as far as presently can be determined, is most favorable to the debenture holder and conversion immediately prior to the expiration of the conversion period. Encore acts as investment adviser to Diversified, JNC Strategic Fund and JNC Opportunities Fund. Encore and Diversified are parties to an Investment Advisory Agreement, included as an Exhibit to the Schedule 13D filed by Diversified, pursuant to which, among other things, Encore has the right to make certain investment decisions and exercise certain voting rights with respect to the shares beneficially owned by Diversified.

(9) Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(10) Vice President of Finance and Administration and Secretary. Does not include 50,000 shares of common stock issuable upon the exercise of stock options.

(11) Shares issuable upon exercise of warrants.

(12) Shares issuable upon exercise of warrants.

(13) President and Chief Executive Officer effective July 7, 1999.

                              CERTAIN TRANSACTIONS

Shareholder and Other Loans

      In April 1997 ERBC Holdings, Limited, which is wholly-owned by Kurt Seifman, one of our shareholders, made us a loan of $30,000, which remains outstanding.

Issuance of Common Stock to Consultants and Advisors

      During 1996, we issued 4,345,036 shares of common stock as consideration for consulting services performed by various employees and consultants, including related parties, through December 31, 1996. Shares issued under these arrangements were valued at $1,209,477, which was all charged to operations during 1996. Of such shares issued in 1996, 2,628,000 shares of common stock were issued for start-up services rendered principally during 1995. Such shares were assigned a value of $164,250, which represented the fair market value for these services rendered at such time.

      During the six ended June 30, 1997 and 1998, we issued 205,000 and 93,044 shares of common stock, respectively, as consideration for consulting services performed by various consultants, including related parties. During July 1998, we and a consultant mutually agreed to cancel 375,000 shares of common stock that were issued for past consulting services valued at $93,750. The value of the cancelled shares of $93,750 has been recorded as a reduction of consulting expense for the year December 31, 1998. Shares issued, net of cancelled shares, under these arrangements were valued at $839,550 and $422,200, which was all charged to operations during 1997 and 1998, respectively.

      During the three months ended March 31, 1998 and 1999, we issued 43,000 and 116,039 shares of common stock, respectively, as consideration for consulting services performed by various consultants, including related parties. Shares issued under these arrangements were valued at $110,930 and $89,871 respectively.

Acquisition of Technologies from Consultant

      Prof. Figovsky, who is a consultant, is the originator and developer of three technologies, INP, LEM and RubCon, all right, title and interest in which was purchased by the Company from Prof. Figovsky in January, 1998, for an aggregate purchase price of $125,000 plus royalties equal to 49% of the company's net revenues from the sale and/or licensing of such technologies, payable for a period of 15 years commencing on January 1, 1998.

Common Directors, Officers and Shareholders

ERBC Holdings, Ltd. ("ERBC")

      ERBC, which sublicensed to us the EKOR technology licensed to it by EAPS, is the beneficial owner of 255,000 shares of our common Stock. Hans-Joachim Skrobanek, who is a shareholder (145,000 shares) and an officer of ours, and at one time served as one of our directors, is also an employee of ERBC. Peter Gulko, who is a major shareholder of ours (5,630,000 shares), was one of our original directors, briefly in 1998 served as our President and currently serves as a consultant, at one time also worked for ERBC. Kurt Seifman, the chief executive officer and sole shareholder of ERBC, is the beneficial owner of 1,246,300 shares of our common stock.

Kurchatov Research Holdings, Ltd ("KRH").

      KRH is entitled to receive 50% of the net profit derived by us from the sale and licensing of EKOR, one of our Principal Technologies.

      Mr. Peter Gulko was one of the major shareholders of KRH until September 9, 1999, when he transferred 6,795,000 of his KRH shares (about 43.5% of KRH's outstanding shares) to us in exchange for 4,530,000 authorized but previously unissued shares of our common stock. Prior to that exchange, Mr. Gulko already owned 1,100,000 of our common stock. We understand that another major shareholder of KRH is Mr. Kurt Seifman and that KRH has a number of other shareholders, including Dr. Wilkes and Dr. Graves, two of our three directors.

      Mr. Gulko has informed us that he held the KRH shares that he transferred to us, and tha he now holds our shares the he received in exchange, for the benefit of EAPS in EAPS' capacity as representative of various Russian scientists, researchers and academics affiliated with EAPS.

      Dr. Graves, one of our directors who until January 23, 1998 served as our Chairman and Chief Executive Officer, served as a director and officer of KRH from June 1997 through February 13, 1998. We did not enter into any material transactions, agreements or commitments with KRH during Dr. Graves' incumbency as a director or officer of KRH.

                            DESCRIPTION OF SECURITIES

      Our authorized capital consists of 50,000,000 shares of common stock, par value $.00025 per share, and 1,000,000 shares of "blank check" Preferred Stock, par value $0.01. As of June 30, 1999 there were outstanding 23,149,454 shares of common stock, and no shares of blank check preferred stock. Below is a summary description of certain provisions relating to our capital stock contained in our Articals of Incorporation and By-Laws and under the District of Columbia Business Corporation Act. The summary is qualified in its entirety by reference to our Certificate of Incorporation and By-Laws and the District of Columbia Business Corporation Act.

Common Stock

      We are authorized to issue 50,000,000 shares of common stock. All the issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to our offerings of shares of our common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefor. It is our present intention to retain earnings, if any, for use in our business. Dividends are, therefore, unlikely in the foreseeable future.

Blank Check Preferred Stock

      Pursuant to our Certificate of Incorporation, our Board is authorized to issue, without any action on the part of our stockholders, an aggregate of 1,000,000 shares of "blank check" preferred stock. The Board has authority to divide the blank check preferred stock into one or more series and has broad authority to fix and determine the relative rights and preferences, including the voting rights of the shares of each series. The blank check preferred stock could be used as a method of discouraging, delaying, or preventing a change in control of the Company or be used to resist takeover offers opposed by management. Under certain circumstances, the Board could create impediments to or frustrate persons seeking to effect a takeover or otherwise gain control of the Company by causing shares of blank check preferred stock with voting or conversion rights to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines not to be in our best interest. In addition, our ability to issue such shares of blank check preferred stock with voting or conversion rights could dilute the stock ownership of such person or entity. No shares of blank check preferred stock are currently issued and outstanding and we have no plans to issue any shares of blank check preferred stock.

Transfer Agent

      The Transfer Agent for the common stock is Interwest Transfer Co., Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

                         SHARES ELIGIBLE FOR FUTURE SALE

      A. Freely Tradeable Shares

            Once this offering is complete, we will have a total of 33,846,193 shares of common stock outstanding assuming the exercise of the warrants and the conversion of the debentures.(1) Of these outstanding shares, upon the exercise of the warrants and the conversion of the convertible debentures registered by us herein 25,717,137 shares will be freely tradeable, without restriction by or further registration under the Securities Act.

      B. Restricted Shares

            8,129,056 shares of common stock were "restricted securities" as described in Rule 144. However, most of such shares have been sold in compliance with Rule 144 and are, therefore, freely tradeable by their purchasers.

----------
      (1) In arriving at this number, we assumed the issuance of: (i) 1,276,250 shares under certain warrants; and (ii) up to 9,420,489 shares upon the conversion of our convertible debentures registered by us under the registration statement of which this prospectus is a part. Does not give effect to the issuance of up to 500,000 shares of common stock reserved for issuance under our 1995 stock option plan.

                              PLAN OF DISTRIBUTION

      The distribution of the shares by the selling shareholders or by their respective pledgees, donees, transferees or other successors in interest may be effected from time to time in one or more transactions for their own accounts(which may include block transactions) on the NASD Electronic Bulletin Board or any exchange on which the shares may then be listed, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), through short sales, sales against the box, puts and calls and other transactions in our securities or other derivatives thereof, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling shares to or through broker-dealers, including broker-dealers who may act as underwriters, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders may also sell shares pursuant to Rule 144 of Securities Act or pledge shares as collateral for margin accounts, and such shares could be resold pursuant to the terms of such accounts. The selling shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

      In order to comply with certain state securities laws, if applicable, the shares will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

      We have agreed to bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares being offered by the selling shareholders.

                                     EXPERTS

      Our financial statements at December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 included in this prospectus have been audited by Tabb, Conigliaro & McGann, P.C., independent certified public accountants, as set forth in their report contained herein. The financial statements have been included in reliance upon the report of Tabb, Conigliaro & McGann, P.C., given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We are subject to the informational reporting requirements of theSecurities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at 5757 Wilshire Boulevard, Los Angeles, California 90036; and at the New York Regional Office of the Commission, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the registration of the common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits, which are incorporated by reference, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus or in any document incorporated by reference as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for such other documents, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission. Each such statement is qualified in its entirety by such reference.

      Our Registration Statement on Form S-1, as well as any reports, proxy statements and other information filed under the Exchange Act, can also be obtained electronically after we have filed such documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the Commission maintains a Website (at http://www.sec.gov) that contains such information regarding us.

      Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes thereof) appearing in the documents incorporated herein by reference. This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents(other than exhibits thereto) are available without charge, upon written or oral request by any person to whom this prospectus has been delivered, from Secretary, Eurotech, Ltd., 1216 16th Street, N.W., Washington, D.C. 20036, (202)466-5448 or by email at eurotech@eurotechltd.com.

                  Eurotech, Ltd. (A Development Stage Company)
                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                        ----
I. For the Three Months Ended March 31, 1999 (unaudited)

BALANCE SHEETS
      At December 31, 1998 and March 31, 1999 (unaudited)               F-1

STATEMENTS OF OPERATIONS
      For the Six Months Ended June 30, 1998 (unaudited)             F-2 - F-3
      For the Six Months Ended June 30, 1999 (unaudited)
      For the Period from Inception (May 26, 1995)
      to June 30, 1999

STATEMENTS OF STOCKHOLDERS' DEFICIENCY                               F-4 - F-7
      For the Period from Inception (May 26, 1995) to December 31, 1998 (unaudited)
      For the Three Months Ended March 31, 1999 (unaudited)

STATEMENTS OF CASH FLOWS
      For the Six Months Ended June 30, 1998 (unaudited)                F-8
      For the Six Months Ended June 30, 1999 (unaudited)
      For the Period from Inception (May 26, 1995) to June 30, 1999 (unaudited)

NOTES TO FINANCIAL STATEMENTS                                        F-9 - F-15

II. For the Twelve Months Ended December 31, 1998

INDEPENDENT AUDITORS' REPORT                                            F-16

BALANCE SHEETS
      At December 31, 1997 and December 31, 1998                        F-17

STATEMENTS OF OPERATIONS                                                F-18
      For the Years Ended December 31, 1996, 1997 and 1998
      For the Period from Inception (May 26, 1995) to December
      31, 1998

STATEMENTS OF STOCKHOLDERS' DEFICIENCY                               F-19 - F-21
      For the Period from Inception (May 26, 1995)
      to December 31, 1995
      For the Years Ended December 31, 1996, 1997 and 1998

STATEMENTS OF CASH FLOWS
      For the Years Ended December 31, 1996, 1997 and 1998
      For the Period from Inception (May 26, 1995)
      to December 31, 1998

NOTES TO FINANCIAL STATEMENTS                                        F-23 - F-54

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                     ASSETS
                                    (Note 2)

                                                              At December 31, 1998    At June 30, 1999
                                                              --------------------    ----------------
                                                                                        (Unaudited)
CURRENT ASSETS:
  Cash                                                            $      1,940          $    156,887
  Receivable from related parties                                        5,918                 5,918
  Prepaid expenses and other current assets                                200                 6,481
                                                                  ------------          ------------

    TOTAL CURRENT ASSETS                                                 8,058               169,286

PROPERTY AND EQUIPMENT - net of accumulated
  depreciation                                                          31,846                27,749

OTHER ASSETS:
  Organization and patent costs - net of accumulated
    amortization                                                        26,587                25,555
  Deferred financing costs                                               2,361                    --
  Other assets                                                           7,551                 9,750
                                                                  ------------          ------------

    TOTAL ASSETS                                                  $     76,403          $    232,340
                                                                  ============          ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Convertible notes payable                                       $         --          $    450,000
  Accrued liabilities                                                1,716,809             2,318,125
  Deferred revenue                                                     225,000               375,000
                                                                  ------------          ------------

    TOTAL CURRENT LIABILITIES                                        1,941,809             3,143,125
                                                                  ------------          ------------

CONVERTIBLE DEBENTURES                                               6,970,000             6,660,000
                                                                  ------------          ------------

COMMITMENTS AND OTHER MATTERS (Notes 1, 2, 3, 5 and 6)

STOCKHOLDERS' DEFICIENCY:
  Preferred stock - $0.01 par value; 1,000,000 shares
    authorized; -0- shares issued and outstanding                           --                    --
  Common stock - $0.00025 par value; 50,000,000 shares
    authorized; 19,621,882 and 23,349,454 shares issued and
    outstanding at December 31, 1998 and June 30, 1999,
    respectively                                                         4,905                 5,837
  Additional paid-in capital                                        15,452,783            17,175,640
  Unearned financing costs                                             (47,500)               (4,873)
  Deficit accumulated during the development stage                 (24,245,594)          (26,747,389)
                                                                  ------------          ------------

    TOTAL STOCKHOLDERS' DEFICIENCY                                  (8,835,406)           (9,570,785)
                                                                  ------------          ------------

    TOTAL LIABILITIES AND STOCKHOLDERS'
      DEFICIENCY                                                  $     76,403          $    232,340
                                                                  ============          ============

See notes to financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                            For the Period
                                                       For the Six Months Ended June 30,    from Inception
                                                       --------------------------------    (May 26, 1995) to
                                                            1998               1999          June 30, 1999
                                                        ------------       ------------    -----------------
REVENUES                                                $         --       $         --       $         --
                                                        ------------       ------------       ------------

OPERATING EXPENSES:
  Research and development                                   560,511            493,149          3,923,254
  Consulting fees                                            178,476            317,486          1,708,357
  Compensatory element of stock issuances pursuant
     to consulting agreements                                326,871            660,088          3,131,315
  Other general and administrative expenses                  881,669            397,552          3,504,505
                                                        ------------       ------------       ------------

    TOTAL OPERATING EXPENSES                               1,947,527          1,868,275         12,267,431
                                                        ------------       ------------       ------------

OPERATING LOSS                                            (1,947,527)        (1,868,275)       (12,267,431)
                                                        ------------       ------------       ------------

OTHER EXPENSES:
  Interest expense                                           429,720            341,107          1,208,240
  Amortization of deferred and unearned financing
    costs                                                  3,049,661            292,413         13,271,718
                                                        ------------       ------------       ------------

    TOTAL OTHER EXPENSES                                   3,479,381            633,520         14,479,958
                                                        ------------       ------------       ------------

NET LOSS                                                $ (5,426,908)      $ (2,501,795)      $(26,747,389)
                                                        ============       ============       ============

NET LOSS PER COMMON SHARE                               $       (.28)      $       (.12)
                                                        ============       ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                    19,248,919         20,622,701
                                                        ============       ============

See notes to financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                           For the Three Months Ended June 30,
                                                           -----------------------------------
                                                                 1998               1999
                                                             ------------       ------------
REVENUES                                                     $         --       $         --
                                                             ------------       ------------

OPERATING EXPENSES:
  Research and development                                        252,840            199,376
  Consulting fees                                                  68,434            203,586
  Compensatory element of stock issuances pursuant
    to consulting agreements                                      215,931            570,188
  Other general and administrative expenses                       322,288            243,336
                                                             ------------       ------------

    TOTAL OPERATING EXPENSES                                      859,493          1,216,486
                                                             ------------       ------------

OPERATING LOSS                                                   (859,493)        (1,216,486)
                                                             ------------       ------------

OTHER EXPENSES:
  Interest expense                                                299,095            173,593
  Amortization of deferred and unearned financing costs         1,803,433            160,687
                                                             ------------       ------------

    TOTAL OTHER EXPENSES                                        2,102,528            334,280
                                                             ------------       ------------

NET LOSS                                                     $ (2,962,021)      $ (1,550,766)
                                                             ============       ============

NET LOSS PER COMMON SHARE                                    $       (.16)      $       (.07)
                                                             ============       ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                                  19,554,670         21,170,622
                                                             ============       ============

See notes to financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                   (UNAUDITED)

        FOR THE PERIOD FROM INCEPTION (MAY 26, 1995) TO DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999



                                                                          Common Stock               Additional
                                                       Date of    ----------------------------         Paid-in
Period Ended December 31, 1995:                      Transaction   Shares (1)        Amount            Capital
------------------------------                       -----------  -----------      -----------       -----------
Founder shares issued ($0.00025 per share)             05/26/95     4,380,800      $     1,095       $    (1,095)
Issuance of stock for offering consulting fees
  ($0.0625 per share)                                  08/31/95       440,000              110            27,390
Issuance of stock ($0.0625 and $0.25
  per share)                                            Various     4,080,000            1,020           523,980
Issuance of stock for license ($0.0625 per
  share)                                               08/31/95       600,000              150            37,350
Issuance of stock options for offering legal
  and consulting fees                                                      --               --            75,000
Offering expenses                                                          --               --          (105,398)
Net loss                                                                   --               --                --
                                                                  -----------      -----------       -----------
Balance - December 31, 1995                                         9,500,800            2,375           557,227

Year Ended December 31, 1996:

Issuance of stock ($0.25 per share)                     Various     1,278,000              320           319,180
Exercise of stock options                              01/18/96       600,000              150                --
Issuance of stock for consulting fees
  ($0.34375 per share)                                 03/22/96       160,000               40            54,960
Issuance of stock for consulting fees
  ($0.0625 per share)                                  05/15/96     2,628,000              657           163,593
Issuance of stock for consulting fees
  ($0.590625 per share)                                06/19/96     1,500,000              375           885,563
Issuance of stock for consulting fees
  ($1.82 per share)                                    11/12/96        57,036               14           104,275
Issuance of stock pursuant to bridge financing
  ($1.81325 per share)                                    12/96     1,500,000              375         2,719,500
Amortization of unearned financing costs                                   --               --                --
Repayment by stockholders                                                  --               --                --
Net loss                                                                   --               --                --
                                                                  -----------      -----------       -----------

Balance - December 31, 1996                                        17,223,836      $     4,306       $ 4,804,298
                                                                  ===========      ===========       ===========

                                                                                           Deficit
                                                                                         Accumulated
                                                                         Unearned         During the
                                                       Due from          Financing        Development
Period Ended December 31, 1995:                      Stockholders          Costs             Stage             Total
------------------------------                       ------------       -----------      ------------       -----------
Founder shares issued ($0.00025 per share)            $        --       $        --       $        --       $        --
Issuance of stock for offering consulting fees
  ($0.0625 per share)                                          --                --                --            27,500
Issuance of stock ($0.0625 and $0.25
  per share)                                               (3,000)               --                --           522,000
Issuance of stock for license ($0.0625 per
  share)                                                       --                --                --            37,500
Issuance of stock options for offering legal
  and consulting fees                                          --                --                --            75,000
Offering expenses                                              --                --                --          (105,398)
Net loss                                                       --                --          (513,226)         (513,226)
                                                      -----------       -----------       -----------       -----------
Balance - December 31, 1995                                (3,000)               --          (513,226)           43,376

Year Ended December 31, 1996:

Issuance of stock ($0.25 per share)                            --                --                --           319,500
Exercise of stock options                                      --                --                --               150
Issuance of stock for consulting fees
  ($0.34375 per share)                                         --                --                --            55,000
Issuance of stock for consulting fees
  ($0.0625 per share)                                          --                --                --           164,250
Issuance of stock for consulting fees
  ($0.590625 per share)                                        --                --                --           885,938
Issuance of stock for consulting fees
  ($1.82 per share)                                            --                --                --           104,289
Issuance of stock pursuant to bridge financing
  ($1.81325 per share)                                         --        (2,719,875)               --                --
Amortization of unearned financing costs                       --           226,656                --           226,656
Repayment by stockholders                                   3,000                --                --             3,000
Net loss                                                       --                --        (3,476,983)       (3,476,983)
                                                      -----------       -----------       -----------       -----------

Balance - December 31, 1996                           $        --       $(2,493,219)      $(3,990,209)      $(1,674,824)
                                                      ===========       ===========       ===========       ===========

(1) Share amounts have been restated to reflect the 4 for 1 stock split on June 1, 1996.

See notes to financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                   (UNAUDITED)

        FOR THE PERIOD FROM INCEPTION (MAY 26, 1995) TO DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999



                                                                                 Common Stock                Additional
                                                          Date of        -----------------------------         Paid-in
Year Ended December 31, 1997:                           Transaction      Shares (1)          Amount            Capital
----------------------------                            -----------      ----------       ------------       ------------
Balance - December 31, 1996                                              17,223,836       $      4,306       $  4,804,298

Issuance of stock for consulting fees
  ($2.50 per share)                                        03/97             64,000                 16            159,984
Issuance of stock for consulting fees
  ($5.45 per share)                                        06/97             39,000                  9            212,540
Issuance of stock for consulting fees
  ($5.00 per share)                                        09/97             59,000                 15            294,986
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($5.45 per share)                                        06/97            500,000                125          2,724,875
Value assigned to conversion feature of
  Convertible Debentures                                   11/97                 --                 --          1,337,143
Value assigned to issuance of 127,500 warrants
  in consideration for interest and placement
  fees in connection with Convertible
  Debentures                                               11/97                 --                 --            284,480
Value assigned to issuance of 35,000 warrants
  to shareholder for consulting services                   11/97                 --                 --             39,588
Value assigned to issuance of 364,000 warrants
  to shareholder as additional consideration
  for financing activities                                 11/97                 --                 --            862,680
Issuance of stock for consulting fees
  ($4.00 per share)                                        12/97             43,000                 11            171,989
Accrual of stock issued January 1998 pursuant
  to penalty provision of bridge financing
  ($2.00 per share)                                        12/97          1,000,000                250          1,999,750
Amortization of unearned financing costs                                         --                 --                 --
Net loss                                                                         --                 --                 --
                                                                         ----------       ------------       ------------
Balance - December 31, 1997                                              18,928,836       $      4,732       $ 12,892,313
                                                                         ==========       ============       ============

                                                                                                 Deficit
                                                                                               Accumulated
                                                                             Unearned           During the
                                                          Due from           Financing         Development
Year Ended December 31, 1997:                           Stockholders           Costs              Stage              Total
----------------------------                             ----------         ------------       ------------       ------------
Balance - December 31, 1996                              $         --       $ (2,493,219)      $ (3,990,209)      $ (1,674,824)

Issuance of stock for consulting fees
  ($2.50 per share)                                                --                 --                 --            160,000
Issuance of stock for consulting fees
  ($5.45 per share)                                                --                 --                 --            212,549
Issuance of stock for consulting fees
  ($5.00 per share)                                                --                 --                 --            295,001
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($5.45 per share)                                                --         (2,725,000)                --                 --
Value assigned to conversion feature of
  Convertible Debentures                                           --         (1,337,143)                --                 --
Value assigned to issuance of 127,500 warrants
  in consideration for interest and placement
  fees in connection with Convertible
  Debentures                                                       --           (284,480)                --                 --
Value assigned to issuance of 35,000 warrants
  to shareholder for consulting services                           --            (39,588)                --                 --
Value assigned to issuance of 364,000 warrants
  to shareholder as additional consideration
  for financing activities                                         --           (862,680)                --                 --
Issuance of stock for consulting fees
  ($4.00 per share)                                                --                 --                 --            172,000
Accrual of stock issued January 1998 pursuant
  to penalty provision of bridge financing
  ($2.00 per share)                                                --         (2,000,000)                --                 --
Amortization of unearned financing costs                           --          8,426,793          8,426,793
Net loss                                                           --                 --        (12,441,242)       (12,441,242)
                                                         ------------       ------------       ------------       ------------
Balance - December 31, 1997                              $         --       $ (1,315,317)      $(16,431,451)      $ (4,849,723)
                                                         ============       ============       ============       ============


(1) Share amounts have been restated to reflect the 4 for 1 stock split on June 1, 1996.

See notes to financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY

        FOR THE PERIOD FROM INCEPTION (MAY 26, 1995) TO DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999



                                                                                 Common Stock                  Additional
                                                           Date of      -------------------------------         Paid-in
Year Ended December 31, 1998:                            Transaction     Shares (1)           Amount            Capital
----------------------------                             -----------    ------------       ------------       ------------
Balance - December 31, 1997                                               18,928,836       $      4,732       $ 12,892,313
Issuance of stock for consulting fees
  ($2.58 per share)                                          03/98            43,000                 11            110,930
Issuance of stock for consulting fees
  ($0.85 per share)                                          06/98           143,000                 35            215,895
Issuance of stock for consulting fees
  ($0.32 per share)                                          09/98           126,617                 32            107,503
Issuance of stock for consulting fees                        12/98           155,427                 39             81,505
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($1.0625 per share)                                        04/98           500,000                125            531,124
Value assigned to conversion feature of
  Convertible Debentures and 60,000
  warrants issued as additional interest                     02/98                --                 --          1,100,000
Value assigned to conversion feature of
  Convertible Debentures and 125,000 warrants
  issued as additional interest                              07/98                --                 --            475,000
Cancellation of stock issued for consulting fees             07/98          (375,000)               (94)           (93,656)
Issuance of stock for conversion of debenture
  note payable ($0.32 per share)                          09/98, 11/98       100,002                 25             32,169
Amortization of unearned financing costs                                          --                 --                 --
Net loss                                                                          --                 --                 --
                                                                        ------------       ------------       ------------
Balance - December 31, 1998                                               19,621,882       $      4,905       $ 15,452,783
                                                                        ============       ============       ============

                                                                                               Deficit
                                                                                              Accumulated
                                                                             Unearned         During the
                                                           Due from          Financing        Development
Year Ended December 31, 1998:                            Stockholders          Costs             Stage              Total
----------------------------                             ------------      ------------       ------------       ------------
Balance - December 31, 1997                              $         --      $ (1,315,317)      $(16,431,451)      $ (4,849,723)
Issuance of stock for consulting fees
  ($2.58 per share)                                                --                --                 --            110,941
Issuance of stock for consulting fees
  ($0.85 per share)                                                --                --                 --            215,930
Issuance of stock for consulting fees
  ($0.32 per share)                                                --                --                 --            107,535
Issuance of stock for consulting fees                              --                --                 --             81,544
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($1.0625 per share)                                              --          (531,249)                --                 --
Value assigned to conversion feature of
  Convertible Debentures and 60,000
  warrants issued as additional interest                           --        (1,100,000)                --                 --
Value assigned to conversion feature of
  Convertible Debentures and 125,000 warrants
  issued as additional interest                                    --          (475,000)                --                 --
Cancellation of stock issued for consulting fees                   --                --                 --            (93,750)
Issuance of stock for conversion of debenture
  note payable ($0.32 per share)                                   --                --                 --             32,194
Amortization of unearned financing costs                           --         3,374,066                 --          3,374,066
Net loss                                                           --                --         (7,814,143)        (7,814,143)
                                                         ------------      ------------       ------------       ------------
Balance - December 31, 1998                              $         --      $    (47,500)      $(24,245,594)      $ (8,835,406)
                                                         ============      ============       ============       ============

(1) Share amounts have been restated to reflect the 4 for 1 stock split on June 1, 1996.

The accompanying notes are an integral part of these financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                   (UNAUDITED)

        FOR THE PERIOD FROM INCEPTION (MAY 26, 1995) TO DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999



                                                                                 Common Stock                  Additional
                                                           Date of      -------------------------------         Paid-in
Six Months Ended June 30, 1999:                          Transaction     Shares (1)           Amount            Capital
------------------------------                           -----------    ------------       ------------       ------------
Balance - December 31, 1998                                             19,621,882          $  4,905          $15,452,783

Issuance of stock for consulting fees
  ($0.77 per share)                                        03/99           116,039                29               89,871

Issuance of stock for consulting fees
  ($0.72 per share)                                        06/99           624,332               156              446,532

Issuance of stock for conversion of debenture
  note payable ($0.35 per share)                           02/99           987,201               247              341,029

Value assigned to conversion feature of
  Convertible Debentures and 84,750 warrants
  issued as additional interest                            01/99                --                --              175,425

Value assigned to additional consideration for
  financing activities ($0.72 per share)                   05/99           100,000                25               71,975

Issuance of stock for additional working
  capital ($0.25 per share)                                06/99         1,900,000               475              474,525

Modification of warrants issued                            06/99                --                --              123,500

Amortization of unearned financing costs                                        --                --                   --

Net loss                                                                        --                --                   --
                                                                        ----------          --------          -----------
Balance - June 30, 1999                                                 23,349,454          $  5,837          $17,175,640
                                                                        ==========          ========          ===========

                                                                                               Deficit
                                                                                              Accumulated
                                                                             Unearned         During the
                                                           Due from          Financing        Development
Six Months Ended June 30, 1999:                          Stockholders          Costs             Stage              Total
------------------------------                           ------------      ------------       ------------       ------------
Balance - December 31, 1998                                $    --          $  (47,500)       $(24,245,594)      $(8,835,406)

Issuance of stock for consulting fees
  ($0.77 per share)                                             --                  --                  --            89,900

Issuance of stock for consulting fees
  ($0.72 per share)                                             --                  --                  --           446,688

Issuance of stock for conversion of debenture
  note payable ($0.35 per share)                                --                  --                  --           341,276

Value assigned to conversion feature of
  Convertible Debentures and 84,750 warrants
  issued as additional interest                                 --             (175,425)                --                --

Value assigned to additional consideration for
  financing activities ($0.72 per share)                        --              (72,000)                --                --

Issuance of stock for additional working
  capital ($0.25 per share)                                     --                   --                 --           475,000

Modification of warrants issued                                 --                   --                 --           123,500

Amortization of unearned financing costs                        --              290,052                 --           290,052

Net loss                                                        --                   --         (2,501,795)       (2,501,795)
                                                            ------          -----------       ------------       -----------
Balance - June 30, 1999                                     $   --          $    (4,873)      $(26,747,389)      $(9,570,785)
                                                            ======          ===========       ============       ===========

(1) Share amounts have been restated to reflect the 4 for 1 stock split on June 1, 1996.

See notes to financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                           For the Period
                                                                                                           from Inception
                                                                         For the Six Months Ended June 30, (May 26, 1995) to
                                                                               1998            1999         June 30, 1999
                                                                           ------------    ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                               $ (5,426,908)   $ (2,501,795)     $(26,747,387)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                             4,698           5,128            19,026
        Amortization of deferred and unearned financing costs                 3,049,661         292,413        13,271,718
        Accrued interest                                                        208,329          31,276            31,276
        Stock issued for license                                                     --              --            37,500
        Consulting fees satisfied by stock issuances                            326,871         660,089         3,131,316
                                                                           ------------    ------------      ------------

            Sub-total                                                         1,837,343      (1,512,889)      (10,256,553)

        Cash provided by (used in) the change in assets and liabilities:
            Decrease in advances to related parties                                  --              --            (5,918)
            Increase in prepaid expenses                                         (5,453)         (6,281)           (6,481)
            Increase in other assets                                             (2,400)         (2,199)           (9,751)
            Increase in accrued liabilities                                     539,425         601,316         1,970,318
            Increase in deferred revenue                                             --         150,000           375,000
                                                                           ------------    ------------      ------------

      NET CASH USED IN OPERATING ACTIVITIES                                  (1,305,777)       (770,053)       (7,933,385)
                                                                           ------------    ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Organization and patent costs                                                    --              --           (31,358)
    Capital expenditures                                                        (20,038)             --           (40,972)
                                                                           ------------    ------------      ------------

      NET CASH USED IN INVESTING ACTIVITIES                                     (20,038)             --           (72,330)
                                                                           ------------    ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from exercise of stock options                                          --              --               150
    Proceeds from issuance of common stock                                           --         475,000         1,316,500
    Offering costs                                                                   --              --            (2,898)
    Repayment by stockholders                                                        --              --             3,000
    Proceeds from Convertible Debentures                                      3,000,000         450,000         7,450,000
    Proceeds from bridge notes                                                       --              --         2,000,000
    Repayments of bridge notes                                               (2,000,000)             --        (2,000,000)
    Borrowings from stockholders                                                     --              --           561,140
    Repayment to stockholders                                                        --              --          (561,140)
    Deferred financing costs                                                   (235,000)             --          (604,150)
                                                                           ------------    ------------      ------------

      NET CASH PROVIDED BY FINANCING
         ACTIVITIES                                                             765,000         925,000         8,162,602
                                                                           ------------    ------------      ------------

(DECREASE) INCREASE IN CASH                                                    (560,815)        154,947           156,887

CASH - BEGINNING                                                                617,756           1,940                --
                                                                           ------------    ------------      ------------

CASH - ENDING                                                              $     56,941    $    156,887      $    156,887
                                                                           ============    ============      ============

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for:
    Interest                                                               $     36,630    $        526      $    316,447
                                                                           ============    ============      ============

    Income taxes                                                           $         --    $         --      $         --
                                                                           ============    ============      ============

See notes to financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1999

NOTE 1 - BASIS OF PRESENTATION

      The accompanying financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission ( the "SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to state fairly the financial position and results of operations as of and for the periods indicated. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 1998, included in the Company's Form 10K as filed with the Securities and Exchange Commission.

      The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2- BUSINESS AND CONTINUED OPERATIONS

      Eurotech, Ltd. (the "Company") was incorporated under the laws of the District of Columbia on May 26, 1995. The Company is a development-stage, technology transfer, holding, marketing and management company, formed to commercialize new, existing but previously unrecognized, and previously "classified" technologies, with a particular current emphasis on technologies developed by prominent research institutes and individual researchers in the former Soviet Union and in Israel, and to license those and other Western technologies for business and other commercial applications principally in Western and Central Europe, Ukraine, Russia and North America. Since the Company's formation, it has acquired development and marketing rights to a number of technologies by purchase, assignments, and licensing arrangements. The Company intends to operate its business by licensing its technologies to end-users and through development and operating joint ventures and strategic alliances. To date, the Company has not generated any revenues from operations.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1999

NOTE 2 - BUSINESS AND CONTINUED OPERATIONS (Continued)

      The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying financial statements, the Company has incurred losses from operations from inception. As of June 30, 1999, the Company has a stockholders' deficiency of $9,570,785, a working capital deficiency of $2,973,839 and an accumulated deficit since inception of $26,747,389. The Company requires additional funds to commercialize its technologies and continue research and development efforts. Until the commencement of sales, the Company will have no operating revenues, but will continue to incur substantial expenses and operating losses. No assurances can be given that the Company can complete development of any technology, not yet completely developed, or that with respect to any technology that is fully developed, it can be manufactured on a large scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. Being a start-up stage entity, the Company is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern.

      Since inception, the Company has financed its operations through sale of its securities, shareholder loans, a bridge financing totalling $2,000,000 completed in December of 1996, a Convertible Debenture financing of $3,000,000 completed in November of 1997 and a Convertible Debenture financing of $3,000,000 and $1,000,000 completed during February and July 1998, respectively. Proceeds from the February 1998 Convertible Debenture financing were used to retire the $2,000,000 bridge note. In January 1999, the Company borrowed $450,000 from two stockholders and issued a secured promissory note (see Note 3). In May 1999, the Company borrowed $50,000 from an unrelated party, which was repaid in June 1999. During the quarter ended June 30, 1999, the Company raised $475,000 from the sale of restricted common stock. The Company is exploring additional sources of working capital, which include a private offering of common stock, private borrowings and joint ventures.

      While no assurance can be given, management believes the Company can raise adequate capital to keep the Company functioning during 1999. No assurance can be given that the Company can successfully obtain any working capital or complete any proposed offerings or, if obtained, that such funding will not cause substantial dilution to shareholders of the Company. Further, no assurance can be given as to the completion of research and development and the successful marketing of the technologies.

      These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1999

NOTE 3 - NOTES PAYABLE

      Secured Promissory Notes

      On January 6, 1999, the Company's Chairman and the majority convertible debt holder provided $450,000 of short-term financing to the Company, evidenced by two secured promissory notes. Each secured promissory note bears interest at 13% per annum and is due January 6, 2000. The promissory notes are collateralized by the Company's intangible assets and can be exchanged for 8% Convertible Debentures under terms similar to the current outstanding debentures. As additional consideration for the financing, the Company issued to the secured promissory note holders warrants to purchase 84,750 shares of the Company's common stock at an exercise price of $0.36 per share. The warrants expire five years from January 6, 1999.

      The Company has assigned a value to the debt's beneficial conversion feature and warrants amounting to $175,425, and such amount is being amortized over 180 days commencing January 6, 1999.

NOTE 4 - STOCKHOLDERS' DEFICIENCY

      Significant Common Stock Issuances During 1999

      During the six months ended June 30, 1999, a debenture holder converted $310,000 of principal and $31,276 of accrued interest into 987,201 shares of common stock.

      During the six months ended June 30, 1999, the Company issued 740,371 shares of common stock as consideration for consulting services performed by various employees and consultants, including related parties, through June 30, 1999. Shares issued under these arrangements were valued at $536,403, which was all charged to operations during the six months ended June 30, 1999.

      During the quarter ended June 30, 1999, the Company sold 1,900,000 shares of its restricted common stock for $475,000.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1999

NOTE 4 - STOCKHOLDERS' DEFICIENCY (Continued)

      Earnings Per Share

      Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

Warrants to purchase common stock                                      1,696,250
Convertible Debentures (assumed conversion at June 30, 1999
    market value price and at largest discount)                       16,174,380
Option to purchase common stock                                           50,000
                                                                      ----------
Total as of June 30, 1999                                             17,920,630
                                                                      ==========

Substantial issuance after June 30, 1999 through July 31, 1999:

Warrants to purchase common stock                                         50,000
                                                                      ==========

NOTE 5 - TECHNOLOGY INVESTMENTS AND LICENSING AGREEMENT

      Investments in Israeli Technology Companies

      During 1997 and 1998, the Company agreed to acquire a 20% interest in seven separate Israeli technology, research and development companies ("incubators"). The Company's share of losses incurred by these companies has been accounted for on the equity basis and included in research and development expenses.

      The Company had, as of December 31, 1998, a 20% interest in Chemonol, an Israeli research and development company. On January 20, 1999, the Company entered into an agreement to invest $300,000 in exchange for an additional 16% of Chemonol's voting stock. The agreement provides for the Company to make four (4) equal payments of $75,000 commencing March 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000. At the completion of the transaction, the Company will own 36% of Chemonol. During the six months ended June 30, 1999, the Company paid $150,000 under the agreement, which was charged to research and development costs.

      During the six months ended June 30, 1999, an additional $71,000 was invested in the seven Israeli technology incubators.

      The amount charged to research and development expenses related to these investments for the six months ended June 30, 1999 approximated $221,000, which reduced the carrying value of the Company's investment in these seven companies to $-0- at June 30, 1999.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1999

NOTE 5 - TECHNOLOGY INVESTMENTS AND LICENSING AGREEMENT (Continued)

      Proposed Sale of Technology

      The Company received a deposit on a proposed sale of its sublicensing rights to Re-sealable Container Systems and TetraPak containers. The proposed transaction is presently in the discussion stage and to-date, no agreements have been signed. Included in unearned revenue is the $150,000 deposit related to the proposed sale.

NOTE 6 - CONTINGENCIES AND OTHER MATTERS

      Concentration of Credit Risk

      Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash which is at one bank. Future concentration of credit risk may arise from trade accounts receivable. Ongoing credit evaluations of customers' financial condition will be performed and, generally, no collateral will be required.

      International Operations

      The Company has strategic alliances, collaboration agreements and licensing agreements with entities which are based in Russia and Ukraine. Both of these countries have experienced volatile and frequently unfavorable economic, political and social conditions. The Russian economy and the Ukraine economy are characterized by declining gross domestic production, significant inflation, increasing rates of unemployment and underemployment, unstable currencies, and high levels of governmental debt as compared to gross domestic production. The prospects of wide-spread insolvencies and the collapse of various economic sectors exist in both countries.

      In view of the foregoing, the Company's business, earnings, asset values and prospects may be materially and adversely affected by developments with respect to inflation, interest rates, currency fluctuations, government policies, price and wage controls, exchange control regulations, taxation, expropriation, social instability, and other political, economic or diplomatic developments in or affecting Russia and Ukraine. The Company has no control over such conditions and developments, and can provide no assurance that such conditions and developments will not adversely affect the Company's operations.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1999

NOTE 6 - CONTINGENCIES AND OTHER MATTERS (Continued)

      Litigation

      In December 1997, Raymond Dirks, Jessy Dirks, Robert Brisotti and David Morris filed an action in the Supreme Court for the State of New York, County of New York, against Eurotech, Ltd. for breach of contract, seeking injunctive relief, specific performance and monetary damages of nearly $5 million (the "Dirks Litigation"). The Dirks Litigation arises solely from an agreement between Eurotech and National Securities Corporation ("National") relating to financial advisory services to be performed by National Securities Corporation, a broker/dealer with which the plaintiffs were affiliated and of which Raymond Dirks Research was a division. Eurotech granted National a warrant certificate for 470,000 shares at $1.00 per share as a retainer for general financial advisory services. In conjunction with the separation of the plaintiffs and Raymond Dirks Research from National Securities Corporation, National assigned a significant portion of the warrant certificate to the plaintiffs. It is Eurotech's position that the warrant certificate is voidable.

      The plaintiffs allege, among other things, that they are entitled to damages composed of both the value of the stock on the date of their purported exercise of an alleged assignment of the warrant certificate, and the decrease in value of the price of the stock since the date of their purported exercise. Eurotech believes that the plaintiffs have significantly overstated their monetary damage claim and that, having sought monetary damages, the plaintiffs are not entitled to any type of equitable relief.

      Process was served upon Eurotech at its California office in late January 1998. Based on the advice of its outside counsel, Eurotech believes that the plaintiffs' claims will be resolved favorably to the Company. In response to the Dirks litigation, the Company has filed an appropriate response, including counterclaims relating thereto. However, it is possible that the Company will be adjudged liable in the Dirks Litigation, and if so, the resolution of the litigation could have a material adverse effect on the Company.

      Former Employee Dispute

      The former president has advised the Company that he believes that he was wrongfully terminated under the provisions of a certain employment agreement allegedly executed by the Company in his behalf, and has made demand for certain payments, as provided in the employment agreement in his possession. The Company has taken the position that there is no valid employment agreement with the former president and that he is not entitled to the payments demanded and is attempting to negotiate a settlement of the matter. The Company is unable to predict the outcome of this matter or any potential liability, which the Company may incur.

                                 EUROTECH, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 1999

NOTE 7 - SUBSEQUENT EVENT

      Employment Agreements

      In April 1999, the Company entered into an employment agreement with the President of the Company providing for an annual salary of $140,000. In addition, the Company issued 60,000 shares of common stock. As of July 1, 1999, the President resigned. On July 7, 1999, the Company entered into a letter agreement with its new President providing for a salary of $100,000 for the year commencing July 7, 1999, with an initial signing bonus of warrants to purchase 50,000 shares of common stock at a price equal to the market price at July 1, 1999. The warrants are exercisable for a term of three years.

Board of Directors and Stockholders
Eurotech, Ltd.

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Eurotech, Ltd. (the " Company") (a development stage company) as of December 31, 1997 and 1998 and the related statements of operations, stockholders' deficiency, and cash flows for the years ended December 31, 1996, 1997 and 1998 and for the period from inception (May 26, 1995) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eurotech, Ltd. (a development stage company) at December 31, 1997 and 1998 and the results of its operations and its cash flows for the years ended December 31, 1996, 1997 and 1998 and for the period from inception (May 26, 1995) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered a loss from operations in each of its four years of operations and, as of December 31, 1998, had a working capital deficiency and a stockholders' deficiency. As discussed in
Note 1 to the financial statements, these factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ Tabb, Conigliaro & McGann, P.C.

                                                 TABB, CONIGLIARO & McGANN, P.C.

New York, New York
March 12, 1999

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                                                   At December 31,
                                  ASSETS                                                   ----------------------------
                                 (Note 1)                                                       1997            1998
                                                                                           ------------    ------------
CURRENT ASSETS:
  Cash (Note 2)                                                                            $    617,756    $      1,940
  Receivable from related parties (Note 6)                                                        5,918           5,918
  Prepaid expenses and other current assets                                                      21,539             200
                                                                                           ------------    ------------

      TOTAL CURRENT ASSETS                                                                      645,213           8,058

PROPERTY AND EQUIPMENT - net of accumulated  depreciation (Notes 2 and 4)                        14,050          31,846

OTHER ASSETS:
  Organization and patent costs - net of accumulated amortization (Notes 2 and 5)                28,651          26,587
  Deferred financing costs (Notes 2 and 11)                                                     261,178           2,361
  Other assets                                                                                    3,151           7,551
                                                                                           ------------    ------------

      TOTAL ASSETS                                                                         $    952,243    $     76,403
                                                                                           ============    ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Notes payable - bridge notes (Notes 7 and 11)                                            $  2,000,000    $         --
  Accrued liabilities (Note 9)                                                                  576,966       1,716,809
  Deferred revenue (Notes 2 and 3)                                                              225,000         225,000
                                                                                           ------------    ------------

      TOTAL CURRENT LIABILITIES                                                               2,801,966       1,941,809
                                                                                           ------------    ------------

CONVERTIBLE DEBENTURES (Notes 8, 11 and 16)                                                   3,000,000       6,970,000
                                                                                           ------------    ------------

COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (Notes 1, 3, 7, 8, 11, 13, and 16)

STOCKHOLDERS' DEFICIENCY: (Notes 2, 7, 8, 11, 12, 13 and 16)
  Preferred stock - $0.01 par value; 1,000,000 shares authorized;
     -0- shares issued and outstanding                                                               --              --
  Common stock - $0.00025 par value; 50,000,000 shares authorized;
     18,928,836 and 19,621,882 shares issued and outstanding at December 31,
    1997 and December 31, 1998, respectively                                                      4,732           4,905
  Additional paid-in capital                                                                 12,892,313      15,452,783
  Unearned financing costs                                                                   (1,315,317)        (47,500)
  Deficit accumulated during the development stage                                          (16,431,451)    (24,245,594)
                                                                                           ------------    ------------

      TOTAL STOCKHOLDERS' DEFICIENCY                                                         (4,849,723)     (8,835,406)
                                                                                           ------------    ------------

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                       $    952,243    $     76,403
                                                                                           ============    ============

The accompanying notes are an integral part of these financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                                       For the Period
                                                               For the Years Ended December 31,       from Inception
                                                        --------------------------------------------  (May 26, 1995) to
                                                             1996           1997            1998      December 31, 1998
                                                        ------------    ------------    ------------  -----------------
REVENUES                                                $         --    $         --    $         --    $         --
                                                        ------------    ------------    ------------    ------------
OPERATING EXPENSES:
  Research and development (Notes 2 and 3)                 1,170,782       1,007,671       1,039,591       3,430,105
  Consulting fees (Notes 11 and 13)                          277,353         553,295         293,323       1,390,871
  Compensatory element of stock issuances pursuant to
     consulting agreements                                 1,209,477         839,550         422,200       2,471,227
  Other general and administrative expenses                  547,447       1,262,067       1,263,174       3,106,953
                                                        ------------    ------------    ------------    ------------
    TOTAL OPERATING EXPENSES                               3,205,059       3,662,583       3,018,288      10,399,156
                                                        ------------    ------------    ------------    ------------
OPERATING LOSS                                            (3,205,059)     (3,662,583)     (3,018,288)    (10,399,156)
                                                        ------------    ------------    ------------    ------------
OTHER EXPENSES:
  Interest expense (Notes 6, 7 and 8)                         43,422         270,740         552,971         867,133
  Amortization of deferred and unearned financing
     costs (Notes 2, 7, 8 and 11)                            228,502       8,507,919       4,242,884      12,979,305
                                                        ------------    ------------    ------------    ------------
    TOTAL OTHER EXPENSES                                     271,924       8,778,659       4,795,855      13,846,438
                                                        ------------    ------------    ------------    ------------

NET LOSS                                                $ (3,476,983)   $(12,441,242)   $ (7,814,143)   $(24,245,594)
                                                        ============    ============    ============    ============

BASIC AND DILUTED LOSS PER SHARE
  (Notes 2 and 11)                                      $      (0.23)   $      (0.71)   $       (.40)
                                                        ============    ============    ============

WEIGHTED AVERAGE COMMON SHARES
   USED IN BASIC AND DILUTED LOSS
   PER SHARE (Notes 2 and 11)                             14,808,000      17,581,711      19,323,098
                                                        ============    ============    ============

The accompanying notes are an integral part of these financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY

        FOR THE PERIOD FROM INCEPTION (MAY 26, 1995) TO DECEMBER 31, 1995
              AND THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                       (Notes 2, 7, 8, 11, 12, 13 and 16)



                                                                       Common Stock
                                                     Date of       ---------------------         Paid-in         Due from
Period Ended December 31, 1995:                    Transaction     Shares(1)      Amount         Capital       Stockholders
-------------------------------                    -----------     ------         ------         -------       ------------
Founder shares issued ($0.00025 per share)           05/26/95      4,380,800    $     1,095     $    (1,095)    $        --
Issuance of stock for offering consulting fees
  ($0.0625 per share)                                08/31/95        440,000            110          27,390              --
Issuance of stock ($0.0625 and $0.25
  per share)                                          Various      4,080,000          1,020         523,980          (3,000)
Issuance of stock for license ($0.0625 per
  share)                                             08/31/95        600,000            150          37,350              --
Issuance of stock options for offering legal
  and consulting fees                                                     --             --          75,000              --
Offering expenses                                                         --             --        (105,398)             --
Net loss                                                                  --             --              --              --
                                                                 -----------    -----------     -----------     -----------
Balance - December 31, 1995                                        9,500,800          2,375         557,227          (3,000)

Year Ended December 31, 1996:

Issuance of stock ($0.25 per share)                   Various      1,278,000            320         319,180              --
Exercise of stock options                            01/18/96        600,000            150              --              --
Issuance of stock for consulting fees
  ($0.34375 per share)                               03/22/96        160,000             40          54,960              --
Issuance of stock for consulting fees
  ($0.0625 per share)                                05/15/96      2,628,000            657         163,593              --
Issuance of stock for consulting fees
  ($0.590625 per share)                              06/19/96      1,500,000            375         885,563              --
Issuance of stock for consulting fees
  ($1.82 per share)                                  11/12/96         57,036             14         104,275              --
Issuance of stock pursuant to bridge financing
  ($1.81325 per share)                                  12/96      1,500,000            375       2,719,500              --
Amortization of unearned financing costs                                  --             --              --              --
Repayment by stockholders                                                 --             --              --           3,000
Net loss                                                                  --             --              --              --
                                                                 -----------    -----------     -----------     -----------
Balance - December 31, 1996                                       17,223,836    $     4,306     $ 4,804,298     $        --
                                                                 ===========    ===========     ===========     ===========

                                                                           Deficit
                                                                         Accumulated
                                                        Unearned         During the
                                                        Financing        Development
Period Ended December 31, 1995:                           Costs             Stage          Total
-------------------------------                           -----          -----------    -----------
Founder shares issued ($0.00025 per share)             $        --     $        --     $        --
Issuance of stock for offering consulting fees
  ($0.0625 per share)                                           --              --          27,500
Issuance of stock ($0.0625 and $0.25
  per share)                                                    --              --         522,000
Issuance of stock for license ($0.0625 per
  share)                                                        --              --          37,500
Issuance of stock options for offering legal
  and consulting fees                                           --              --          75,000
Offering expenses                                               --              --        (105,398)
Net loss                                                        --        (513,226)       (513,226)
                                                       -----------     -----------     -----------
Balance - December 31, 1995                                     --        (513,226)         43,376

Year Ended December 31, 1996:

Issuance of stock ($0.25 per share)                             --              --         319,500
Exercise of stock options                                       --              --             150
Issuance of stock for consulting fees
  ($0.34375 per share)                                          --              --          55,000
Issuance of stock for consulting fees
  ($0.0625 per share)                                           --              --         164,250
Issuance of stock for consulting fees
  ($0.590625 per share)                                         --              --         885,938
Issuance of stock for consulting fees
  ($1.82 per share)                                             --              --         104,289
Issuance of stock pursuant to bridge financing
  ($1.81325 per share)                                  (2,719,875)             --              --
Amortization of unearned financing costs                   226,656              --         226,656
Repayment by stockholders                                       --              --           3,000
Net loss                                                        --      (3,476,983)     (3,476,983)
                                                       -----------     -----------     -----------
Balance - December 31, 1996                            $(2,493,219)    $(3,990,209)    $(1,674,824)
                                                       ===========     ===========     ===========

(1) Share amounts have been restated to reflect the 4 for 1 stock split on June 1, 1996.

The accompanying notes are an integral part of these financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY

      FOR THE PERIOD FROM INCEPTION (MAY 26, 1995) TO DECEMBER 31, 1995 AND
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                       (Notes 2, 7, 8, 11, 12, 13 and 16)

                                                                       Common Stock         Additional
                                                     Date of       ---------------------     Paid-in         Due from
Year Ended December 31, 1997:                      Transaction     Shares(1)      Amount     Capital       Stockholders
-----------------------------                      -----------     ------         ------     -------       ------------
Balance - December 31, 1996                                       17,223,836     $4,306    $  4,804,298     $       --

Issuance of stock for consulting fees
  ($2.50 per share)                                   03/97           64,000         16         159,984             --
Issuance of stock for consulting fees
  ($5.45 per share)                                   06/97           39,000          9         212,540             --
Issuance of stock for consulting fees
  ($5.00 per share)                                   09/97           59,000         15         294,986             --
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($5.45 per share)                                   06/97          500,000        125       2,724,875             --
Value assigned to conversion feature of
  Convertible Debentures                              11/97               --         --       1,337,143             --
Value assigned to issuance of 127,500 warrants
  in consideration for interest and placement
  fees in connection with Convertible
  Debentures                                          11/97               --         --         284,480             --
Value assigned to issuance of 35,000 warrants
  to shareholder for consulting services              11/97               --         --          39,588             --
Value assigned to issuance of 364,000 warrants
  to shareholder as additional consideration
  for financing activities                            11/97               --         --         862,680             --
Issuance of stock for consulting fees
  ($4.00 per share)                                   12/97           43,000         11         171,989             --
Accrual of stock issued January 1998 pursuant
  to penalty provision of bridge financing
  ($2.00 per share)                                   12/97        1,000,000        250       1,999,750             --
Amortization of unearned financing costs                                  --         --              --             --
Net loss                                                                  --         --              --             --

                                                                  ----------     ------    ------------     ----------
Balance - December 31, 1997                                       18,928,836     $4,732    $ 12,892,313     $       --
                                                                  ==========     ======    ============     ==========

                                                                       Deficit
                                                                      Accumulated
                                                      Unearned        During the
                                                      Financing       Development
Year Ended December 31, 1997:                           Costs            Stage          Total
-----------------------------                           -----          -----------    -----------
Balance - December 31, 1996                          $(2,493,219)    $ (3,990,209)    $ (1,674,824)

Issuance of stock for consulting fees
  ($2.50 per share)                                           --               --          160,000
Issuance of stock for consulting fees
  ($5.45 per share)                                           --               --          212,549
Issuance of stock for consulting fees
  ($5.00 per share)                                           --               --          295,001
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($5.45 per share)                                   (2,725,000)              --               --
Value assigned to conversion feature of
  Convertible Debentures                              (1,337,143)              --               --
Value assigned to issuance of 127,500 warrants
  in consideration for interest and placement
  fees in connection with Convertible
  Debentures                                            (284,480)              --               --
Value assigned to issuance of 35,000 warrants
  to shareholder for consulting services                 (39,588)              --               --
Value assigned to issuance of 364,000 warrants
  to shareholder as additional consideration
  for financing activities                              (862,680)              --               --
Issuance of stock for consulting fees
  ($4.00 per share)                                           --               --          172,000
Accrual of stock issued January 1998 pursuant
  to penalty provision of bridge financing
  ($2.00 per share)                                   (2,000,000)              --               --
Amortization of unearned financing costs               8,426,793                         8,426,793
Net loss                                                      --      (12,441,242)     (12,441,242)
                                                     -----------     ------------     ------------
Balance - December 31, 1997                         $ (1,315,317)    $(16,431,451)    $ (4,849,723)
                                                     ===========     ============     ============

(1) Share amounts have been restated to reflect the 4 for 1 stock split on June 1, 1996.

The accompanying notes are an integral part of these financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY

        FOR THE PERIOD FROM INCEPTION (MAY 26, 1995) TO DECEMBER 31, 1998
              AND THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                       (Notes 2, 7, 8, 11, 12, 13 and 16)


                                                                       Common Stock           Additional
                                                     Date of       ---------------------       Paid-in          Due from
Year Ended December 31, 1998:                      Transaction     Shares(1)      Amount       Capital        Stockholders
-----------------------------                      -----------     ------         ------       -------        ------------
Balance - December 31, 1997                                       18,928,836     $ 4,732     $ 12,892,313     $         --
Issuance of stock for consulting fees
  ($2.58 per share)                                 03/98             43,000          11          110,930               --
Issuance of stock for consulting fees
  ($0.85 per share)                                 06/98            143,000          35          215,895               --
Issuance of stock for consulting fees
  ($0.32 per share)                                 09/98            126,617          32          107,503               --
Issuance of stock for consulting fees               12/98            155,427          39           81,505               --
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($1.0625 per share)                               04/98            500,000         125          531,124               --
Value assigned to conversion feature of
  Convertible Debentures and 60,000
  warrants issued as additional interest            02/98                 --          --        1,100,000               --
Value assigned to conversion feature of
  Convertible Debentures and 125,000 warrants
  issued as additional interest                     07/98                 --          --          475,000               --
Cancellation of stock issued for consulting
  fees                                              07/98           (375,000)        (94)         (93,656)              --
Issuance of stock for conversion of debenture
  note payable ($0.32 per share)                 09/98, 11/98        100,002          25           32,169               --
Amortization of unearned financing costs                                  --          --               --               --
Net loss                                                                  --          --               --               --

                                                                  ----------     -------     ------------     ------------
Balance - December 31, 1998                                       19,621,882     $ 4,905     $ 15,452,783     $         --
                                                                  ==========     =======     ============     ============

                                                                        Deficit
                                                                      Accumulated
                                                     Unearned         During the
                                                     Financing        Development
Year Ended December 31, 1998:                          Costs             Stage          Total
-----------------------------                          -----          -----------    -----------
Balance - December 31, 1997                         $(1,315,317)    $(16,431,451)    $(4,849,723)
Issuance of stock for consulting fees
  ($2.58 per share)                                          --               --         110,941
Issuance of stock for consulting fees
  ($0.85 per share)                                          --               --         215,930
Issuance of stock for consulting fees
  ($0.32 per share)                                          --               --         107,535
Issuance of stock for consulting fees                        --               --          81,544
Issuance of stock pursuant to penalty
  provision of bridge financing
  ($1.0625 per share)                                  (531,249)              --              --
Value assigned to conversion feature of
  Convertible Debentures and 60,000
  warrants issued as additional interest             (1,100,000)              --              --
Value assigned to conversion feature of
  Convertible Debentures and 125,000 warrants
  issued as additional interest                        (475,000)              --              --
Cancellation of stock issued for consulting
  fees                                                       --               --         (93,750)
Issuance of stock for conversion of debenture
  note payable ($0.32 per share)                             --               --          32,194
Amortization of unearned financing costs              3,374,066               --       3,374,066
Net loss                                                     --       (7,814,143)     (7,814,143)

                                                    -----------     ------------     -----------
Balance - December 31, 1998                         $   (47,500)    $(24,245,594)    $(8,835,406)
                                                    ===========     ============     ===========

(1) Share amounts have been restated to reflect the 4 for 1 stock split on June 1, 1996.

The accompanying notes are an integral part of these financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                    For the Years Ended December 31,
                                                                             --------------------------------------------
                                                                                  1996           1997            1998
                                                                             ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                  $ (3,476,983)   $(12,441,242)   $ (7,814,143)
   Adjustments to reconcile net loss to net cash used by
      operating  activities:
          Depreciation and amortization                                             1,009           4,810           7,896
          Amortization of deferred and unearned financing costs                   228,502       8,507,919       4,242,884
          Stock issued for license                                                     --              --              --
          Consulting fees satisfied by  stock issuances                         1,209,477         839,550         422,200

          Cash provided by (used in) the change in assets and liabilities:
                (Increase) decrease in advances to related parties                (89,918)         84,000              --
                (Increase) decrease in prepaid expenses                           (11,878)         (8,561)         21,339
                Increase in other assets                                           (3,151)             --          (4,400)
                Increase in accrued liabilities                                   279,216         284,650         792,036
                Increase in deferred revenue                                           --         225,000              --
                                                                             ------------    ------------    ------------

     NET CASH USED IN OPERATING ACTIVITIES                                     (1,863,726)     (2,503,874)     (2,332,188)
                                                                             ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Organization and patent costs                                                 (24,639)         (5,162)             --
    Capital expenditures                                                          (10,953)         (6,391)        (23,628)
                                                                             ------------    ------------    ------------

     NET CASH USED IN INVESTING ACTIVITIES                                        (35,592)        (11,553)        (23,628)
                                                                             ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from exercise of stock  options                                          150              --              --
    Proceeds from issuance of common stock                                        319,500              --              --
    Offering costs                                                                (75,000)         75,000              --
    Repayment by stockholders                                                       3,000              --              --
    Proceeds from (repayment of) bridge notes                                   2,000,000              --      (2,000,000)
    Proceeds from Convertible Debentures                                               --       3,000,000       4,000,000
    Borrowings from stockholders                                                  141,000         420,140              --
    Repayment to stockholders                                                    (141,000)       (420,140)             --
    Deferred financing costs                                                      (22,150)       (322,000)       (260,000)
                                                                             ------------    ------------    ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                                  2,225,500       2,753,000       1,740,000
                                                                             ------------    ------------    ------------

INCREASE (DECREASE) IN CASH                                                       326,182         237,573        (615,816)

CASH - BEGINNING                                                                   54,001         380,183         617,756
                                                                             ------------    ------------    ------------
CASH - ENDING                                                                $    380,183    $    617,756    $      1,940
                                                                             ============    ============    ============

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period for:

    Interest                                                                 $      8,127    $    270,804    $     36,990
                                                                             ============    ============    ============

    Income taxes                                                             $         --    $         --    $         --
                                                                             ============    ============    ============

                                                                              For the Period
                                                                             from Inception
                                                                             (May 26, 1995) to
                                                                             December 31, 1998
                                                                             -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                    $(24,245,594)
   Adjustments to reconcile net loss to net cash used by
      operating  activities:
          Depreciation and amortization                                              13,897
          Amortization of deferred and unearned financing costs                  12,979,305
          Stock issued for license                                                   37,500
          Consulting fees satisfied by  stock issuances                           2,471,227

          Cash provided by (used in) the change in assets and liabilities:
                (Increase) decrease in advances to related parties                   (5,918)
                (Increase) decrease in prepaid expenses                                (200)
                Increase in other assets                                             (7,551)
                Increase in accrued liabilities                                   1,369,002
                Increase in deferred revenue                                        225,000
                                                                               ------------

     NET CASH USED IN OPERATING ACTIVITIES                                       (7,163,322)
                                                                               ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Organization and patent costs                                                   (31,358)
    Capital expenditures                                                            (40,972)
                                                                               ------------

     NET CASH USED IN INVESTING ACTIVITIES                                          (72,330)
                                                                               ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from exercise of stock  options                                            150
    Proceeds from issuance of common stock                                          841,500
    Offering costs                                                                   (2,898)
    Repayment by stockholders                                                         3,000
    Proceeds from (repayment of) bridge notes                                            --
    Proceeds from Convertible Debentures                                          7,000,000
    Borrowings from stockholders                                                    561,140
    Repayment to stockholders                                                      (561,140)
    Deferred financing costs                                                       (604,150)
                                                                               ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                                    7,237,602
                                                                               ------------

INCREASE (DECREASE) IN CASH                                                           1,940

CASH - BEGINNING                                                                         --
                                                                               ------------
CASH - ENDING                                                                  $      1,940
                                                                               ============

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period for:

    Interest                                                                   $    315,921
                                                                               ============

    Income taxes                                                               $         --
                                                                               ============

The accompanying notes are an integral part of these financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

            Eurotech, Ltd. (the "Company") was incorporated under the laws of the District of Columbia on May 26, 1995. The Company is a development-stage, technology transfer, holding, marketing and management company, formed to commercialize new, existing but previously unrecognized, and previously "classified" technologies, with a particular current emphasis on technologies developed by prominent research institutes and individual researchers in the former Soviet Union and in Israel, and to license those and other Western technologies for business and other commercial applications principally in Western and Central Europe, Ukraine, Russia and North America. Since the Company's formation, it has acquired development and marketing rights to a number of technologies by purchase, assignments, and licensing arrangements. The Company intends to operate its business by licensing its technologies to end-users and through development and operating joint ventures and strategic alliances. To date, the Company has not generated any revenues from operations.

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying financial statements, the Company has incurred losses from operations from inception. As of December 31, 1998, the Company has a stockholders' deficiency of $8,835,406, a working capital deficiency of $1,933,751 and an accumulated deficit since inception of $24,245,594. The Company requires additional funds to commercialize its technologies and continue research and development efforts. Until the commencement of sales, the Company will have no operating revenues, but will continue to incur substantial expenses and operating losses. No assurances can be given that the Company can complete development of any technology, not yet completely developed, or that with respect to any technology that is fully developed, it can be manufactured on a large scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. Being a start-up stage entity, the Company is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern.

            Since inception, the Company has financed its operations through sale of its securities, shareholder loans, a bridge financing totalling $2,000,000 completed in December of 1996, a Convertible Debenture financing of $3,000,000 completed in November of 1997 and a Convertible Debenture financing of $3,000,000 and $1,000,000 completed during February and July 1998, respectively. Proceeds from the February 1998 Convertible Debenture financing were used to retire the $2,000,000 bridge note. In January 1999, the Company borrowed $450,000 from two stockholders and issued a secured promissory note (see Note 16). The Company is exploring additional sources of working capital, which include a private offering of common stock, private borrowings and joint ventures.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS (Continued)

            While no assurance can be given, management believes the Company can raise adequate capital to keep the Company functioning during 1999. No assurance can be given that the Company can successfully obtain any working capital or complete any proposed offerings or, if obtained, that such funding will not cause substantial dilution to shareholders of the Company. Further, no assurance can be given as to the completion of research and development and the successful marketing of the technologies.

            These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Equity Method of Accounting for Unconsolidated Foreign Affiliates

            Investment in companies in which the Company has a 20% to 50% interest and has the ability to exercise significant influence over operating and financial policies are accounted for on the equity method. Accordingly, the Company's proportionate share of their undistributed earnings or losses are included in the statement of operations.

            At December 31, 1998, investments in companies accounted for under the equity method consist of the following foreign companies which are located in Israel:

            Chemonol, Ltd. ("Chemonol")       20%
            Separator, Ltd. ("Separator")     20%
            Comsyntech, Ltd. ("Comsyntech")   20%
            Remptech, Ltd. ("Remptech")       20%
            Sortech, Ltd. ("Sortech")         20%
            Amsel, Ltd. ("Amsel")             20%

            Cash and Cash Equivalents

            The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Property and Equipment

            Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life of five years.

            Organization and Patent Costs

            Organization costs are being amortized on a straight-line basis over 5 years. Patent costs are being amortized on a straight-line basis over 17 years, which represent both the statutory and economic lives of the patents.

            Impairment of Assets

            In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 on January 1, 1996 and there was no effect to the Company.

            Income Taxes

            Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

            Revenue Recognition

            The Company expects that it will derive substantially all of its revenue from the sale, licensing and sub-licensing of technology. Revenue from the sale of technology will be recognized in the year of sale. Revenue from licensing and sub-licensing will be recognized in the periods when the fees have been earned.

            Research and Development

            Research and development expenditures are charged to expense as incurred, unless they are reimbursed under specific contracts. Losses incurred on the equity basis in the Company's interest in six Israeli research and development companies are included in research and development. In addition, expenditures in connection with a technology licensing agreements concluded during December 31, 1996, 1997 and 1998, aggregating $-0-, $495,000 and $227,500, respectively, were charged to research and development (see Note 3).

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Stock-Based Compensation

            In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 requires compensation expense to be recorded (i) using the new fair value method, or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25") and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for its stock-based compensation plans in accordance with the provisions of APB 25.

            Deferred and Unearned Financing Costs

            Financing costs in connection with a one-year bridge loan completed in December of 1996 were amortized over the life of the promissory note.

            Financing costs in connection with the November 1997, February 1998 and July 1998 Convertible Debenture offerings are being amortized over the expectant life (180 days) of the obligation. The expectant life was determined to be the conversion date that was most beneficial to the note holder, in accordance with Emerging Issues Task Force ("EITF") topic number D-60.

            Stock Split

            On June 1, 1996, the Board of Directors authorized four-for-one stock split, thereby increasing the number of issued and outstanding common shares to 14,166,800 and decreasing the par value of each common share to $0.00025. The accompanying financial statements, notes and other references to share and per share data have been retroactively restated to reflect the stock split for all periods presented.

            Loss Per Share

            During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", which changed certain requirements for computing and disclosing earnings per share, retroactive for all periods presented. Adoption of this statement had no effect on the accompanying financial statements.

            Basic net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented, which were retroactively adjusted to give recognition to the stock split on June 1, 1996. Common stock equivalents, consisting of warrants and Convertible Debentures discussed in Note 11, were not included in the calculation of diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Fair Value of Financial Instruments

            The financial statements include various estimated fair value information at December 31, 1997 and December 31, 1998, as required by Statement of Financial Accounting Standards 107, "Disclosures about Fair Value of Financial Instruments". Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value to the Company.

            The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

            Cash and Cash Equivalents: The carrying amount approximates fair value because of the short-term maturity of those instruments.

            Receivables and Payables: The carrying amounts approximate fair value because of the short maturity of those instruments.

            Notes Payable: The carrying amounts of notes payable approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company.

            All of the Company's financial instruments are held for purposes other than trading.

            Reclassifications

            Certain prior year balances have been reclassified to conform with the current year presentation.

            Impact of Recently Issued Accounting Standards

            Comprehensive Income

            Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting comprehensive income, defined as all changes in equity from non-owner sources. Adoption of SFAS No. 130 did not have a material effect on the Company's financial position or results of operations.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Segment Reporting

            Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. Adoption of SFAS No. 131 did not have a material effect on the Company's financial position or results of operations.

            Pensions and Postretirement Benefits

            Effective December 29, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 132, "Employers' Disclosures About Pensions and Postretirement Benefits", which standardizes the disclosure requirements for pensions and other postretirement benefits. The Statement addresses disclosure only. It does not address liability measurement or expense recognition. There was no effect on financial position or net income as a result of adopting SFAS No. 132.

            Computerized Software Development

            In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which revises the accounting for software development costs and will require the capitalization of certain costs. The adoption of SOP 98-1 did not have an effect on the Company's financial position or results of operations. The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Software failures due to processing errors potentially arising from calculations using the Year 2000 date are a known risk. The Company is addressing this risk to the availability and integrity of financial systems and the reliability of operational systems. The Company has established processes for evaluating and managing the risks and costs associated with this problem. The computing portfolio was identified and an initial assessment has been completed. The cost of achieving Year 2000 compliance will not have a material impact on the accompanying financial statements.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - TECHNOLOGY RESEARCH, COLLABORATION, INVESTMENTS, TRANSFER AND LICENSING AGREEMENTS

      a)    Collaboration Agreements With Russian Organizations

            Under various agreements, the Company has agreed to fund the commercialization of certain technologies developed in the former Soviet Union by scientists and researchers at the I.V. Kurchatov Institute ("Kurchatov"), other institutes associated therewith, and the Euro-Asian Physical Society ("EAPS"), collectively the "Scientists". Kurchatov will provide the materials, facilities and personnel to complete the necessary work to commercialize such technologies. Disbursements made by the Company related to the Kurchatov arrangement were charged to research and development expenses and amounted to $1,109,500, $408,000 and $236,000, respectively, during the years ended December 31, 1996, 1997 and 1998.

            In addition, pursuant to an agreement with the Kurchatov Research Holdings, Ltd. ("KRH"), a Delaware corporation, beneficially owned by ERBC Holdings, Ltd. ("ERBC") and individual Russian scientists, researchers and academics, who are affiliated with Kurchatov and EAPS, the Company agreed to pay KRH 50% of the net profits derived from the sale, license or commercialization of any technologies or products based upon technologies developed by the scientists and transferred to the Company or supplied by the scientists to the Company. The managing director and one former business representative of ERBC are shareholders of the Company.

            In connection with the collaboration agreement discussed above, in September 1996, the Company entered into a licensing agreement with ERBC, whereby ERBC sublicensed its license to use and exploit certain technologies and inventions relating to a silicon organic ("EKOR") compound technology in the United States, Ukraine, Canada, China, Japan, Republic of Korea and all European countries who are members of the European Patent Agreement. The term of the license expires on August 1, 2014. Under the agreement, the Company shall pay to ERBC a royalty equal to 3% of the cost of contracts made by the Company on which the Company would have any income. In addition to the royalty payment, pursuant to the collaboration agreement with KRH, the Company will be required to remit 50% of the net profit derived from the EKOR compound technology to KRH.

      b)    Investments in Israeli Technology Companies

            During 1997, the Company acquired a 20% interest in four separate Israeli technology, research and development companies. In 1998, the Company acquired a 20% interest in two separate Israeli technology, research and development companies. The Company's share of losses incurred from these research companies has been accounted for on the equity basis and is included in research and development expenses. The amount charged to research and development for the years ended December 31, 1997 and 1998 approximated $102,000 and $172,000, respectively, which reduced the Company's investment in these six companies to zero.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - TECHNOLOGY RESEARCH, COLLABORATION, INVESTMENTS, TRANSFER AND LICENSING AGREEMENTS

            Technion Entrepreneurial Incubator, Ltd.

            During April 1997, the Company entered into an informal agreement in principal with the Technion Entrepreneurial Incubator, Ltd. ("TEI"), an Israeli corporation, to participate in certain technology research and development projects sponsored by the TEI, whereby the Company will provide 15%-20% of the financing required for, and will receive a 20% equity interest in, research and development projects selected by the Company. In furtherance of this venture, the Company has opened an office at the premises of TEI in Haifa, Israel, has identified three technology development projects for investment, and has agreed to invest in a fourth such project, involving certain polyurethane technology with potential use in paints and coatings. Pursuant to that agreement, the Company agreed to invest up to $60,000 in Chemonol, Ltd. ("Chemonol"), an Israeli corporation established to own and develop that technology, in exchange for 20% of Chemonol's voting equity (see Note 16). For each of the years ended December 31, 1997 and 1998, the Company has made a $30,000 payment, totalling $60,000 to Chemonol. The Company has also entered into agreements with the holder of 50% of Chemonol's outstanding voting equity (the "Principal Shareholder") granting to the Company a six-month option to acquire from the Principal Shareholder an additional 31% of Chemonol's voting equity for $93,000, and the present right to direct the voting of the Principal Shareholder's voting equity. The option was not exercised by the Company and expired during 1998. There can be no assurance that these or any other development projects will result in useful technologies or that the same will be commercially saleable or profitable.

            Incubator for Technological Entrepreneurship - Kiryat Weizmann, Ltd.

            During July 1997, the Company entered into an informal agreement in principal with the Incubator for Technological Entrepreneurship - Kiryat Weizmann, Ltd. ("Kiryat Weizmann, Ltd.") to participate in certain technology research and development projects sponsored by Kiryat Weizmann Ltd.

            Pursuant to that informal agreement, the Company agreed to invest, pursuant to a written agreement, up to $60,000 in Separator, Ltd. ("Separator"), an Israeli corporation established to own and develop technology, in exchange for 20% of Separator's voting equity. For each of the years ended December 31, 1997 and 1998, the Company has made a payment of $30,000, totalling $60,000, to Separator. The Company has also entered into written agreements with the holder of 50% of Separator's outstanding voting equity (the "Principal Shareholder") granting to the Company a one-year option, commencing on September 4, 1998, to acquire from the Principal Shareholder an additional 31% of Separator's voting equity for $93,000, and the present right to direct the voting of the Principal Shareholder's voting equity. There can be no assurance that these or any other development projects will result in useful technologies or that the same will be commercially saleable or profitable.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - TECHNOLOGY RESEARCH, COLLABORATION, INVESTMENTS, TRANSFER AND LICENSING AGREEMENTS

            Ofek Le-Oleh Foundation

            During August 1997, the Company entered into an informal agreement in principal with the Ofek Le-Oleh Foundation ("Foundation") to participate in certain technology research and development projects sponsored by the Foundation.

            Pursuant to that informal agreement, the Company agreed to invest, pursuant to written agreements, up to $60,000 per company in Comsyntech, Ltd. ("Comsyntech") and Remptech, Ltd. ("Remptech"), Israeli corporations established to own and develop technology, in exchange for 20% of Comsyntech's and Remptech's voting equity. For the years ended December 31, 1997 and 1998, the Company has made payments of $21,000 and $26,000, respectively, per company, to Comsyntech and Remptech. The last scheduled payment for each company, of $13,000, is scheduled to be made no later than February 1, 1999.

            On February 25 and May 19, 1998, the Company entered into two additional written agreements to invest $60,000 per company in Sortech Ltd. ("Sortech") and Amsel Ltd. ("Amsel"), Israeli corporations established to own and develop technology in exchange for 20% of Sortech and Amsel voting stock. For the year ended December 31, 1998, the Company has made aggregate payments of $30,000 to each company. The remaining two (2) scheduled payments of $15,000, to each company, are scheduled to be paid between March 1 through November 1, 1999.

            In connection with these investments, the Company obtained (i) an option to purchase a 20% common equity interest owned by the foundation exercisable for a period of 90 days commencing on November 6, 1999 for Comsyntech and Remptech, and upon termination of the development period for Sortech and Amsel, at a price to be determined for each company, (ii) a one-year option, commencing on May 6, 1998, to acquire from the Principal Shareholders of Comsyntech and Remptech an additional 31% of each Company's voting equity for $93,000, and a one-year option, commencing on January 6, 1999, to acquire from the Principal Shareholders of Sortech and Amsel an additional 31% of each Company's voting equity for $93,000, and (iii) the present right to direct the voting of the Principal Shareholders' voting equity. There can be no assurance that these or any other development projects will result in useful technologies or that the same will be commercially saleable or profitable.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - TECHNOLOGY RESEARCH, COLLABORATION, INVESTMENTS, TRANSFER AND LICENSING AGREEMENTS (Continued)

            Equity Transfer Consents for Israeli Companies

            For a period of two years commencing on the date of its registration as an Israeli corporation, the sale or other transfer of 25% or more of the outstanding common equity of each of Chemonol, Separator, Remptech, Comsyntech, Sortech and Amsel requires the consent of the Chief Scientist of the Israeli Ministry of Commerce and Technology. The Company's options to acquire additional common equity of the above Israeli Technology Companies are exercisable within such two-year periods and any acquisition of the common equity purchasable thereunder will, therefore, require the Chief of Scientist's consent. Although the Company presently expects that if requested such consent would be given, but there is no assurance that such consent will be granted.

      c) Pursuant to three Technology Purchase Agreements each dated January 1, 1998 and a fourth agreement dated April of 1998, the Company has acquired from Oleg L. Figovsky, Ph.D. , a consultant to the Company, all right, title and interest in and to the following four unpatented technologies developed by him, inclusive of future improvements thereto: (i) a group of related technologies, collectively known as "Interpenetrated Network Polymers" ("INPs"),
            (ii) "Liquid Ebonite Material" ("LEM"), (iii) "Rubber Concrete" ("RubCon") and (iv) Polymer Glues for operations in extreme environments for purchase prices of $75,000, $15,000, $35,000 and $62,500, respectively (each, a "Purchase Price"). Pursuant to each such Technology Purchase Agreement, during 15-year period, the Company is obligated to pay to Dr. Figovsky royalties equal to 49% of the Company's net revenues from the sale or licensing of any products incorporating the applicable technology, subject to the Company's right to deduct from the first royalties payable under each agreement an aggregate sum equal to the Purchase Price paid thereunder. The Company has accounted for this technology license fee as acquired research and development and, in accordance with FASB Interpretation No. 4, has charged the license fee of $187,500 research and development expenses during the year ended December 31, 1998.

      d) During June 1998, the Company purchased for $40,000 the rights to certain anticorrosive additive technology from Israeli scientists. The Company has charged the $40,000 expenditure to research and development expenses for the year ended December 31, 1998.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - TECHNOLOGY RESEARCH, COLLABORATION, INVESTMENTS, TRANSFER AND LICENSING AGREEMENTS (Continued)

      e) Re-sealable Containers. Pursuant to a sublicense (the "Re-sealable Container Sublicense") entered into in December 1997, the Company has acquired from ERBC an exclusive, worldwide license to commercialize, use, exploit and market two mechanical systems (the "Re-sealable Container Systems") for resealing soft-drink (and other similarly configured) beverage cans, and cardboard "TetraPak" beverage containers. "TetraPak" containers are four-sided, pyramidical beverage containers widely used in Europe, made of packaging material similar to milk "cartons" familiar to the U.S. market.

            ERBC acquired an exclusive and worldwide license to the Re-sealable Container Systems pursuant to a license agreement, dated March 20, 1997, with Cetoni Unwelttechnologie-Emwik Lungs GmbH ("Cetoni"), a Germany company that developed and held all right, title and interest in and to those systems, in consideration of ERBC's payment to Cetoni of $495,000, plus 50% of all royalties received by ERBC from sales of products and devices embodying or otherwise using Re-sealable Container Systems. Under the Re-sealable Container Sublicense, the Company paid ERBC $495,000 in consideration of the sub-license granted thereunder, and is obligated to pay to Cetoni 50% of the Company's net revenues from the sale or licensing of such products and devices.

            The Company has accounted for this technology license fee as acquired research and development and, in accordance with FASB Interpretation No. 4, has charged the license fee of $495,000 to research and development expenses for the year ended December 31, 1997.

      f) On January 28, 1997, the Company entered into a technology transfer consulting arrangement with American Autopark, Ltd. ("Arbat") to license its technology, designs, renderings, blueprints and plans for the construction and operation of vertical parking structures. The Company is to receive a fee equal to $1,250 per parking space in each garage erected by Arbat or any of its affiliates based upon the technology transferred to Arbat by the Company. Certain shareholders of the Company are shareholders of Arbat.

            In August 1997, the Company received a $225,000 technology transfer fee under this agreement related to a construction of a parking structure in Moscow, Russia. The Company has deferred the recognition of this revenue until such time when all initial technology has been transferred to Arbat and the Company has no remaining obligation once construction commences.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - TECHNOLOGY RESEARCH, COLLABORATION, INVESTMENTS, TRANSFER AND LICENSING AGREEMENTS (Continued)

      g) In September 1996, the Company entered into a technology transfer and consulting agreement with Eurowaste, Ltd. ("Eurowaste"), a related party, under which Eurowaste will pay the Company $2,450,000 upon the initiation of construction of the first waste to energy plant, and a design and implementation consulting fee of $425,000 for each subsequent plant. A shareholder and director of the Company is the Chairman, Chief Executive Officer and a shareholder of Eurowaste.

            The Company intends to recognize revenue from the initial fee of $2,450,000 at the time when all initial technology has been transferred to Eurowaste and the Company has no remaining obligations once construction commences. Revenue from the $425,000 design and implementation and consulting fee will be recognized during the construction period of each subsequent waste-to-energy plant.

      h) On May 1, 1995, the Company entered into a license agreement which granted the Company an exclusive right to license certain technologies for medical application systems in Russian/European countries for the remaining life of the patent for $37,500. In lieu of cash, the owner accepted 600,000 shares of the Company's common stock. The agreement called for quarterly royalty payments equal to 5% of gross revenues earned and received by the Company with a minimum annual royalty of $100,000. No minimum royalty payment was to accrue or be payable until December 1, 1995. The Company terminated the agreement on November 30, 1995 and expensed the cost of the license. No products were developed or sold using the licensed technology and no royalties were due the owner.

      I) On May 29, 1995, the Company entered into a license agreement which granted the Company, for the life of the patent, territorially limited exclusive license to use technology marketed under the name Coherent On Receive Only ("CORO") in Europe and the Near East. In consideration for the grant of the license and the use of the proprietary engineering, the Company agreed to pay the developer a $200,000 initial license fee upon delivery of the technology, along with an 8% royalty payable semi-annually on equipment gross sales.

            If the technology is delivered, the Company intends to account for the $200,000, an initial license fee and amortize over the shorter of the economic life of the technology or remaining term of license agreement.

            Management is currently evaluating the viability of this technology and its potential uses in various markets.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - MACHINERY AND EQUIPMENT

            Machinery and equipment consisted of the following:

                                                      December 31,
                                                   -----------------
                                                     1997      1998
                                                   -------   -------
            Cost                                   $17,344   $40,972
            Less:  Accumulated depreciation          3,294     9,126
                                                   -------   -------

                                                   $14,050   $31,846
                                                   =======   =======

            Depreciation expense for the years ended December 31, 1996, 1997 and 1998 amounted to $397, $2,897 and $5,832, respectively.

NOTE 5  -  ORGANIZATION AND PATENT COSTS

            Organization and patent costs consisted of the following:

                                                      December 31,
                                                   -----------------
                                                     1997      1998
                                                   -------   -------
             Organization cost                     $ 1,557   $ 1,557
             Cost of patents                        29,801    29,801
                                                   -------   -------
                                                    31,358    31,358
             Less:  Accumulated amortization         2,707     4,771
                                                   -------   -------

                                                   $28,651   $26,587
                                                   =======   =======

            Patent costs capitalized during 1997 and 1998 represent legal and other costs related to filing of patent applications in various countries.

            Amortization expense for the years ended December 31, 1996, 1997 and 1998 amounted to $612, $1,913, and $2,064, respectively.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - NOTES PAYABLE TO/RECEIVABLES FROM RELATED PARTIES

            Loans from Related Parties

            During 1996, three shareholders of the Company loaned the Company $341,300 under four separate promissory notes. The notes bear interest at the rate of 10% per annum and were due on December 31, 1996. In December of 1996, $141,300 of principal on such notes was repaid by the Company. The balance of $200,000 was converted into four units of the bridge financing discussed in Note 7. Interest expense related to these loans for 1996 amounted to $15,948.

            During 1997, the Company borrowed $420,140 from a shareholder of the Company. The loans were due on demand and provided for an interest rate of 10% per annum. As additional consideration, the shareholder received warrants to purchase 364,000 shares of common stock at $5.02 exercisable over the three-year period ending December 31, 2000 (see Note 11). As of December 31, 1997, the Company repaid all of the shareholder's loans which amounted to $420,140, plus applicable interest of $7,075.

            Loans to Related Parties

            In December 1996, the Company advanced $84,000 to a consultant and shareholder of the Company. The full amount, plus interest at 10% per annum, was repaid during February 1997.

            During 1996, the Company advanced $5,918 to Arbat Autopark, Ltd., a company related by virtue of common shareholders. Said advance is non-interest bearing and outstanding at December 31, 1997 and 1998.

NOTE 7 - NOTES PAYABLE - BRIDGE LOAN

            In December 1996, the Company completed a private placement of 40 Units, each consisting of the Company's one-year promissory note in the principal amount of $50,000, bearing interest at the rate of 12% per annum, and 25,000 shares of its common stock for an aggregate offering price of $2,000,000. Of such Units sold, four Units were issued to two shareholders in exchange for cancellation of promissory notes amounting to $200,000 (see Note 6).

            The proceeds of such offering were used to pay accrued liabilities, repay shareholders promissory notes of $141,000 and fund research and development costs.

            In December of 1997, the Company and the promissory note holders agreed to extend the original maturity date from December 18, 1997 to March 18, 1998 and increase the interest rate from 12% to 15% per annum effective on December 19, 1997. On March 6, 1998, the promissory notes were satisfied by the Company from proceeds of a Convertible Debenture financing completed on February 23, 1998 (Note
            8).

            See Note 11 for further discussion of this financing.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - 8% CONVERTIBLE DEBENTURES

            On November 27, 1997, the Company sold through a private placement $3,000,000, 8% Convertible Debenture notes, due November 27, 2000. As additional consideration, the Company issued separate warrants to the purchasers to purchase 60,000 shares of the Company's common stock at 110% of the market price, determined over the last five trading days prior to November 27, 1997, or $4.73 per share. The warrants are exercisable over two years.

            On February 23, 1998, the Company sold through a private placement $3,000,000, 8% Convertible Debenture notes, due February 23, 2001. As additional consideration, the Company issued separate warrants to purchase 60,000 shares of the Company's common stock at $2.30 per share. The warrants are exercisable over two years.

            On July 20, 1998, the Company sold through a private placement $1,000,000, 8% Convertible Debenture notes, due July 20, 2001. As additional consideration, the Company issued separate warrants to purchase 125,000 shares of the Company's common stock at $1.06 per share. The warrants are exercisable over two years.

            During the year ended December 31, 1998, a debenture holder converted $30,000 of principal and $2,169 of accrued interest into 100,002 shares of common stock.

            See Note 11 for further discussion of the 8% Convertible Debentures.

NOTE 9 - ACCRUED LIABILITIES

                     Accrued liabilities consist of the following:

                                                             December 31,
                                                       -----------------------
                                                             1997         1998
                                                       ----------   ----------
            Interest                                   $   35,231   $  549,479

            Penalties related to registration rights           --      350,000

            Professional fees                             294,386      352,234

            Consulting fees                               230,449      375,950

            Other                                          16,900       89,146
                                                       ----------   ----------

                                                       $  576,966   $1,716,809
                                                       ==========   ==========

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES

            The Company was not required to provide for a provision for income taxes for the years ended December 31, 1996, 1997 and 1998 as a result of net operating losses incurred during those years.

            The components of deferred tax assets and liabilities at December 31, 1997 and 1998 are as follows:

                                                        1997            1998
                                                    -----------     -----------
Deferred Tax Assets:
   Net operating losses carryforwards               $ 1,636,000     $ 2,885,000
   Start-up costs                                       105,000          70,000
   Research and development costs                       168,000         246,000
   Compensatory element of stock issuances            3,553,000       4,003,000
                                                    -----------     -----------

          Total Gross Deferred Tax Assets             5,462,000       7,204,000

   Less:  Valuation allowance                        (5,462,000)     (7,204,000)
                                                    -----------     -----------

          Net Deferred Tax Assets                   $        --     $        --
                                                    ===========     ===========

            The net change in the valuation allowance for deferred tax assets was an increase of approximately $1,742,000.

            As of December 31, 1998, the Company had available approximately $8,500,000 of net operating losses ("NOL") for income tax purposes that may be carried forward to offset future taxable income, if any. The NOL carryforwards from December 31, 1997 and prior expire during the year 2010 through 2013, and the December 31, 1998 NOL expires in the year 2018. Pursuant to Section 382 of the Internal Revenue Code, substantial restrictions are imposed on the utilization of net operating loss carryforwards in the event of an ownership change.

            A reconciliation between the statutory federal income tax rate (34%) and the Company's effective rate is as follows:

                                                1996         1997         1998
                                              ------       ------       ------
Federal statutory rate                         (34.0)%      (34.0)%      (34.0)%
Non-deductible expenses and losses                --          1.0         11.8
Increase in valuation allowance                 34.0         33.0         22.2
                                              ------       ------       ------

  Effective rate                                 -0-%         -0-%         -0-%
                                              ======       ======       ======

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY

            Common Stock Transactions

            In May 1995, the Company issued 4,380,800 shares to its founder.

            Since inception (May 26, 1995) through December 31, 1997, the Company completed two offerings of common stock under Rule 504 and two offerings under 506 of the Securities Act of 1933 (the "Act") as follows:

            First Offering

            Under the first offering, during the period from inception (May 26, 1995) to December 31, 1995, the Company sold 2,640,000 shares of common stock at $0.0625 per share and derived aggregate proceeds of $165,000, of which $3,000 was due from stockholders at December 31, 1995.

            During August 1995, the Company issued 440,000 shares of common stock, valued at $27,500, to two individuals and a financial institution as consideration for assistance in the above offerings.

            During August 1995, the Company issued 600,000 shares of common stock in connection with its purchase of a license valued at $37,500. The shares were issued as part of the first offering.

            On October 10, 1995, the Company issued 600,000 non-qualified stock options to acquire shares of common stock to three related parties as consideration for financial public relations services, investment banking services and legal services, valued at $75,000, in connection with the above offerings. The options were issued outside of the 1995 Stock Option Plan and had a term of one year commencing January 1, 1996. All of the options were exercised on January 18, 1996 and the related 600,000 shares were issued as part of the first offering.

            Second Offering

            Under the second offering, which commenced in October of 1995, the Company sold 2,718,000 shares of common stock at $0.25 per share and derived aggregate proceeds of $679,500. Of these 2,718,000 shares sold, pursuant to the second offering, 1,440,000 shares were sold during 1995 for aggregate proceeds of $360,000 and 1,278,000 shares were sold during 1996 for aggregate proceeds of $319,500.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Third Offering/Bridge Financing

            In December 1996, the Company completed a private placement (the "Bridge Financing") of 40 Units, each consisting of the Company's one-year promissory note in the principal amount of $50,000, bearing interest at the rate of 12% per annum, and 25,000 shares of its common stock for an aggregate offering price of $2,000,000, and aggregate number of common shares of 1,000,000. Of such Units sold, four Units were issued to two shareholders in exchange for cancellation of promissory notes amounting to $200,000 (see Note 6). The Units were offered and sold in reliance on an exemption from registration pursuant to Rule 506 of Regulation D under the Act, and only to accredited investors within the meaning of Rule 501 of Registration D under the Act.

            Under the agreement, the notes were due one year from the issuance date. Holders of the shares of common stock issued pursuant to this agreement have, among other things, demand and mandatory registration rights, including penalties, which require the Company to issue to the Unit holders up to 1,000,000 additional shares of common stock if such shares were not registered under the Act within the specified time frame. As of December 31, 1996, the Company recorded an additional 500,000 shares of common stock to be issued under the offering based on the Company's belief that it would not meet one of the two filing deadlines. The Company did not meet either filing deadline and, accordingly, the 500,000 additional common shares recorded as of December 31, 1996, were issued to such holders in April 1997, and a further 500,000 common shares were issued to such holders in August 1997. As of their maturity in December 1997, the Company had insufficient funds to repay such notes and also had not yet registered the shares of common stock as required under the agreement. Accordingly, the Company obtained the agreement of the noteholders to extend the notes' maturity until March 18, 1998, in consideration of the issuance to the noteholders of an aggregate of 1,000,000 additional shares of the Company's common stock. The Company agreed to register such shares of common stock under the Act by April 1, 1998. Pursuant to the terms of the notes, as of December 19, 1997, their interest rate has been increased to 15% per annum.

            The Company failed to complete the registration statement by April 1, 1998 and, accordingly, under the terms of the December 1997 extension agreement, the Company issued to the holders of the Bridge Units an additional 500,000 shares of the Company's common stock.

            On March 6, 1998, the Company paid all of the $2,000,000 principal due to the holders of the bridge notes from proceeds of the February 23, 1998 Convertible Debenture offering.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Third Offering/Bridge Financing (Continued)

            The common shares issued under the December 1996 agreement and December 1997 extension agreement totalled 3,500,000 and have been accounted for separately from the promissory notes as an addition to paid-in capital for the value of the stock issued and as a charge to stockholders' deficiency for the unearned portion. The value assigned to the 3,500,000 shares was based on fair value and amounted to $7,976,124, of which $2,719,875 was recorded in 1996 attributable to 1,500,000 shares, and $4,725,000 was recorded in 1997 attributable 1,500,000 shares and $531,249 was recorded in 1998 attributable to 500,000 shares. These amounts are being amortized on the interest method over a 12-month period and charged to financing costs. The amount charged to financing costs for the years ended December 31, 1996, 1997 and 1998 amounted to $226,656, $7,218,219 and $531,249, respectively.

            Costs associated with this offering allocated to the promissory notes, which amounted to $22,150, have been capitalized and are being amortized as financing costs over the life of the notes. For the years ended December 31, 1996, 1997 and 1998, amortization related to the promissory note costs amounted to $1,846, $20,304 and $-0-, respectively.

            Fourth Offering/November 27, 1997 8% Convertible Debentures

            On November 27, 1997, the Company sold through a private placement $3,000,000, 8% convertible debenture notes, due November 27, 2000. As additional consideration, the Company issued separate warrants to the purchasers to acquire 60,000 shares of the Company's common stock at 110% of the market price, determined over the last five trading days prior to November 27, 1997, or $4.73 per share. The warrants are exercisable over two years.

            The debenture agreement permits the holders of the debentures to convert the debt into shares of common stock at beneficial conversion rates based on the timing of the conversions. The conversion feature commences at the earlier of: (i) the date the underlying shares to the convertible debentures are registered and declared effected by the SEC; (ii) 90 days after February 25, 1998. Shares of common stock to be issued at the conversion date shall be equal to the outstanding principal and accrued interest at the conversion date, divided by the conversion price. The conversion price is the lower of $5.38 or the average bid price per share of the Company's common stock for five trading days immediately preceding the conversion date, multiplied by (i) 80% in the case of conversions effected prior to May 29, 1998, (ii) 75% in the case of conversions effected on or after May 29, 1998, but prior to November 25, 1998, and (iii) 70% in the case of conversions effected on or after November 25, 1998. Furthermore, the conversion price may not be less than a specified "floor" initially set at $2.00. Commencing on November 27, 1999, all or any portion of the remaining debt, at the option of Eurotech, is convertible into common stock at the 70% conversion rate.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Fourth Offering/November 27, 1997 8% Convertible Debentures (Continued)

            On July 20, 1998, the Company modified the November 27, 1997 Convertible Debenture agreement, which eliminated the moving floor conversion price terms. The November 27, 1997 conversion price terms were replaced by the July 20, 1998 $1,000,000 convertible debenture note conversion price terms.

            The Convertible Debenture agreement obligates the Company to register a number of common shares equal to the sum of (i) 200% of the number of shares of common stock into which the debentures are convertible, (ii) interest thereon and (iii) 127,500 shares of common stock related to the warrants. Further, the Company has agreed that if a registration statement covering the underlying shares of the Convertible Debenture is either not filed with the SEC on or prior to January 15, 1998, or, if filed, is not declared effective by the SEC on or prior to February 16, 1998, the Company will be obligated to pay to the debenture holders liquidated damages equal to 1% of the aggregate principal amount of the then outstanding notes on the first day of each month until such filing or effectiveness deficiency is cured. The Company's Registration Statement was declared effective by the SEC in July 1998 and, accordingly, the Company accrued $180,000 for liquidated damages in accordance with this debenture agreement.

            The Company has assigned a value of $1,337,143 to the beneficial conversion feature of the debentures and $134,400 to the 60,000 warrants issued the purchasers of the Convertible Debentures. These amounts are accounted for separately from the Convertible Debentures as an addition to paid-in capital and as a reduction of stockholders' equity for the unearned portion. The unearned portion is being amortized on the interest method over the 180-day period commencing November 27, 1997 and is charged to financing costs. For the years ended December 31, 1997 and 1998, amortization of such unearned financing cost amounted to $277,958 and $1,193,585, respectively.

            Costs in connection with the $3,000,000 Convertible Debenture offering allocated to the Convertible Debentures, amounted to $472,080. Such costs were comprised of: (i) legal and professional fees amounting to $22,000, (ii) a placement fee to an unrelated party amounting to $300,000 and (iii) the placement agent received non-cash consideration valued at $150,080 consisting of warrants to purchase 67,500 shares of the Company's common stock at $4.73 per share, or 110% of Company's average closing price, determined over the last five trading days prior to November 27, 1997. The Company is amortizing such costs over 180 days as a financing expense commencing November 27, 1997. For the years ended December 31, 1997 and 1998, amortization related to such costs amounted to $89,170 and $382,910, respectively. During the year ended December 31, 1998, a debenture holder converted $30,000 of principal and $2,169 of accrued interest into 100,002 shares of common stock.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Fifth Offering/February 23, 1998 8% Convertible Debenture Offering

            On February 23, 1998, the Company sold through a private placement $3,000,000, 8% Convertible Debenture notes, due February 23, 2001. As additional consideration, the Company issued separate warrants to purchase 60,000 shares of the Company's common stock at $2.30 per share. The warrants are exercisable over two years.

            The debenture agreements permit the holders of the debentures to convert the debt into shares of common stock at beneficial conversion rates based on the timing of the conversion. The notes conversion feature commences at the earlier of: (i) the date the underlying shares to the Convertible Debenture notes are registered and declared effected by the SEC; (ii) 90 days after February 23, 1998. Shares of common stock to be issued at the conversion date shall be equal to the outstanding principal and accrued interest at the conversion date, divided by the conversion price. The conversion price is the lower of $2.62 or the average bid price per share of the Company's common stock for five trading days immediately preceding the conversion date, multiplied by (i) 80% for any conversion honored prior to the 180th day after February 23, 1998,
            (ii) 75% for any conversion honored on or after the 180th day after February 23, 1998, and prior to the 360th after February 23, 1998, and (iii) 70% for any conversion honored after the 360th day after February 23, 1998. Commencing on February 23, 2000, all or any portion of the remaining debt due under this financing at the option of Eurotech is convertible into shares of common stock at the 70% conversion rate.

            On July 20, 1998, the Company modified the February 23, 1998 Convertible Debenture agreement, which eliminated the moving floor conversion price terms. The February 20, 1998 conversion price terms were replaced by the July 20, 1998 $1,000,000 Convertible Debenture note conversion price terms.

            The Convertible Debenture agreement obligates the Company to register a number of common shares equal to the sum of (i) 200% of the number of shares of common stock into which the debentures are convertible; (ii) interest thereon; and (iii) 60,000 shares of common stock related to the warrants. Furthermore, the Company has agreed that if a Registration Statement covering the underlying shares of the convertible note is either not filed with the SEC on or prior to March 2, 1998 or, if filed, is not declared effective by the SEC on or prior to March 15, 1998, the Company will be obligated to pay to the debenture holders liquidated damages equal to 1% of the aggregate principal amount of the then outstanding notes on the first day of each month until such filing or effectiveness deficiency is cured. The Company's Registration Statement was declared effective by the SEC in July of 1998 and, accordingly, the Company accrued $170,000 for liquidated damages in accordance with this debenture agreement.

            The Company has assigned a value of $1,000,000 to the debentures' beneficial conversion feature and $100,000 to the 60,000 warrants, and such amount is being amortized over 180 days commencing February 23, 1998. For the year ended December 31, 1998, amortization related to such costs amounted to $1,100,000.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Fifth Offering/February 23, 1998 8% Convertible Debenture Offering (Continued)

            Proceeds from the sale of the 3,000,000, 8% Convertible Debenture notes amounted to $2,765,000 net of costs which were comprised of:
            (i) legal and professional fees amounting to $10,000, (ii) a placement fee to an unrelated party amounting to $225,000. The legal and placement fees of $235,000 has been recorded as deferred financing costs and is being amortized over 180 days commencing February 23, 1998. For the year ended December 31, 1998, amortization related to such costs amounted to $235,000.

            Sixth Offering/July 20, 1998 8% Convertible Debenture Offering

            On July 20, 1998, the Company sold through a private placement $1,000,000, 8% Convertible Debenture notes, due July 20, 2001. As additional consideration, the Company issued separate warrants to purchase 125,000 shares of the Company's common stock at $1.06 per share. The warrants are exercisable over two years.

            The debenture agreements permit the holders of the debentures to convert the debt into shares of common stock at beneficial conversion rates based on the timing of the conversion. The notes conversion feature commences at the earlier of: (i) the date the underlying shares to the Convertible Debenture notes are registered and declared effected by the SEC; (ii) 90 days after July 20, 1998. Shares of common stock to be issued at the conversion date shall be equal to the outstanding principal and accrued interest at the conversion date, divided by the conversion price. The conversion price is the lower of $1.06, or the average bid price per share of the Company's common stock for five trading days immediately preceding the conversion date, multiplied by (i) 75% for any conversion honored prior to the 180th day after July 20, 1998 and
            (ii) 70% for any conversion honored after the 180th day after July 20, 1998. Commencing on July 20, 2001, all or any portion of the remaining debt due under this financing at the option of Eurotech is convertible into shares of common stock at the 70% conversion rate.

            The Company has assigned a value of $430,000 to the debentures' beneficial conversion feature and $45,000 to the 125,000 warrants, and such amount will be amortized over 180 days commencing July 20, 1998. For the year ended December 31, 1998, amortization related to such costs amounted to $427,500.

            Proceeds from the sale of the 1,000,000, 8% Convertible Debenture notes, amounted to $975,000, net of legal and professional fees amounting to $25,000. The legal and professional fees of $25,000 have been recorded as deferred financing costs and will be amortized over 180 days commencing July 20, 1998. For the year ended December 31, 1998, amortization of such costs amounted to $22,500.

            As part of this agreement, the Company modified its two prior Convertible Debenture agreements to eliminate the moving floor conversion prices.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Other Issuances

            During 1996, the Company issued 4,345,036 shares of common stock as consideration for consulting services performed by various employees and consultants, including related parties, through December 31, 1996. Shares issued under these arrangements were valued at $1,209,477, which was all charged to operations during 1996. Of such shares issued in 1996, 2,628,000 shares of common stock were issued for start-up services rendered principally during 1995. Such shares were assigned a value of $164,250, which represented the fair market value for these services rendered at such time.

            During the years ended December 31, 1997 and 1998, the Company issued 205,000 and 93,044 shares of common stock, respectively, as consideration for consulting services performed by various consultants, including related parties. During July 1998, the Company and the consultant mutually agreed to cancel 375,000 shares of common stock that were issued for past consulting services valued at $93,750. The value of the cancelled shares of $93,750 has been recorded as a reduction of consulting expense for the year December 31, 1998. Shares issued, net of cancelled shares, under these arrangements were valued at $839,550 and $422,200, which was all charged to operations during 1997 and 1998, respectively.

            Warrants

            At December 31, 1998, the Company had outstanding warrants to purchase 1,611,500 shares of the Company's common stock at prices ranging from $1 to $5.02 as described below.

            Pursuant to a financial consulting agreements, in April of 1996, the Company agreed to issue warrants to purchase 600,000 shares of common stock. The warrants are exercisable for a period of four years commencing May 22, 1997 at an exercise price of $1.00 per share. To date, the Company has issued warrants to purchase 130,000 shares of common stock. The Company has not issued the remaining 470,000 warrants due to the non-performance of services and for other business reasons (see Note 13).

            In October 1996, the Company entered into two-year consulting agreements with two individuals for certain advisory services. As full compensation for services to be rendered to the term of the agreements, the Company issued warrants to purchase 150,000 shares of common stock each exercisable for a period of five years commencing October 1, 1996 at an exercise price of $1.50 per share. For the years ended December 31, 1997 and 1998, no warrants were exercised.

            As additional consideration for monies advanced the Company during 1997 (Note 6), a shareholder received warrants to purchase 364,000 common shares at a price of 110% of the average market price over the five-day period ending November 20, 1997, or $5.02 per share. The warrants may be exercised commencing January 1, 1998 and expire on December 31, 2000. The warrants were assigned a value of $862,680 which was all charged to operations as a financing expense during 1997.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Warrants (Continued)

            Pursuant to a financial consulting agreement in December of 1997, a consultant was issued warrants to purchase 35,000 shares of common stock at $4.73 per share. The warrants may be exercised commencing January 1, 1998 and expire on December 31, 2000. The warrants were assigned a value of $39,588 which was all charged to operations as a financing expense during 1997.

            Pursuant to the Convertible Debenture financing completed in November of 1997, the Company issued to the purchasers of the convertible debenture notes warrants to purchase 60,000 shares of common stock and issued to the placement agent warrants to purchase 67,500 shares of common stock at $4.73 per share. The warrants may be exercised over a two-year period ending November 27, 1999. The warrants were valued at $284,480 and said amount will be charged to operations as a financing cost over the 180-day period commencing November 27, 1997.

            Pursuant to the Convertible Debenture financings completed on February 23, 1998 and July 20, 1998, the Company issued, to the purchasers of the convertible debenture notes, warrants to purchase 60,000 and 125,000 shares of common stock, respectively, at $2.30 and $1.06 per share, respectively. The warrants from the February 23, 1998 and July 20, 1998 convertible debt financings may be exercised over the two-year period ending February 23, 2000 and July 20, 2000, respectively. The warrants from the February 23, 1998 and July 20, 1998 convertible debt financings were valued at $100,000 and $45,000, respectively, and said amounts will be charged to operations as a financing cost over the 180-day period commencing February 23, 1998 and July 20, 1998, respectively.

            In estimating the value of warrants pursuant to the accounting provisions SFAS 123, the Company used the following assumptions:

                                                             December 31,
                                                      -------------------------
                                                       1996     1997     1998
                                                      -------  -------  -------
            Risk-free interest rate                     6%       5%       5%
            Expected life                             3 years  2 years  2 years
            Expected volatility                         30%      99%      33%
            Dividend yield                               0        0        0

            If such accounting provisions of SFAS 123 were applied to the year ended December 31, 1996, then the Company's net loss and the net loss per share would have been $3,764,983 and $0.25, respectively. There is no proforma effect for the years ended December 31, 1997 and 1998.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' DEFICIENCY (Continued)

            Earnings Per Share

            Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

Warrants to purchase common stock                                      1,611,500
Convertible Debentures (assumed conversion at December 31, 1998
    market value price and at largest discount)                       27,795,038
                                                                      ----------

Total as of December 31, 1998                                         29,406,538
                                                                      ==========

Substantial issuance after December 31, 1998 through
    January 12, 1999:
Convertible secured notes and related warrants issued
    January 12, 1999 (assumed conversion at January 12,
    1999 market value price price and at largest
    discount)                                                          1,624,159
                                                                      ==========

NOTE 12 - 1995 STOCK OPTION PLAN

            The Company's 1995 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors and stockholders of the Company on November 12, 1995. Under the Option Plan, 500,000 shares of the Company's common stock, subject to certain adjustments, are reserved for issuance upon the exercise of options. Options granted under the Option Plan may be either (i) options intended to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or any corresponding provisions of succeeding law (the "Code") or (ii) non-qualified stock options. Incentive stock options may be granted under the Option Plan to employees (including officers) of the Company or a subsidiary corporation (or any director of, or consultant or advisor to, the Corporation, as may be selected by the committee) thereof on the date of grant. Non-qualified options may be granted to (i) non-employees of the Company or a subsidiary thereof on the date of the grant, and (ii) consultants of advisors who do not provide bonafide services, and such services must not be in connection with the offer or sale of securities in a capital raising transaction.

            By its terms, the Option Plan is to be administered by a committee (the "Committee") appointed by the Board of Directors which shall consist of either the entire Board of Directors, or by a committee of two or more persons (who may or may not be directors), and who serve at the discretion of the Board of Directors. Subject to the provisions of the Option Plan, the Committee has the authority to determine the persons to whom options will be granted, the exercise price, the term during which options may be exercised and such other terms and conditions as it deems appropriate.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 12 - 1995 STOCK OPTION PLAN (Continued)

            Any options granted under the Option Plan will be at the fair market value of the common stock on the date of the grant (or 110% of the fair market value in the case of employees holding ten percent or more of the voting stock of the Company). Options granted under the Option Plan will expire not more than ten years from the date of the grant subject to earlier termination under the Option Plan. The term of an incentive stock option granted to a 10% shareholder shall be no more than 5 years from the date of the grant. The Option Plan will terminate on November 12, 2005.

            As of December 31, 1998, no options were granted under the Option Plan.

NOTE 13 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

            Lease Obligations

            In August 1996, the Company entered into a sublease agreement to rent office space located in California for a period of fourteen months. On November 1, 1997, the Company renewed the California lease for a five-year period. Under the lease agreement, annual rent will amount to $48,000 for each year, commencing November 1, 1997, subject to certain expense adjustments.

            On February 17, 1998, the Company assigned the California premise lease to an entity controlled by a company shareholder. This assignment was approved by the original lessor. During February 1998, the Company moved to a new office located in Washington, D.C. The new office premise is rented on a month-to-month basis at the rate of $3,350 per month.

            Commencing March 1997, the Company rented office space at the premises of Technion Entrepreneurial Incubator, Ltd., in Haifa, Israel, on a month-to-month tenancy basis at the rate of $300 per month.

            Rent expense for all premise operating leases was approximately $11,000, $42,000 and $58,864 for the years ended December 31, 1996,
            1997 and 1998, respectively.

            Employment Agreement

            During December 1997, the Company terminated the employment agreement with the former President of the Company effective on February 28, 1998. Pursuant to the employment agreement, the former President received: (i) base salary of $77,374 per year; (ii) 255,000 shares of the Company's common stock. The 255,000 shares issued pursuant to the contract was valued at $152,000 and was charged to operations during 1996.

            In April 1998, the Company employed a new president, who was terminated during November 30, 1998. Pursuant to a letter agreement, the former president received a base salary of $104,000 per annum, of which $70,000 was charged to the 1998 operations. The Company is currently negotiating with its former president for disputed compensation.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (Continued)

            Consulting Agreements/Commitments

            Commencing January 1, 1997, the Company agreed to pay a consultant and advisor to the Company who is also a shareholder of the Company, monthly consulting fees of $16,667. This agreement expired on December 31, 1997.

            The Company engages ERBC under an oral agreement to develop business plans, develop business opportunities in the European Union, Russian and Ukraine and for the evaluation of various technologies held by former instrumentalities in the former Soviet Union. The Company paid ERBC for consulting services $16,200 for the year ended December 31, 1996.

            On April 15, 1996, the Company entered into a consulting agreement with a director, who also served as the Company's Chairman from January 23, 1998 through December 12, 1998. The April 15, 1996 agreement provides for the consultant to evaluate technologies acquired by the Company for the purpose of introducing such technologies to potential licensees. The agreement provides for a payment of $10,000 and issuance of 20,000 shares of common stock as consideration for services performed through September 15, 1996. Commencing October 15, 1996 through April 15, 1998, the Company is obligated to pay $2,000 and issue 4,000 shares of common stock on a monthly basis as compensation for the consulting services through the earlier of April 15, 1998 or the termination date. On December 12, 1998, the consulting agreement was terminated.

            In July 1996, as amended, the Company entered into a consulting agreement with a consultant to provide financial public relations services to the Company for a term of two years. The agreement can be terminated by the Company at the end of any calendar quarter by providing one week's written notice to the consultant. The agreement provided that the consultant initially receive monthly payments of $2,500, increased to $5,000, effective November 1996. Also, the consultant was granted an option to acquire up to 12,500 shares of common stock in each calendar quarter at an exercise price equal to the ask price per share on July 1 of each year as reported by National Quotation Bureau. During 1996 and 1997, options to acquire up to 25,000 common shares at $2.50 per share, and 50,000 common shares at $6.75 per share, respectively, have vested under this agreement. Each option shall has a term of one year. The options were not exercised by the consultant and expired during November 1998. The consulting agreement was terminated in November of 1998.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (Continued)

            Consulting Agreements/Commitments (Continued)

            On November 2, 1996, the Company entered into a two-year consulting agreement for certain technology advisory services, including the evaluation of nuclear waste disposal technologies acquired by the Company for the purpose of introducing such technologies to potential licensees. The Company is obligated to pay $4,000 and issue 20,000 shares of common stock for services performed through November 15, 1996. Commencing December 15, 1996, the consultant is obligated to receive $4,000 and 4,000 shares of common stock on a monthly basis as compensation during the term of the agreement. Commencing November 1, 1998, the date the two-year consulting agreement expired, the Company and the consultant agreed to continue the former agreement on a month-to-month basis at the previous compensation arrangement.

            In December 1996, effective November 30, 1996, the Company entered into a two-year consulting agreement for certain advisory services, including directing a technology development branch in Israel. The advisor was paid $2,000 and issued 5,000 shares of common stock for services performed through November 15, 1996. Commencing January 1, 1997, on a monthly basis, the advisor will receive as compensation $1,000 and 2,000 shares of common stock during the term of the agreement. On December 1, 1997, the agreement was revised for a term of two years commencing on December 1, 1997. The revised agreement states that, on a monthly basis, the compensation will increase to $3,000 and 4,000 shares of common stock. Effective April 1, 1998, the Company agreed to increase the consultant's cash compensation to $5,000 per month, and will issue a number of shares of common stock equal to $6,000 per month. The number of shares will be determined based on the bid price 5 days prior to issuance.

            In December 1996, the Company entered into a consulting agreement for certain services, including establishing a technology development branch is Israel, for a period of two years. The Company is obligated in January 1997 to pay $2,000 and issued 5,000 shares of its common stock for services rendered through the date of the agreement. In addition, commencing January 1, 1997, the advisor will receive as compensation $1,000 and 1,000 shares of common stock during the term of the agreement. The agreement was terminated effective January 1, 1998.

            In December 1996, the Company entered into a consulting agreement with a shareholder of the Company for certain technology advisory services, including establishing a technology development branch in Israel, for a term of two years. Under the agreement, on April 1, 1997, the Company will pay an introductory sum of $2,000 and issue 5,000 shares of common stock. Commencing April 1, 1997, the shareholder will receive $1,000 on a monthly basis as compensation during the term of the agreement. The agreement was terminated effective January 1, 1998.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (Continued)

            Consulting Agreements/Commitments (Continued)

            In December 1996, the Company entered into a two-year consulting agreement for certain advisory services, including managing a technology development branch in Israel. The advisor was paid $2,000 and issued 5,000 shares of common stock for services performed through November 15, 1996. Commencing January 1, 1997, on a monthly basis, the advisor will receive as compensation $1,000 and 2,000 shares of common stock during the term of the agreement. On December 1, 1997, the agreement was revised for a term of two years commencing on December 1, 1997. The revised agreement states that, on a monthly basis, the compensation will increase to $3,000 and 4,000 shares of common stock. Effective April 1, 1998, the Company agreed to increase the consultant's cash compensation to $5,000 per month, and will issue a number of shares of common stock equal to $6,000 per month. The number of shares will be determined based on the closing bid price 5 days prior to issuance.

            On April 1, 1998, the Company entered into a one-year consulting agreement for marketing and advisory services related to the Company's technologies. The agreement provides for a monthly fee of $11,000, payable in $5,000 in cash and the issuance of a number of shares of common stock equal to $6,000. The number of shares will be determined based on the closing bid price five days prior to issuance.

            International Operations

            The Company has strategic alliances, collaboration agreements and licensing agreements with entities which are based in Russia and Ukraine. Both of these countries have experienced volatile and frequently unfavorable economic, political and social conditions. The Russian economy and the Ukraine economy are characterized by declining gross domestic production, significant inflation, increasing rates of unemployment and underemployment, unstable currencies, and high levels of governmental debt as compared to gross domestic production. The prospects of wide-spread insolvencies and the collapse of various economic sectors exist in both countries.

            In view of the foregoing, the Company's business, earnings, asset values and prospects may be materially and adversely affected by developments with respect to inflation, interest rates, currency fluctuations, government policies, price and wage controls, exchange control regulations, taxation, expropriation, social instability, and other political, economic or diplomatic developments in or affecting Russia and Ukraine. The Company has no control over such conditions and developments, and can provide no assurance that such conditions and developments will not adversely affect the Company's operations.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (Continued)

            Risk of Environmental Liability; Present Lack of Environmental Liability Insurance

            The Company's radioactive contaminant technology is subject to numerous national and local laws and regulations relating to the storage, handling, emission, transportation and discharge of such materials, and the use of specialized technical equipment in the processing of such materials. There is always the risk that such materials might be mishandled, or that there might be equipment or technology failures, which could result in significant claims for personal injury, property damage, and clean-up or remediation. Any such claims against the Company could have a material adverse effect on the Company. The Company does not presently carry any environmental liability insurance, and may be required to obtain such insurance in the future in amounts that are not presently predictable. There can be no assurance that such insurance will provide coverage against all claims, and claims may be made against the Company (even if covered by insurance policies) for amounts substantially in excess of applicable policy limits. Any such event could have a material adverse effect on the Company.

            Concentration of Credit Risk

            Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash which is at one bank. Future concentration of credit risk may arise from trade accounts receivable. Ongoing credit evaluations of customers' financial condition will be performed and, generally, no collateral will be required.

            Litigation

            In December 1997, Raymond Dirks, Jessy Dirks, Robert Brisotti and David Morris filed an action in the Supreme Court for the State of New York, County of New York, against Eurotech, Ltd. for breach of contract, seeking injunctive relief, specific performance and monetary damages of nearly $5 million (the "Dirks Litigation"). The Dirks Litigation arises solely from an agreement between Eurotech and National Securities Corporation ("National") relating to financial advisory services to be performed by National Securities Corporation, a broker/dealer with which the plaintiffs were affiliated and of which Raymond Dirks Research was a division. Eurotech granted National a warrant certificate for 470,000 shares at $1.00 per share as a retainer for general financial advisory services. In conjunction with the separation of the plaintiffs and Raymond Dirks Research from National Securities Corporation, National assigned a significant portion of the warrant certificate to the plaintiffs. It is Eurotech's position that the warrant certificate is voidable.

            The plaintiffs allege, among other things, that they are entitled to damages composed of both the value of the stock on the date of their purported exercise of an alleged assignment of the warrant certificate, and the decrease in value of the price of the stock since the date of their purported exercise. Eurotech believes that the plaintiffs have significantly overstated their monetary damage claim and that, having sought monetary damages, the plaintiffs are not entitled to any type of equitable relief.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (Continued)

            Litigation

            Process was served upon Eurotech at its California office in late January 1998. Based on the advice of its outside counsel, Eurotech believes that the plaintiffs' claims will be resolved favorably to the Company. However, it is possible that the Company will be adjudged liable in the Dirks Litigation, and if so, the resolution of the litigation could have a material adverse effect on the Company.

            Former Employee Dispute

            The former president has advised the Company that he believes that he was wrongfully terminated under the provisions of a certain employment agreement allegedly executed by the Company in his behalf, and has made demand for certain payments, as provided in the employment agreement in his possession. The Company has taken the position that there is no valid employment agreement with the former president and that he is not entitled to the payments demanded and is attempting to negotiate a settlement of the matter. The Company is unable to predict the outcome of this matter or any potential liability, which the Company may incur.

            NOTE 14 - SUPPLEMENTAL CASH FLOW INFORMATION

            Non-Cash Transactions

            1996:

            During the year ended December 31, 1996, the Company issued 4,440,036 shares of common stock to settle liabilities of $1,381,736 associated with consulting services and financing costs.

            1997:

            During the year ended December 31, 1997, the Company issued 205,000 shares of common stock to settle liabilities of $839,550 associated with consulting services.

            1998:

            During the year ended December 31, 1998, a holder of debentures exercised the right under the November 27, 1997 convertible debenture bond agreement to convert principal of $30,000 and accrued interest of $2,194 into 100,002 shares of the Company's common stock.

                                 EUROTECH, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 15 - ABORTED PROPOSED INITIAL PUBLIC OFFERING OF PREFERRED STOCK

            In June of 1997, the Company had determined not to proceed with a previously contemplated, initial public offering of preferred stock. Costs in connection therewith, aggregating $75,000, were charged to operations during the year ended December 31, 1997.

NOTE 16 - SUBSEQUENT EVENTS

            Secured Promissory Note

      On January 6, 1999, the Company's Chairman and the majority convertible debt holder agreed to provide $500,000 of short-term financing to the Company, $450,000 payable on January 6, 1999 and $50,000 payable on March 31, 1999. In exchange for this financing, the Company issued two secured promissory notes. Each secured promissory note bears interest at 8% per annum and is due January 6, 2000. The promissory notes are collateralized by the Company's intangible assets and can be exchanged for 8% Convertible Debentures under terms similar to the current outstanding debentures discussed in Note 11. As additional consideration for the financing, the Company issued to the secured promissory note holders warrants to purchase 84,750 shares of the Company's common stock at the average market value for five trading days immediately preceding the issuance date. The warrants expire five years from January 6, 1999.

            Employment AgreementS

      On January 11, 1999, the Company entered into an employment agreement with its THEN president. The agreement, which has been terminated, provided for $2,000 per week salary.

      On July 7, 1999, the Company's current President took office at a salary of 100,000 per year plus the issuance to him of 50,000 shares of common stock.

            Investment in KRH

      On September 9, 1999, the company acquired 6,795,000 of KRHL in exchange for the Issuance of to CIS Development Corp. of 4,530,000 the common stock of the company.

            Increase in Investment in Chemonol

            As discussed in Note 3, the Company has a 20% interest in Chemonol, an Israeli research and development company. On January 20, 1999, the Company entered into an agreement to invest $300,000 in exchange for an additional 16% of Chemonol's voting stock. The agreement provides for the Company to make four
(4) equal payments of $75,000 on March 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000. At the completion of the transaction, the Company will own 36% of Chemonol.

      No dealer, sales representative or any other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                -----------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary                                                            2
Selected Consolidated Financial Data                                          4
Risk Factors                                                                  6
Use of Proceeds                                                              12
Dividends                                                                    12
Capitalization                                                               14
Our Management's Discussion and Analysis
  of Results of Operations and
  Financial Condition                                                        15
Our Business                                                                 19
Market Price of Common Stock                                                 29
Management                                                                   31
Principal and Selling Shareholders                                           36
Certain Transactions                                                         40
Description of Securities                                                    42
Shares Eligible for Future Sale                                              42
Plan of Distribution                                                         43
Legal Matters                                                                43
Experts                                                                      43
Additional Information                                                       44
Index to Financial Statements                                                45

                                -----------------

================================================================================

================================================================================

                                 EUROTECH, LTD.

                        11,971,942 Shares of Common Stock

                               ------------------
                                   PROSPECTUS
                               ------------------